UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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UGI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of January 24, 2013

Annual Meeting and

Proxy Statement

BOX 858 VALLEY FORGE, PA 19482 — 610-337-1000

LON R. GREENBERG

Chairman and

Chief Executive Officer

December 11, 2012

Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Thursday, January 24, 2013. At the meeting, we will review UGI’s performance for Fiscal 2012 and our expectations for the future.

I would like to take this opportunity to remind you that your vote is important. On December 11, 2012, we mailed our shareholders a notice containing instructions on how to access our 2012 proxy statement and annual report and vote online. Please read the proxy materials and take a moment now to vote online or by telephone as described in the proxy voting instructions. Of course, if you received these proxy materials by mail, you may also vote by completing the proxy card and returning it by mail.

I look forward to seeing you on January 24th and addressing your questions and comments.

Sincerely,

Lon R. Greenberg

460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

BOX 858 VALLEY FORGE, PA 19482 — 610-337-1000

December 11, 2012

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of UGI Corporation will be held on Thursday, January 24, 2013, at 10:00 a.m., at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania. Shareholders will consider and take action on the following matters:

1.  election of nine directors to serve until the next annual meeting of Shareholders;

2.  a non-binding advisory vote on a resolution to approve UGI Corporation’s executive compensation;

3.  approval of the Company’s 2013 Omnibus Incentive Compensation Plan;

4.  ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013; and

5.  transaction of any other business that is properly raised at the meeting.

Monica M. Gaudiosi

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on January 24, 2013:

This Proxy Statement and the Company’s 2012 Annual Report are available at www.ugicorp.com.

2012 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. The summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	10:00 a.m. (Eastern Time), January 24, 2013

Place:	Desmond Hotel and Conference Center, Ballrooms A & B
One Liberty Boulevard, Malvern, Pennsylvania

Record Date:	November 13, 2012

Voting:	Shareholders as of close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted on.

Meeting Agenda

1.	Election of nine directors;
2.	Non-binding advisory vote on a resolution to approve the compensation of our named executive officers;
3.	Approval of 2013 Omnibus Incentive Compensation Plan; and
4.	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for Fiscal 2013.

UGI Corporation’s Board of Directors recommends that you vote FOR the election of each of the director nominees and FOR Proposals 2, 3 and 4.

Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Director			Committee		Memberships
Name	Age	Since	Occupation	Independent	AC	CC	CG	EC
Lon R. Greenberg	62	1994	UGI Corporation Chairman and CEO					X
Marvin O. Schlanger (Presiding Director)	64	1998	Chairman and CEO of CEVA Group, Plc	X		C	X	C
Richard W. Gochnauer	63	2011	Former CEO of United Stationers Inc.	X			X
Frank S. Hermance	63	2011	Chairman and CEO of Ametek Inc.	X		X
Ernest E. Jones	68	2002	President of EJones Consulting, LLC	X		X	C
Anne Pol	65	1999	Former President and COO of Trex Enterprises Corporation	X	X	X
M. Shawn Puccio	50	2009	Senior Vice President, Finance of Saint-Gobain Corporation	X	X
Roger B. Vincent	67	2006	Former President of Springwell Corporation	X	C			X
John L. Walsh	57	2005	UGI Corporation President and COO

AC        Audit Committee

CC        Compensation and Management Development Committee

CG        Corporate Governance Committee

EC        Executive Committee

C          Chairman

Advisory Vote to Approve Named Executive Officer Compensation

We are asking shareholders to approve, on an advisory basis, UGI Corporation’s executive compensation, including our executive compensation policies and practices and the compensation of our named executive officers. The Board recommends a FOR vote because it believes that the compensation policies and practices are effective in achieving UGI Corporation’s goals of paying for performance and aligning the executives’ long-term interests with those of our shareholders. Information regarding our executive compensation program is set forth below. A more detailed description is set forth in this Proxy Statement beginning on page 27.

•	Objectives and Components of our Compensation Program

Our compensation program for our named executive officers is designed to provide a competitive level of total compensation necessary to attract and retain talented and experienced executives. Additionally, our compensation program is intended to motivate and encourage our executives to contribute to our success and reward our executives for leadership excellence and performance that promotes sustainable growth in shareholder value. As described in this Proxy Statement, a substantial portion of our executive compensation is based on performance.

In Fiscal 2012, the components of our compensation program included salary, annual bonus awards, long-term incentive compensation (performance unit awards and UGI Corporation stock option grants), one-time discretionary equity grants, perquisites, retirement benefits and other benefits, all as described in greater detail in the COMPENSATION DISCUSSION AND ANALYSIS of this Proxy Statement.

•	Compensation and Corporate Governance Practices

¡  The Compensation and Management Development Committee is composed entirely of directors who are independent and utilizes the services of Pay Governance LLC, an independent outside compensation consultant.

¡  A substantial portion of executive compensation is allocated to performance-based compensation, including long-term awards to align executive officers’ interests with shareholders’ interests and enhance long-term performance. For example, in Fiscal 2012 80% of Mr. Greenberg’s principal compensation components were variable and tied to UGI Corporation’s financial performance or total shareholder return.

¡  During Fiscal 2012, we implemented a recoupment policy for incentive-based compensation paid or awarded to current and former executive officers in the event of a significant restatement of UGI Corporation’s financial results.

¡  In our change in control agreements, termination of employment is required for payment (referred to as a “double trigger”).

¡  We have meaningful stock ownership guidelines. See COMPENSATION OF EXECUTIVE OFFICERS — Stock Ownership Guidelines in this Proxy Statement.

•	Pay for Performance

Our executive compensation program allows the Compensation and Management Development Committee and the Board to determine pay based on a comprehensive view of quantitative and qualitative factors designed to enhance shareholder value and align the long-term interests of executives and shareholders. For example, Mr. Greenberg did not receive a performance unit payout in Fiscal 2012 for the 2009-2011 performance period as a result of UGI Corporation’s total shareholder return (30th percentile) relative to its peer group during that performance period. For the 2008-2010 performance period, UGI Corporation’s total shareholder return exceeded all companies but one in its peer group (97th percentile) and Mr. Greenberg received a performance unit payout of $4,578,638 during Fiscal 2011. For additional information on the alignment between our financial results and executive officer compensation, see the COMPENSATION DISCUSSION AND ANALYSIS (beginning on page 27 of this Proxy Statement).

2013 Omnibus Incentive Compensation Plan

UGI Corporation’s Board of Directors has approved the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the “Plan”), subject to shareholder approval, and is submitting the Plan to the shareholders for approval. The total aggregate number of shares of our common stock that may be issued under the Plan is 14,500,000 shares. The purpose of the Plan is to provide an incentive to our employees and directors to contribute to our economic success by continuing to align their interests with the interests of the shareholders through grants of equity-based awards and cash awards. Information regarding the Plan is set forth in ITEM 3 – APPROVAL OF UGI CORPORATION 2013 OMNIBUS INCENTIVE COMPENSATION PLAN of this Proxy Statement.

Ratification of Auditors

We are asking that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013. The fees billed by PricewaterhouseCoopers LLP in Fiscal 2012 and Fiscal 2011 are set forth on page 27 of this Proxy Statement.

UGI CORPORATION

460 North Gulph Road

King of Prussia, Pennsylvania 19406

PROXY STATEMENT

ANNUAL MEETING INFORMATION

This proxy statement contains information related to the Annual Meeting of Shareholders of UGI Corporation (the “Company”) to be held on Thursday, January 24, 2013, beginning at 10:00 a.m., at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania and at any postponements or adjournments thereof. Directions to The Desmond Hotel and Conference Center appear on page B-1. This proxy statement was prepared under the direction of the Company’s Board of Directors to solicit your proxy for use at the Annual Meeting. It was made available to shareholders on or about December 11, 2012.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

The Company has elected to provide access to the proxy materials over the Internet. We believe that this initiative enables the Company to provide proxy materials to shareholders more quickly, reduce the impact of our Annual Meeting on the environment, and reduce costs.

Who is entitled to vote?

Shareholders of record of our common stock at the close of business on November 13, 2012 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. Each shareholder has one vote per share on all matters to be voted on. On November 13, 2012, there were 112,704,763 shares of common stock outstanding.

What am I voting on?

You will be asked to elect nine nominees to serve on the Company’s Board of Directors, to provide an advisory vote on the Company’s executive compensation, to approve the Company’s 2013 Omnibus Incentive Compensation Plan and to ratify the appointment of our independent registered public accounting firm for the fiscal year ending September 30, 2013 (“Fiscal 2013”). The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote (i) FOR the election of each of the nominees for Director, (ii) FOR the approval, by advisory vote, of the compensation paid to our named executive officers, (iii) FOR approval of the 2013 Omnibus Incentive Compensation Plan, and (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013.

How do I vote?

You may vote in one of three ways:

•	Over the Internet

If your shares are registered in your name:  Vote your shares over the Internet by accessing the Computershare proxy online voting website at: www.envisionreports.com/UGI and following the on-screen instructions. You will need the control number that appears on your Notice of Availability of Proxy Materials when you access the web page.

If your shares are held in the name of a broker, bank or other nominee:  Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

•	By Telephone

If your shares are registered in your name:  Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-652-8683 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your Notice of Availability of Proxy Materials when you call.

If your shares are held in the name of a broker, bank or other nominee:  Vote your shares over the telephone by following the voting instructions you receive from such broker, bank or other nominee.

•	By Mail

If you received these annual meeting materials by mail:  Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. Also, you can vote online or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote by telephone, please have your proxy card and control number available.

How can I vote my shares held in the Company’s Employee Savings Plans?

You can instruct the trustee for the Company’s Employee Savings Plans to vote the shares of stock that are allocated to your account in the UGI Stock Fund. If you do not vote your shares, the trustee will vote them in proportion to those shares for which the trustee has received voting instructions from participants. Likewise, the trustee will vote shares held by the trust that have not been allocated to any account in the same manner.

How can I change my vote?

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. If you are a shareholder of record and you returned a paper proxy card, you can write to the Company’s Corporate Secretary at our principal offices, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, stating that you wish to revoke your proxy and that you need another proxy card. Alternatively, you can vote again, either over the Internet or by telephone. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and following their procedure for revocation. If you are a shareholder of record and you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote. If your shares are held through a broker, bank or other nominee, and you wish to vote by ballot at the meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the meeting to exchange for a ballot. Your last vote is the vote that will be counted.

What is a quorum?

A quorum of the holders of the outstanding shares must be present for the Annual Meeting to be held. A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to vote.

How are votes, abstentions and broker non-votes counted?

Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.

A broker non-vote occurs when a broker, bank or other nominee holding shares on your behalf does not receive voting instructions from you. If that happens, the broker, bank or other nominee may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the ratification of the appointment of the Company’s independent registered public accounting firm. On non-routine matters, such as the approval of the 2013 Omnibus Incentive Compensation Plan, the broker, bank or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on routine matters or is barred from doing so because the matter is non-routine. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law.

As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulation.

What vote is required to approve each item?

The Director nominees will be elected by a plurality of the votes cast at the Annual Meeting.

The approval, by advisory vote, of UGI Corporation’s executive compensation requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the 2013 Annual Meeting. This vote is advisory in nature and therefore not binding on UGI Corporation, the Board of Directors or the Compensation and Management Development Committee. However, our Board of Directors and the Compensation and Management Development Committee value the opinions of the Company’s shareholders and will consider the outcome of this vote in their future deliberations on the Company’s executive compensation programs.

Approval of the 2013 Omnibus Incentive Compensation Plan and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013 requires the affirmative vote of a majority of the votes cast at the meeting to be approved.

Who will count the vote?

Computershare Inc., our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What are the deadlines for Shareholders’ proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action as follows:

•

Shareholders who wish to include a proposal in the Company’s proxy statement and proxy for its 2014 annual meeting must comply in all respects with SEC rules relating to such inclusion and must submit the proposals no later than August 13, 2013.

•

With respect to shareholder proposals that are not intended for inclusion in the Company’s proxy materials for the 2014 annual meeting, if such a proposal is raised at the meeting, the proxy holders will have discretionary authority to vote on the matter if the Company does not receive notice of the proposal by October 28, 2013 or, if the proposal is so received by October 28, 2013, either the Company does not include advice on the nature of the matter and how the proxy holders intend to vote on the proposal or the proposal is made in connection with certain proxy contests.

All proposals and notifications should be addressed to the Corporate Secretary.

How much did this proxy solicitation cost?

The Company has engaged Georgeson Inc. to solicit proxies for the Company for a fee of $7,500 plus reasonable expenses for additional services. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain Directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table shows the number of shares beneficially owned by each Director, by each of the executive officers named in the Summary Compensation Table – Fiscal 2012, and by all Directors and executive officers as a group. The table shows their beneficial ownership as of October 1, 2012. The percentage of ownership for each person or group is based on 112,620,421 shares of common stock issued and outstanding as of October 1, 2012.

Our subsidiary, AmeriGas Propane, Inc. (“AmeriGas Propane”), is the General Partner of AmeriGas Partners, L.P. (“AmeriGas Partners”), one of our consolidated subsidiaries and a publicly-traded limited partnership. The table also shows, as of October 1, 2012, the number of common units of AmeriGas Partners, and phantom units representing common units, beneficially owned by each Director and named executive officer, and by all Directors and executive officers as a group.

Mr. Greenberg beneficially owns approximately 1.7 percent of the outstanding common stock. Each other person named in the table beneficially owns less than 1 percent of the outstanding common stock and less than 1 percent of the outstanding common units of AmeriGas Partners. Directors and named executive officers as a group own approximately 3.4 percent of the outstanding common stock and less than 1 percent of the outstanding common units of AmeriGas Partners. For purposes of reporting total beneficial ownership, shares that may be acquired within 60 days of October 1, 2012 through UGI Corporation stock option exercises are included.

Beneficial Ownership of Directors, Nominees and Named Executive Officers

Name	Number of Shares of UGI Common Stock(1)	Number of UGI Stock Units Held Under 2004 Plan(2)	Exercisable Options For UGI Common Stock	Number of AmeriGas Partners, L.P. Common Units	Number of AmeriGas Partners, L.P. Phantom Units(3)

Stephen D. Ban	16,496(4)	68,210(5)	76,500	0	1,579

Eugene V. N. Bissell	67,297(6)	0	220,000	60,800(6)	0

Monica M. Gaudiosi	3,300	0	0	0	0

Richard W. Gochnauer	0	5,189	17,000	0	0

Lon R. Greenberg	345,060(7)	0	1,645,000	15,000	0

Bradley C. Hall	46,037(8)	0	111,666	0	0

Frank S. Hermance	65,000(9)	3,836	12,750	0	0

Ernest E. Jones	7,711	32,928	76,500	0	0

Anne Pol	3,135	69,682	82,500	0	0

M. Shawn Puccio	3,550	10,715	34,000	0	0

Marvin O. Schlanger	9,724(10)	57,663	76,500	1,000(10)	1,579

Jerry E. Sheridan	1,237(11)	0	112,777	19,244(12)	0

François Varagne	42,239	0	0	0	0

Roger B. Vincent	10,000	19,633	59,500	6,000	0

John L. Walsh	144,458(13)	0	560,000	7,000(13)	0

Directors and executive officers as a group (18 persons)	771,016	267,856	3,157,359	109,044	3,158

(1)	Sole voting and investment power unless otherwise specified.

(2)	The UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006 (the “2004 Plan”) provides that stock units will be converted to shares and paid out to Directors upon their retirement or termination of service.

(3)	The AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P. provides that phantom units will be converted to common units and paid out to Directors upon their retirement or termination of service.

(4)	Dr. Ban’s shares are held in a revocable trust.

(5)	Dr. Ban’s stock units are held jointly with his spouse.

(6)	Mr. Bissell’s shares and common units are held jointly with his spouse.

(7)	Mr. Greenberg holds 218,474 shares jointly with his spouse and 66,977 shares in a charitable trust for which Mr. Greenberg and his spouse are co-trustees.

(8)	3,500 of these shares are held by a family partnership, of which Mr. Hall’s spouse is a 25% beneficial owner, and Mr. Hall holds 12,571 of these shares in his 401(k) Savings Plan.

(9)	Mr. Hermance holds these shares jointly with his spouse.

(10)	Mr. Schlanger’s spouse holds 2,000 shares and all common units shown. Mr. Schlanger disclaims beneficial ownership of the shares and common units owned by his spouse.

(11)	Mr. Sheridan holds these shares in his 401(k) Savings Plan.

(12)	Mr. Sheridan holds 19,244 common units jointly with his spouse.

(13)	Mr. Walsh’s shares and common units are held jointly with his spouse.

Section 16(a) – Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our Directors, certain officers and 10 percent beneficial owners to report their ownership of shares and changes in such ownership to the SEC. Based on our records, we believe that, during the fiscal year ended September 30, 2012 (“Fiscal 2012”), all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them, except for Mr. Greenberg. Mr. Greenberg was inadvertently late in filing a Form 4 to report a gift of 612 shares of Company common stock made to a charitable organization. Mr. Greenberg filed a Form 4 on September 21, 2012 to correct the oversight.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock. The ownership information below is based on information reported on a Schedule 13D or Schedule 13G as filed with the SEC.

Securities Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	11,415,691(2)	10.1%

Common Stock	State Street Corporation One Lincoln Street Boston, MA 02111	6,203,121(3)	5.5%

Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,879,139(4)	6.1%

(1)	Based on 112,704,763 shares of common stock issued and outstanding at November 13, 2012.
(2)	The reporting person, and certain related entities, has shared voting with respect to 8,019,596 shares and shared investment power with respect to 11,415,691 shares.
(3)	The reporting person, and certain related entities, has sole voting power and sole investment power with respect to 6,203,121 shares.
(4)	The reporting person, and certain related entities, has sole voting power and sole investment power with respect to 6,879,139 shares.

ITEM 1 – ELECTION OF DIRECTORS

NOMINEES

Nine Directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. Nine members of the Board of Directors elected at last year’s annual meeting are standing for re-election this year. Dr. Ban will retire from the Board of Directors effective as of the Annual Meeting, having reached the mandatory retirement age.

The nominees are as follows:

LON R. GREENBERG

Director since 1994

Age 62

Mr. Greenberg has been Chairman of the Board of Directors of UGI since 1996 and Chief Executive Officer since 1995. He was formerly President (1994 to 2005), Vice Chairman of the Board (1995 to 1996), and Senior Vice President – Legal and Corporate Development (1989 to 1994). Mr. Greenberg also serves as a Director of UGI Utilities, Inc., AmeriGas Propane, Aqua America, Inc. and Ameriprise Financial, Inc. As previously announced, Mr. Greenberg will retire from his position as Chief Executive Officer of UGI in the spring of 2013 and will serve as Non-Executive Chairman of the Board of Directors following his retirement.

MARVIN O. SCHLANGER

Director since 1998

Age 64

Mr. Schlanger is a Principal in the firm of Cherry Hill Chemical Investments, LLC (a management services and capital firm for chemical and allied industries) (since 1998). Mr. Schlanger also serves as Chief Executive Officer (since October 2012) and Chairman of the Board (since 2009) of CEVA Group, Plc (an international logistics supplier) and as Chairman of the Supervisory Board of LyondellBasell Industries NV (since 2010). He was previously Chairman, Chief Executive Officer and President of Resolution Performance Products, LLC (a manufacturer of specialty and intermediate chemicals) (2000 to 2005), Chairman of Covalence Specialty Materials Corp. (2006 to 2007), Chairman of Resolution Specialty Materials, LLC (2004 to 2005) and Vice Chairman of Hexion Specialty Materials, LLC (2005 to 2010). Mr. Schlanger also serves as a Director of UGI Utilities, Inc., AmeriGas Propane, Taminco Global Chemical Holdings, LLP and Momentive Specialty Chemicals Holdings, LLC.

ANNE POL

Director 1993 through 1997 and

since December 1999

Age 65

Mrs. Pol retired in 2005 as President and Chief Operating Officer of Trex Enterprises Corporation (a high technology research and development company), a position she had held since 2001. She previously served as Senior Vice President (1998 to 2001) and Vice President (1996 to 1998) of Thermo Electron Corporation (an environmental monitoring and analytical instruments company and a major producer of recycling equipment, biomedical products and alternative energy systems). Mrs. Pol also served as President of Pitney Bowes Shipping and Weighing Systems Division, a business unit of Pitney Bowes Inc. (mailing and related business equipment) (1993 to 1996); Vice President of New Product Programs in the Mailing Systems Division of Pitney Bowes Inc. (1991 to 1993); and Vice President of Manufacturing Operations in the Mailing Systems Division of Pitney Bowes Inc. (1990 to 1991). Mrs. Pol also serves as a Director of UGI Utilities, Inc.

ERNEST E. JONES

Director since 2002

Age 68

Mr. Jones is President of EJones Consulting, LLC (since 2011) (a company that provides management consulting services to non-profit organizations). He retired from his position as President and Chief Executive Officer of Philadelphia Workforce Development Corporation (an agency that funds, coordinates and implements employment and training activities in Philadelphia, Pennsylvania) in 2010, having served in that capacity since 1998. He formerly served as President and Executive Director of the Greater Philadelphia Urban Affairs Coalition (1983 to 1998) and as Executive Director of Community Legal Services, Inc. (1977 to 1983). Mr. Jones also serves as a Director of the African American Museum in Philadelphia, the Philadelphia Contributionship, Vector Security, Inc. and UGI Utilities, Inc. He previously served as a Director of PARADIGM Global Advisors LLC, ending in 2009, and Thomas Jefferson University, ending in 2012.

JOHN L. WALSH

Director since April 2005

Age 57

Mr. Walsh is a Director and President and Chief Operating Officer of UGI (since 2005). In addition, Mr. Walsh serves as a Director and Vice Chairman of AmeriGas Propane (since 2005) and UGI Utilities, Inc. (since 2005). Previously, he also served as President and Chief Executive Officer of UGI Utilities, Inc. (2009 to 2011). Mr. Walsh was the Chief Executive of

the Industrial and Special Products Division of the BOC Group plc (industrial gases), a position he assumed in 2001. He was also an Executive Director of BOC (2001 to 2005). He joined BOC in 1986 as Vice President-Special Gases and held various senior management positions in BOC, including President of Process Gas Solutions, North America (2000 to 2001) and President of BOC Process Plants (1996 to 2000). As previously announced, Mr. Walsh will be named President and Chief Executive Officer of UGI upon Mr. Greenberg’s retirement in the spring of 2013.

ROGER B. VINCENT

Director since February 2006

Age 67

Mr. Vincent is retired from his position as President of Springwell Corporation (a corporate finance advisory firm located in New York) (1989 to 2010). Mr. Vincent serves as Chairman of the Board of Trustees of the ING Unified Funds and as a Director of UGI Utilities, Inc. He previously served as a Director of AmeriGas Propane, the General Partner of AmeriGas Partners, L.P., ending in 2006.

M. SHAWN PUCCIO

Director since January 2009

Age 50

Ms. Puccio is Senior Vice President, Finance of Saint-Gobain Corporation, the North American business of Compagnie de Saint-Gobain (a global manufacturer and distributor of flat glass, building products, glass containers and high performance materials) (since 2006). Ms. Puccio was formerly Vice President, Finance (2005 to 2006) and Vice President, Internal Control Services (2002 to 2005) of Saint-Gobain. Prior to joining Saint-Gobain, she was a partner with PricewaterhouseCoopers LLP, a public accounting firm (1997 to 2002), having joined Pricewaterhouse in 1984. Ms. Puccio also serves as a Director of UGI Utilities, Inc.

RICHARD W. GOCHNAUER

Director since January 2011

Age 63

Mr. Gochnauer retired in May 2011 as Chief Executive Officer and a Director of United Stationers Inc. (a wholesale distributor of business products) (2002 to 2011). He previously served as President and Chief Operating Officer and Vice Chairman and President,

International, of Golden State Foods Corporation (a food service industry supplier) (1994 to 2002). Prior to that, Mr. Gochnauer served as Executive Vice President of the Dial Corporation, with responsibility for its household and laundry consumer products businesses. Mr. Gochnauer also serves as a Director of UGI Utilities, Inc., AmerisourceBergen Corporation and Golden State Foods Corporation.

FRANK S. HERMANCE

Director since September 2011

Age 63

Mr. Hermance is Chairman of the Board (since 2001) and Chief Executive Officer of Ametek Inc. (a global manufacturer of electronic instruments and electromechanical devices); previously, he served as President and Chief Operating Officer of Ametek Inc. (1996 to 1999). Mr. Hermance is a member of the Board of Trustees of the Rochester Institute of Technology. He also serves as a Director of UGI Utilities, Inc. and as a Director of the Greater Philadelphia Alliance for Capital and Technologies. He previously served as a Director of IDEX Corporation, ending in April 2012.

CORPORATE GOVERNANCE

The business of UGI Corporation is managed under the direction of the Board of Directors. As part of its duties, the Board oversees the corporate governance of the Company for the purpose of creating long-term value for its shareholders and safeguarding its commitment to its other stakeholders: our employees, our customers, our suppliers and creditors, and the communities in which we do business. To accomplish this purpose, the Board considers the interests of the Company’s stakeholders when, together with management, it sets the strategies and objectives of the Company. The Board also evaluates management’s performance in pursuing those strategies and achieving those objectives.

In carrying out its responsibilities under the guidelines set forth by the Principles of Corporate Governance, the Board will:

•	Approve the Company’s strategies and objectives and monitor the execution of strategies and the achievement of objectives;
•	Evaluate the performance, and approve the compensation of, the Chief Executive Officer and senior management;
•	Review plans for management succession;
•	Advise and counsel management;
•	Monitor codes of conduct and policies on corporate governance;
•	Establish and monitor Board and Committee structure;
•	Designate a Presiding Director; and
•	Assess Board and Board Committee performance.

The full text of the Company’s Principles of Corporate Governance can be found on the Company’s website, www.ugicorp.com, under Investor Relations and Corporate Governance. The Company has also adopted (i) a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and (ii) a Code of Business Conduct and Ethics for Directors, Officers and Employees. Both Codes and the Charters of the Corporate Governance, Audit, and Compensation and Management Development Committees of the Board of Directors are posted on the Company’s website, www.ugicorp.com, under Investor Relations and Corporate Governance. All of these documents are also available free of charge by writing to Hugh J. Gallagher, Treasurer, UGI Corporation, P.O. Box 858, Valley Forge, PA 19482, or by calling 1-800-844-9453.

Board Leadership Structure and Role in Risk Management

Our Board of Directors determines which leadership structure best serves its needs and those of our shareholders. Currently, Mr. Greenberg serves as both Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board believes that Mr. Greenberg’s service in both capacities has provided a single source of leadership and authority for the Board due to Mr. Greenberg’s unique, in-depth knowledge of the Company’s corporate strategy and operating history. In addition, Mr. Greenberg’s dual role has proven to be efficient and has contributed to effective communication between the Board and management. Given Mr. Greenberg’s willingness to serve as the Non-Executive Chairman of the Board following his retirement as Chief Executive Officer in the spring of 2013, the Board has determined that it is appropriate to separate the roles of Chairman and Chief Executive Officer. The Board believes that the combination of Mr. Walsh as the Company’s Chief Executive Officer and Mr. Greenberg as Non-Executive Chairman of the Board of Directors will serve the best interests of the Company following Mr. Greenberg’s retirement.

Mr. Schlanger currently serves as the Board’s Presiding Director. Each year, the Board designates an independent, Presiding Director who chairs periodic meetings of the independent Directors and serves as principal liaison between the Chairman and the other Directors on sensitive issues.

Assessing and managing risk is the responsibility of senior management of the Company. Senior management has developed an enterprise risk management process intended to identify, prioritize and monitor key risks that may affect the Company. Our Board plays an important role in overseeing management’s performance of these functions. In addition to general oversight by the Board, the Board has approved the charter of its Audit Committee, and the charter sets out the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management, the general auditor and the independent auditors the Company’s enterprise risk management policies and risk management processes, including major risk exposures, risk mitigation, and the design and effectiveness of the Company’s processes and controls to prevent and detect fraudulent activity.

In order to further assist the Board in its oversight of management’s activities in the areas of safety, environmental and regulatory compliance, the Board established a new Safety,

Environmental and Regulatory Compliance Committee in November 2012. The charter for the committee sets out the primary responsibilities of the committee, including policies, programs, procedures, initiatives and training related to safety, environmental and regulatory compliance, for the Company’s domestic and multinational business units.

Our businesses are subject to a number of risks and uncertainties, which are described in detail in our Annual Report on Form 10-K for the year ended September 30, 2012. Throughout the year, in conjunction with its regular business presentations to the Board and its committees, management highlights significant related risks and risk mitigation plans. Management also reports to the Audit Committee and the Board, and will report to the Safety, Environmental and Regulatory Compliance Committee on safety, environmental and regulatory compliance matters, on steps being taken to enhance management processes and controls in light of evolving market, business, regulatory and other conditions. The Chairman of the Audit Committee reports to the entire Board on the Audit Committee’s activities and decisions and the Chairman of the Safety, Environmental and Regulatory Compliance Committee will report to the entire Board on that committee’s activities and decisions. In addition, on an annual basis, an extended meeting of the Board is dedicated to reviewing the Company’s short and long-term strategies and objectives, including consideration of significant risks to the execution of those strategies and the achievement of the Company’s objectives.

Our Chairman and Chief Executive Officer is ultimately responsible for the effectiveness of the Company’s risk management processes and he is an integral part of our day-to-day execution of those processes. While Mr. Greenberg’s dual role has enabled him to effectively lead management’s risk management program and assist in the Board’s oversight of that program, we believe that separation of the two roles following Mr. Greenberg’s retirement as Chief Executive Officer will enhance the effectiveness of both the Board’s leadership structure and oversight of risk in light of Messrs. Greenberg’s and Walsh’s deep familiarity and long tenure with the Company and the industries in which it operates.

Board Independence

The Board of Directors has determined that, other than Messrs. Greenberg and Walsh, no Director has a material relationship with the Company and each Director satisfies the criteria for an “independent director” under the rules of the New York Stock Exchange. The Board of Directors has established the following guidelines to assist it in determining director independence: (i) if a Director serves as an officer, director or trustee of a non-profit organization, charitable contributions to that organization by the Company and its affiliates in an amount up to $250,000 per year will not be considered to result in a material relationship between such Director and the Company, and (ii) service by a Director or his immediate family member as an executive officer or employee of a company that makes payments to, or receives payments from, the Company or its affiliates for property or services in an amount that, in any of the last three fiscal years, did not exceed the greater of $1 million or 2 percent of such other company’s consolidated gross revenues will not be considered to result in a material relationship between such Director and the Company. In making its determination of independence, the Board of Directors considered ordinary business transactions between Ms. Puccio’s employer and subsidiaries of the Company that were in compliance with the categorical standards set by the Board of Directors for determining director independence.

The Board of Directors held 11 meetings in Fiscal 2012. All Directors attended at least 75% percent of the meetings of the Board of Directors and Committees of the Board of which they were members. Generally, all Directors attend the Company’s Annual Meetings of Shareholders, and each of the Company’s sitting Directors attended the 2011 Annual Meeting of Shareholders. Independent Directors of the Board also meet in regularly scheduled sessions without management. These sessions are led by our Presiding Director.

The Board of Directors has established the Audit Committee, the Compensation and Management Development Committee, the Executive Committee, the Corporate Governance Committee, and the Safety, Environmental and Regulatory Compliance Committee. All of these Committees are responsible to the full Board of Directors. The functions of and other information about these Committees are summarized below.

Board Committees

Audit Committee

•	Oversees the accounting and financial reporting processes of the Company and independent audits of the financial statements of the Company.

•	Oversees the adequacy of the Company’s controls relative to financial and business risk.

•	Monitors compliance with the Company’s enterprise risk management policies.

•	Appoints and approves the compensation of the Company’s independent accountants.

•	Monitors the independence of the Company’s independent registered public accounting firm and the performance of the independent accountants and the internal audit function.

•	Discusses with management, the general auditor and the independent auditor the Company’s policies with respect to risk assessment and risk management.

•	Provides a means for open communication among the Company’s independent accountants, management, internal audit staff and the Board.

•	Oversees compliance with applicable legal and regulatory requirements.

AUDIT COMMITTEE MEMBERS: R.B. Vincent (Chairman), A. Pol, and M.S. Puccio.

The Board of Directors has determined that all of the Audit Committee members – Mr. Vincent, Mrs. Pol and Ms. Puccio, qualify as “audit committee financial experts” in accordance with the applicable rules and regulations of the SEC. Each of the members of the Audit Committee is “independent” as defined by the New York Stock Exchange listing standards.

MEETINGS HELD LAST YEAR: 10

Compensation and Management Development Committee

•	Establishes executive compensation policies and programs.

•	Confirms that executive compensation plans do not encourage unnecessary risk-taking.

•	Recommends to the Board base salaries and target bonus levels for senior executive personnel.

•	Assists the Board in establishing a succession plan for the positions of Chairman of the Board and Chief Executive Officer.

•	Reviews the Company’s plans for management development and senior management succession.

•

Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and together with the other independent Directors on the Board, determines and approves the Chief Executive Officer’s compensation based upon such evaluation.

•	Reviews with management the COMPENSATION DISCUSSION AND ANALYSIS included in the Company’s proxy statement.

•	Approves the awards and payments to be made to senior executive personnel of the Company under its long-term compensation plans.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE MEMBERS: M.O. Schlanger (Chairman), F.S. Hermance, E.E. Jones, and A. Pol.

Each of the members of the Committee is “independent” as defined by the New York Stock Exchange listing standards.

MEETINGS HELD LAST YEAR: 4

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Management Development Committee are Messrs. Schlanger, Hermance and Jones and Mrs. Pol. None of the members is a former or current officer or employee of the Company or any of its subsidiaries, or is an executive officer of another company where an executive officer of UGI Corporation is a director.

Executive Committee

•	Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

EXECUTIVE COMMITTEE MEMBERS: M.O. Schlanger (Chairman), L.R. Greenberg, and R.B. Vincent.

MEETINGS HELD LAST YEAR: 2

Corporate Governance Committee

•	Identifies nominees and reviews the qualifications of persons eligible to stand for election as Directors and makes recommendations to the Board on this matter.

•	Reviews and recommends candidates for committee membership and chairs.

•	Advises the Board with respect to significant developments in corporate governance matters.

•	Reviews and assesses the performance of the Board and each Committee.

•	Reviews and recommends Director compensation.

•	Reviews Directors’ and officers’ indemnification and insurance coverage.

Selection and Evaluation of Board Candidates

The Corporate Governance Committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community, and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Committee seeks individuals who have a broad range of demonstrated abilities and accomplishments in areas of importance to the Company, such as general management, finance, energy distribution, international business, law and public sector activities. Directors should also possess a willingness to challenge and stimulate management and the ability to work as part of a team in a collegial atmosphere. The Committee also seeks individuals who are capable of devoting the required amount of time to serve effectively on the Board and its Committees. With respect to incumbent Directors, the Committee also considers past performance of the Director on the Board. As part of the process of selecting independent Board candidates, the Committee obtains an opinion of the Company’s General Counsel that there is no reason to believe that the Board candidate is not “independent” as defined by the New York Stock Exchange listing standards. The Committee generally relies upon recommendations from a wide variety of its business contacts, including current non-management Directors, executive officers, community leaders, and shareholders as a source for potential Board candidates. The Committee may also use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director. Mr. Hermance was recommended to the Committee as a possible nominee by a third-party executive search firm.

The Committee conducts an annual assessment of the composition of the Board and Committees and reviews with the Board the appropriate skills and characteristics required of Board members. When considering whether the Board’s Directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to satisfy the oversight responsibilities of the Board, the Committee and the Board considered primarily the information about the backgrounds and experiences of the nominees contained under the caption “Nominees” on pages 11 to 14. In particular, with regard to Mr. Greenberg, the Board considered his executive leadership and vision demonstrated in leading the Company’s successful growth for more than 17 years, and his extensive industry knowledge and experience. With regard to Mr. Schlanger, the Board considered his senior management experience as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of ARCO Chemical Company, a large public company, and his experience serving as chairman, director and committee member on the boards of directors of large public and private international companies, including his experience serving on boards of directors of public companies as a result of being nominated by a major shareholder. With regard to Mrs. Pol, the Board considered her significant experience as a senior executive managing high technology, traditional manufacturing and services businesses, including experience in human resource management, and her insight into government regulatory issues. With regard to Mr. Jones, the Board considered his extensive experience managing government and non-profit organizations as Chief Executive Officer, his public and private company directorship experience and his insight into workforce, regulatory, banking and legal issues. With regard to Mr. Walsh, the Board considered his expected appointment as Chief Executive Officer following Mr. Greenberg’s retirement, his experience managing the Company as Chief Operating Officer, his prior senior management experience with a global public company, and his broad industry knowledge and insight. With regard to Mr. Vincent, the Board considered his senior executive experience in banking and finance, and his extensive public and private company directorship and committee experience, including his experience as Chairman of the Board of a major mutual fund organization. With regard to Ms. Puccio, the Board considered her senior financial management experience with a global company and her extensive public accounting knowledge and experience. With regard to Mr. Gochnauer, the Board considered his experience as Chief Executive Officer of a large public company, his international business senior management experience, and his public and private company directorship experience. With regard to Mr. Hermance, the Board considered his senior management experience as a Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of a large global public company, his extensive international business experience, his public company directorship and committee experience, and his extensive mergers and acquisitions knowledge and experience.

Written recommendations by shareholders for director nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company’s bylaws do not permit shareholders to nominate candidates from the floor at an annual meeting without notifying the Corporate Secretary 45 days prior to the anniversary of the mailing date of the Company’s proxy statement for the previous year’s annual meeting. Notification must include certain information detailed in the Company’s bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.

CORPORATE GOVERNANCE COMMITTEE MEMBERS: E.E. Jones (Chairman), M.O. Schlanger, and R.W. Gochnauer.

Each of the members of the Committee is “independent” as defined by the New York Stock Exchange listing standards.

MEETINGS HELD LAST YEAR: 3

Safety, Environmental and Regulatory Compliance Committee

•	Reviews adequacy of and provides oversight with respect to the Company’s safety, environmental and regulatory compliance policies, programs, procedures, initiatives and training.

•	Reviews risks associated with the Company’s multinational businesses.

•	Reviews reports regarding the Company’s code of ethical conduct for employees to the extent relating to safety, environmental or regulatory compliance matters.

•	Discusses with management the Company’s safety results, environmental claims and regulatory compliance matters.

•	Discusses with management the regulatory environment within which the Company operates.

•	Periodically reports to the Board on safety, environmental and regulatory compliance matters.

SAFETY, ENVIRONMENTAL AND REGULATORY COMPLIANCE COMMITTEE MEMBERS: F. S. Hermance (Chairman), A. Pol and M. S. Puccio.

Communications with the Board

You may contact the Board of Directors or the non-management Directors as a group by writing to them c/o UGI Corporation, P.O. Box 858, Valley Forge, PA 19482. These contact instructions have been posted on the Company’s website at www.ugicorp.com under Investor Relations and Corporate Governance.

Any communications directed to the Board of Directors or the non-management Directors as a group from employees or others that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee of the Board.

All other communications directed to the Board of Directors or the non-management Directors as a group are initially reviewed by the General Counsel. The Chairman of the Corporate Governance Committee is advised promptly of any such communication that alleges misconduct on the part of Company management or raises legal, ethical or compliance concerns about Company policies or practices.

On a periodic basis, the Chairman of the Corporate Governance Committee receives updates on other communications that raise issues related to the affairs of the Company but do not fall into the two prior categories. The Chairman of the Corporate Governance Committee determines which of these communications he would like to see. The Corporate Secretary maintains a log of all such communications that is available for review for one year upon request of any member of the Board.

Typically, we do not forward to our Board of Directors communications from our shareholders or other parties that are of a personal nature or are not related to the duties and responsibilities of the Board, including customer complaints, job inquiries, surveys, polls and business solicitations.

COMPENSATION OF DIRECTORS

The table below shows the components of director compensation for Fiscal 2012. A Director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

Director Compensation Table – Fiscal 2012

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

S. D. Ban	67,000	137,455	35,637	0	0	0	240,092

R. W. Gochnauer	62,000	74,740	35,637	0	0	0	172,377

F.S. Hermance	62,000	72,445	35,637	0	0	0	170,082

E. E. Jones	67,000	102,345	35,637	0	941	0	205,923

A. Pol	67,000	138,920	35,637	0	611	0	242,168

M.S. Puccio	67,000	80,240	35,637	0	0	0	182,877

M. O. Schlanger	72,000	126,960	35,637	0	0	0	234,597

R. B. Vincent	72,000	89,115	35,637	0	0	0	196,752

(1)	Annual Retainers. In Fiscal 2012, the Company paid its non-management Directors an annual retainer of $62,000 for Board service and paid an additional annual retainer of $5,000 to members of the Audit Committee, other than the chairperson. The Company also paid an annual retainer to the chairperson of each of the Committees, other than the Executive Committee, as follows: Audit, $10,000; Compensation and Management Development, $10,000; and Corporate Governance, $5,000. The Company pays no meeting attendance fees. For Fiscal 2013, the annual retainer for Board service has been increased to $77,000. Additionally, the annual retainer for the chairperson of each of the Committees for Fiscal 2013 will be as follows: Audit, $15,000; Compensation and Management Development, $15,000; and Corporate Governance, $10,000. The Company will also pay its Presiding Director a retainer of $20,000 in Fiscal 2013.

(2)

Stock Awards.  All Directors named above received 2,550 stock units in Fiscal 2012 as part of their annual compensation. Effective with the January 2013 grant of stock units, non-employee Directors will receive 2,800 stock units as part of their Fiscal 2013 annual compensation. Each stock unit represents the right to receive a share of stock and dividend equivalents when the Director ends his or her service on the Board. Stock units earn dividend equivalents on each record date for the payment of a dividend by the Company on its shares. Accrued dividend equivalents are converted to additional stock units annually, on the last date of the calendar year, based on the closing stock price for the Company’s shares on the last trading day of the year. All stock units and dividend equivalents are fully vested when credited to the Director’s account. Account balances become payable 65 percent in shares and 35 percent in cash, based on the value of a share, upon retirement or termination of service. In the case of a change in control of the Company, the stock units and dividend equivalents will be paid in cash based on the fair market value of the Company’s common stock on the date of the change in control. The amounts shown in column (c) above represent the fair value of the awards of stock units on the date of grant. The assumptions used in the calculation of the amounts shown are included in Note 2 and Note 13 to our audited consolidated financial statements for Fiscal 2012, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. The dollar value shown in column (c) above reflects each Director’s annual award, as well as the accumulation of stock units credited upon the conversion of dividend equivalents. The grant date fair value of each Director’s annual award of 2,550 stock units was $72,114. The grant date fair value of the stock units credited upon the conversion of dividend equivalents to stock units in Fiscal 2012 was as follows: Dr. Ban, $65,341; Mr. Hermance, $331; Mr. Gochnauer, $2,626, Mr. Jones, $30,231; Mrs. Pol, $66,806; Ms. Puccio, $8,126; Mr. Schlanger, $54,846; and Mr. Vincent, $17,001. For the number of stock units credited to each Director’s account as of September 30, 2012, see SECURITIES OWNERSHIP OF MANAGEMENT - Beneficial Ownership of Directors, Nominees and Named Executive Officers – Number of UGI Stock Units Held Under 2004 Plan.

(3)	Stock Options. All Directors named above received 8,500 stock options in Fiscal 2012 as part of their annual compensation. The options were granted under the Company’s 2004 Plan. The option exercise price is not less than 100 percent of the fair market value of the Company’s common stock on the effective date of the grant, which is either the date of the grant or a future date. The term of each option is generally 10 years, which is the maximum allowable term. The options are fully vested on the effective date of the grant. All options are nontransferable and generally exercisable only while the Director is serving on the Board, with exceptions for exercise following disability or death. If termination of service occurs due to disability, the option term is shortened to the earlier of the third anniversary of the date of such termination of service, or the original expiration date. In the event of death, the option term will be shortened to the earlier of the expiration of the 12-month period following the Director’s death, or the original expiration date. If termination of service occurs due to retirement, as defined in the 2004 Plan, the option remains exercisable through its original expiration date. The amounts shown in column (d) above represent the grant date fair value of each Director’s Fiscal 2012 award of 8,500 stock options. For the number of stock options held by each Director as of September 30, 2012, see SECURITIES OWNERSHIP OF MANAGEMENT - Beneficial Ownership of Directors, Nominees and Named Executive Officers – Exercisable Options for UGI Common Stock.

(4)	The amounts shown in column (f) represent above-market earnings on deferred compensation. Earnings on deferred compensation are considered above-market to the extent that the rate of interest exceeds 120 percent of the applicable federal long-term rate. For purposes of the Director Compensation Table – Fiscal 2012, the market rate on deferred compensation most analogous to the rate at the time the interest rate is set under the deferred compensation plan for Fiscal 2012 was 3.37 percent, which is 120 percent of the federal long-term rate for December 2011.

Following Mr. Greenberg’s previously announced retirement as Chief Executive Officer of the Company in the spring of 2013, Mr. Greenberg will serve as Non-Executive Chairman of the Company’s Board of Directors. In consideration for Mr. Greenberg’s service as Non-Executive Chairman, the Company’s Board of Directors approved an annual retainer, pro-rated for the number of months Mr. Greenberg will serve as Non-Executive Chairman during Fiscal 2013, of $400,000. Mr. Greenberg will not receive any equity compensation for his service as Non-Executive Chairman.

Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation and Management Development Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS

The Committee has reviewed and discussed with management the COMPENSATION DISCUSSION AND ANALYSIS included in this proxy statement. Based on this review and discussion, the Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the COMPENSATION DISCUSSION AND ANALYSIS in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012 and the Company’s proxy statement for the 2013 Annual Meeting of Shareholders.

Compensation and Management

Development Committee

Marvin O. Schlanger, Chairman

Frank S. Hermance

Ernest E. Jones

Anne Pol

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is composed of independent Directors as defined by the rules of the New York Stock Exchange and acts under a written charter adopted by the Board of Directors. As described more fully in its charter, the role of the Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Company’s financial reporting process. The Committee also has the sole authority to appoint, retain, fix the compensation of and oversee the work of the Company’s independent auditors.

In this context, the Committee has met and held discussions with management and the independent auditors to review and discuss the Company’s internal control over financial reporting, the interim unaudited financial statements, and the audited financial statements for Fiscal 2012. The Committee also reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. As part of this review, the Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accountants on the effectiveness of the Company’s internal control over financial reporting. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board, and the independent auditors’ independence. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Committee’s responsibility is to monitor and review these processes.

The members of the Committee are not professionally engaged in the practice of auditing or accounting. The members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that our auditors are, in fact, “independent.”

Based upon the reviews and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

Audit Committee

Roger B. Vincent, Chairman

Anne Pol

M. Shawn Puccio

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In the course of its meetings, the Audit Committee considered whether the provision by PricewaterhouseCoopers LLP of the professional services described below was compatible with PricewaterhouseCoopers LLP’s independence. The Committee concluded that our independent registered public accounting firm is independent from the Company and its management.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent accountants. In recognition of this responsibility, the Audit Committee has a policy of pre-approving all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the Company’s independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee for approval a list of services expected to be rendered during that year, and fees related thereto. The aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, in Fiscal 2012 and 2011 were as follows:

	2012	2011
Audit Fees(1)	$5,354,898	$3,421,000
Audit-Related Fees	47,500	0
Tax Fees(2)	697,164	600,000
All Other Fees(3)	72,500	3,000

Total Fees for Services Provided	$6,172,062	$4,024,000

(1)	Audit Fees were for audit services, including (i) the annual audit of the consolidated financial statements of the Company, (ii) subsidiary audits, (iii) review of the interim financial statements included in the Quarterly Reports on Form 10-Q of the Company, AmeriGas Partners and UGI Utilities, Inc., and (iv) services that only the independent registered public accounting firm can reasonably be expected to provide, including the issuance of comfort letters.
(2)	Tax Fees were for the preparation of Substitute Schedule K-1 forms for unitholders of AmeriGas Partners and tax consulting services.
(3)	All Other Fees include fees for a quality assurance review and software license fees.

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s Board of Directors has a written policy for the review and approval of Related Person Transactions. The policy applies to any transaction in which (i) the Company or any of its subsidiaries is a participant, (ii) any related person has a direct or indirect material interest, and (iii) the amount involved exceeds $120,000, except for any such transaction that does not require disclosure under SEC regulations. The Audit Committee of the Board of Directors, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying related person transactions. The Audit Committee intends to approve or ratify only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this COMPENSATION DISCUSSION AND ANALYSIS, we address the compensation paid or awarded to the following executive officers: Lon R. Greenberg, our Chairman and Chief Executive Officer; John L. Walsh, our President, Chief Operating Officer and Principal Financial Officer; Monica M. Gaudiosi, our Vice President and General Counsel since April 23, 2012; Jerry E. Sheridan, Vice President and Chief Operating Officer of AmeriGas Propane, through March 2, 2012, and the current President and Chief Executive Officer of AmeriGas Propane; Bradley C. Hall, Vice President – New Business Development; Eugene V.N. Bissell, the former President and Chief Executive Officer of our subsidiary, AmeriGas Propane, through March 2, 2012; and François Varagne, the former Chairman and Chief Executive Officer of our subsidiary, Antargaz, through October 12, 2011. We refer to these executive officers as our “named executive officers” for Fiscal 2012.

Compensation decisions for Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi were made by the independent members of our Board of Directors, after receiving the recommendations of its Compensation and Management Development Committee. Compensation decisions for Messrs. Sheridan and Bissell were made by the independent members of the Board of Directors of AmeriGas Propane, the General Partner of AmeriGas Partners, after receiving the recommendation of its Compensation/Pension Committee. Compensation decisions for Mr. Varagne were approved by the independent members of our Board of Directors after receiving the recommendation of our Compensation and Management Development Committee, as well as by the Board of Directors of Antargaz’ parent company, AGZ Holding. For ease of understanding, we will use the term “we” to refer to UGI Corporation, AmeriGas Propane, and/or AGZ Holding and the term “Committee” or “Committees” to refer to the UGI Corporation Compensation and Management Development Committee and/or the AmeriGas Propane, Inc. Compensation/Pension Committee as appropriate in the relevant compensation decisions, unless the context indicates otherwise. We refer to our 2012 and 2011 fiscal years as “Fiscal 2012” and “Fiscal 2011,” respectively.

Effective October 12, 2011, Mr. Varagne resigned as Chairman and Chief Executive Officer of Antargaz. He entered into a Settlement Agreement with Antargaz and AGZ Holding dated October 11, 2012 (the “Settlement Agreement”) pursuant to which Mr. Varagne received (i) a lump sum payment of $1,380,000 (including all amounts payable under his severance agreement) and (ii) reimbursement of $13,800 for Mr. Varagne’s legal fees in connection with the Settlement Agreement. Since Mr. Varagne resigned less than two weeks into Fiscal 2012 and he did not receive any additional compensation from Antargaz for Fiscal 2012, no compensation decisions were made by the Committee with respect to Mr. Varagne for Fiscal 2012.

Mr. Bissell retired as President and Chief Executive Officer of AmeriGas Propane effective March 2, 2012. Mr. Bissell received a prorated salary in Fiscal 2012 based on his retirement date. In addition, Mr. Bissell received a prorated annual bonus based on his target bonus award opportunity. Mr. Bissell also forfeited 9,334 of the performance units granted to him in Fiscal 2012 due to his retirement.

On September 27, 2012, the Company announced that Mr. Greenberg will retire in the spring of 2013 and that Mr. Walsh will be named President and Chief Executive Officer of UGI Corporation upon Mr. Greenberg’s retirement. Following his retirement, Mr. Greenberg will continue to serve as Non-Executive Chairman of the Boards of Directors of the Company, UGI Utilities, Inc. and AmeriGas Propane.

Effective October 1, 2012, Kirk R. Oliver was elected to serve as Chief Financial Officer of the Company. Mr. Oliver’s compensation is not addressed in this COMPENSATION DISCUSSION AND ANALYSIS because he was not an executive officer of UGI Corporation at any time during Fiscal 2012, but his compensation was disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 12, 2012.

Executive Summary

•	Objectives of Our Compensation Program

Our compensation program for named executive officers is designed to:

•	provide a competitive level of total compensation;
•	motivate and encourage our executives to contribute to our financial success; and
•	reward our executives for leadership excellence and performance that promotes sustainable growth in shareholder value.

•	Components of Annual Fiscal 2012 Compensation Program

The following chart provides a brief summary of the principal elements of our executive compensation program for Fiscal 2012. We describe these elements, as well as retirement, severance and other benefits, in more detail later in this COMPENSATION DISCUSSION AND ANALYSIS.

Components of Compensation Paid to Named Executive Officers in Fiscal 2012

Compensation Element	Form	Compensation Objective	Relation to Performance	2012 Actions/Results
Base Salary	Fixed annual cash paid bi-weekly	Compensate executives for their level of responsibility and sustained individual performance based on market data.	Merit salary increases are based on subjective performance evaluations.	Merit salary increases ranged from 2.0% to 4.5%.

Annual Bonus Awards	Variable cash, paid on an annual basis.	Motivate executives to focus on achievement of our annual business objectives.	The amount of the annual bonus, if any, is entirely dependent on achievement of our goals relating to earnings per share (for Messrs. Greenberg and Walsh), earnings per common unit, subject to adjustment for customer growth (for Mr. Sheridan) and net income of UGI Energy Services, Inc. and UGI Development Company (for Mr. Hall).

Target incentives ranged from 60% to 110% of salary.

Actual bonuses earned were based on entity performance as follows:

UGI Corporation, 62% of target.

AmeriGas Propane, no payout.

UGI Energy Services, Inc., no payout.

UGI Development Company, no payout.

Long-Term Compensation	Stock Options	Align executive interests with shareholder interests; create a strong financial incentive for achieving or exceeding long-term performances goals, as the value of stock options is a function of the price of our stock.	The increase in value of stock options is dependent on increases in our stock price.	Stock options constitute approximately 50% of our long-term compensation opportunity. The number of shares underlying option awards ranged from 42,000 shares to 300,000 shares.

Performance Units payable in common units or Company stock	Align executive interests with shareholder interests; create a strong financial incentive for achieving long-term performance goals by encouraging total Company shareholder return that compares favorably to other utility-based companies or total AmeriGas Partners common unitholder return that compares favorably to energy master limited partnerships.	The total shareholder return of Company stock (or unitholder return of AmeriGas Partners common units) relative to entities in an industry index over a three-year period.

Performance units constitute approximately 50% of our long-term compensation opportunity. The number of performance units awarded in Fiscal 2012 ranged from 4,500 to 65,000.

The actual number of common units or shares to be awarded can range from 0% to 200% of performance units awarded, depending on comparative returns during the three-year period from January 1, 2012 through December 31, 2014.

•	Link Between Our Financial Performance and Executive Compensation

In 2012, we were ranked 67th in a survey of the Fortune 500 companies for total return to shareholders over the last 10 years. We believe that the principal performance-based components of our compensation program have effectively linked our executives’ compensation to our financial performance, as indicated below.

The following table is provided as supplemental information because we believe it illustrates a clear picture of the total direct performance-based compensation paid or awarded to Mr. Greenberg in Fiscal 2012, 2011 and 2010. A comparable illustration would apply to our other named executive officers. The information in the supplemental table below differs from the information in the Summary Compensation Table in several ways. Specifically, the table below omits the columns captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” because these amounts are not considered in establishing annual total cash compensation and total direct compensation and some of the amounts in those columns of the Summary Compensation Table can vary significantly from year to year. The table below shows actual (or estimated in the case of performance related to Fiscal 2012) performance unit payout values and the intrinsic value of stock options awarded based on UGI’s stock price on September 30, 2012.

Fiscal Year	Salary	Bonus	Performance Unit Payout(1)	Total Intrinsic Value of Stock Options in Fiscal 2012 (Valued at 9/30/12)	Total Direct Compensation
2012	$1,132,560	$772,406	$0(2)	$705,000	$2,609,966
2011	$1,099,540	$1,072,821	$0(3)	$51,000	$2,223,361
2010	$1,067,500	$1,145,428	$4,578,638(4)	$2,268,000	$9,059,566

(1)	Payout calculated for three-year performance periods based on calendar years, not fiscal years.
(2)	Estimated based on performance through October 31, 2012 for the 2010-2012 performance period.
(3)	Actual payout for the 2009-2011 performance period.
(4)	Actual payout for the 2008-2010 performance period.

Short-Term Incentives — Annual Bonuses

Our annual bonuses are directly tied to one key financial metric for each executive - earnings per share (in the case of Messrs. Greenberg and Walsh and Ms. Gaudiosi), net income of UGI Energy Services, Inc. and its subsidiaries (“UGI Energy Services”) (in the case of Mr. Hall) and earnings per AmeriGas Partners common unit, as adjusted for customer growth (in the case of Mr. Sheridan). As illustrated in the below chart, when the Company’s or AmeriGas Propane’s EPS or EPU, respectively, exceed the targeted goal, the annual bonus percentage paid to a named executive officer exceeds the targeted payout amount. Similarly, when EPS or EPU is below the targeted goal, the annual bonus percentage paid to a named executive officer is less than the targeted payout amount. Each Committee has discretion under our executive annual bonus plans to (i) adjust EPS and EPU for extraordinary items or other events as the Committee deems appropriate, and (ii) increase or decrease the amount of an award determined to be payable under the bonus plan by up to 50 percent. See COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Bonus Awards.

Fiscal Year	UGI Corporation Targeted EPS Range	UGI Corporation Actual EPS	% of Target Bonus Paid to UGI named executive officers	AmeriGas Partners Targeted EPU Range	AmeriGas Partners Actual EPU	% of Target Bonus Paid to Messrs. Sheridan And Bissell
2012	$2.35-$2.45	$ 1.76	62.0%(1)	$2.97-$3.13	$ (.11)	0%(2)
2011	$2.30-$2.40	$ 2.06	88.7%	$3.12-$3.26	$ 2.30	72.2%
2010	$2.20-$2.30	$ 2.36	107.3%	$2.97-$3.14	$ 2.80	89.2%

(1)	In connection with Ms. Gaudiosi’s commencement of employment, she received a bonus payout equal to 100 percent of her target award prorated for the number of months for which she was employed by the Company in Fiscal 2012. Mr. Hall did not receive a bonus payout in Fiscal 2012.
(2)	Due to his retirement, Mr. Bissell received a prorated annual bonus (prorated to account for the number of months Mr. Bissell served as President and Chief Executive Officer in Fiscal 2012) based on his target bonus award opportunity without adjustment for AmeriGas Propane’s actual results or customer growth.

Long-Term Incentives — Stock Options

Stock option values reported in the Summary Compensation Table reflect the valuation methodology mandated by SEC regulations, which is based on grant date fair value as determined under generally accepted accounting principles (“GAAP”). Therefore, the amounts shown under “Option Awards” in the Summary Compensation Table do not reflect performance of the underlying shares subsequent to the grant date. From the perspective of our executives, the value of a stock option is based on the excess of the market price of the underlying shares over the exercise price (sometimes referred to as the “intrinsic value”) and, therefore, is directly affected by market performance of the Company’s stock. As further demonstrated by the following table, which pertains to stock options granted in Fiscal 2012 to Mr. Greenberg, the fiscal year-end intrinsic value of the options granted to our executives during Fiscal 2012 is less than the amounts set forth in column (f) of the Summary Compensation Table.

Fiscal Year	Number of Shares Underlying Options Granted to Mr. Greenberg	Summary Compensation Table Option Awards Value	Exercise Price Per Share	Price Per Share at 9/30/12	Total Intrinsic Value of Options at 9/30/12
2012	300,000	$1,303,355	$29.40	$31.75	$705,000
2011	300,000	$1,629,000	$31.58	$31.75	$51,000
2010	300,000	$1,347,000	$24.19	$31.75	$2,268,000

Long-Term Incentives — Performance Units

The performance units are valued upon grant date in accordance with SEC regulations, based on grant date fair value as determined under GAAP. Nevertheless, the actual number of shares or partnership units ultimately awarded is entirely dependent on the total shareholder return on UGI Corporation common stock (or, in the case of Messrs. Sheridan and Bissell, total unitholder return on AmeriGas Partners’ common units), relative to a competitive peer group, which will not be determined with respect to performance units granted in Fiscal 2012 until the end of 2014.

The following tables show the correlation between levels of UGI Corporation and AmeriGas Partners total shareholder and unitholder return and long-term incentive compensation paid in Fiscal 2012, Fiscal 2011 and Fiscal 2010, and the estimated payout for fiscal year 2013 using October 31, 2012, instead of December 31, 2012, as the end of the three-year performance period. The tables also compare UGI Corporation and AmeriGas Partners total shareholder and unitholder return to the average shareholder and unitholder return of their respective peer groups.

Performance Period (Calendar Year)	UGI Corporation Total Shareholder Return Ranking Relative to Peer Group	UGI Corporation Total Shareholder Return (1)	Total Average Shareholder Return of Peer Group (Excluding UGI Corporation)	UGI Corporation Performance Unit Payout as a Percentage of Target
2010 — 2012 (2)	21st out of 32 (34th percentile)	44.8%	48.0%	0
2009 — 2011	24th out of 34 (30th percentile)	35.4%	50.8%	0
2008 — 2010	2nd out of 32 (97th percentile)	27.3%	-9.3%	191.9
2007 — 2009	13th out of 30 (58th percentile)	0.2%	-9.5%	121.6

(1)	Calculated in accordance with the 2004 Plan.
(2)	Estimated rankings and payouts reflect the TSR of UGI Corporation for the 2010-2012 performance period through October 31, 2012. Actual payouts for fiscal year 2012 will be determined January 1, 2013. It is important to note that the performance periods are based on calendar years, which do not conform to the Company’s fiscal years.

Performance Period (Calendar Year)	AmeriGas Partners Total Unitholder Return Ranking Relative to Peer Group	AmeriGas Partners Total Unitholder Return (1)	Total Average Unitholder Return of Peer Group (Excluding AmeriGas Partners)	AmeriGas Partners Performance Unit Payout as a Percentage of Target
2010 — 2012 (2)	34th out of 44 (23rd percentile)	41.5%	86.3%	0
2009 — 2011	12th out of 19 (39th percentile)	96.7%	131.7%	0
2008 — 2010	6th out of 19 (74th percentile)	63.7%	56.5%	147.8
2007 — 2009	6th out of 19 (72nd percentile)	49.6%	32.9%	145.4

(1)	Calculated in accordance with the 2010 AmeriGas Propane, Inc. Long-Term Incentive Plan.
(2)	Estimated rankings and payouts reflect the TUR of AmeriGas Partners for the 2010-2012 performance period through October 31, 2012. Actual payouts for fiscal year 2012 will be determined January 1, 2013. It is important to note that the performance periods are based on calendar years, which do not conform to AmeriGas Partners’ fiscal years.

As noted below, beginning with performance units granted in Fiscal 2011, total shareholder return for UGI Corporation is compared to companies in the Russell MidCap Utilities Index (exclusive of telecommunications companies) (“Adjusted Russell MidCap Utilities Index”), rather than to companies in the S&P Utilities Index. In addition, beginning in Fiscal 2010, total unitholder return for AmeriGas Partners is compared to the energy master limited partnerships and limited liability companies in the Alerian MLP Index, rather than to the group of selected publicly-traded limited partnerships engaged in the propane, pipeline and coal industries.

The link between the Company’s financial performance and our executive compensation program is evident in the supplemental tables provided above. The Committees believe there is an appropriate link between executive compensation and the Company’s performance.

•	Compensation and Corporate Governance Practices

The Committee seeks to implement and maintain sound compensation and corporate governance practices, which include the following:

•	The Committee is composed entirely of directors who are independent, as defined in the corporate governance listing standards of the New York Stock Exchange.

•	The Committee utilizes the services of Pay Governance LLC (“Pay Governance”), an independent outside compensation consultant.

•

The Company allocates a substantial portion of compensation to performance-based compensation. In Fiscal 2012, 80% of the principal compensation components, in the case of Mr. Greenberg, and 63% to 74% of the principal compensation components, in the case of all other named executive officers, were variable and tied to financial performance or total shareholder return.

•

The Company awards a substantial portion of compensation in the form of long-term awards, namely, stock options and performance units, so that executive officers’ interests are aligned with shareholders’ interests and long-term Company performance.

•

Annual bonus opportunities for the named executive officers are based on key financial metrics. Similarly, long-term incentives are based on UGI Corporation common stock values and relative stock price performance (or, in the case of Messrs. Sheridan and Bissell, performance relative to AmeriGas Partners common units).

•

We require termination of employment for payment under our change in control agreements (referred to as a “double trigger”). We also have not entered into change in control agreements providing for tax gross-up payments under Section 280G of the Internal Revenue Code since 2010. See COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments Upon Termination or Change in Control.

•	We have meaningful stock ownership guidelines. See COMPENSATION OF EXECUTIVE OFFICERS — Stock Ownership Guidelines.

•

During Fiscal 2012, we implemented a recoupment policy for incentive-based compensation paid or awarded to current and former executive officers in the event of a significant restatement of the Company’s financial results.

The Compensation Committee believes that there was no conflict of interest between Pay Governance and the Compensation Committee during Fiscal 2012. In reaching this conclusion, the Compensation Committee considered the factors set forth by the SEC regarding compensation advisor independence. While the independence rules remain subject to further rulemaking by the New York Stock Exchange and approval by the SEC, the Compensation Committee believes that Pay Governance satisfies the independence requirements set forth in the SEC rule.

Compensation Philosophy and Objectives

Our compensation program for our named executive officers is designed to provide a competitive level of total compensation necessary to attract and retain talented and experienced executives. Additionally, our compensation program is intended to motivate and encourage our executives to contribute to our success and reward our executives for leadership excellence and performance that promotes sustainable growth in shareholder and common unitholder value.

In Fiscal 2012, the components of our compensation program included salary, annual bonus awards, long-term incentive compensation (performance unit awards and UGI Corporation stock option grants), one-time discretionary equity grants, perquisites, retirement benefits and other benefits, all as described in greater detail in this COMPENSATION DISCUSSION AND ANALYSIS. We believe that the elements of our compensation program are essential components of a balanced and competitive compensation program to support our annual and long-term goals.

Determination of Competitive Compensation

In determining Fiscal 2012 compensation, the Committees engaged Pay Governance as their compensation consultant. The primary duties of Pay Governance were to:

•	Provide the Committees with independent and objective market data;
•	Conduct compensation analysis;
•	Review and advise on pay programs and salary, target bonus and long-term incentive levels applicable to our executives;
•	Review components of our compensation program as requested from time to time by the Committees and recommend plan design changes as appropriate; and
•	Provide general consulting services related to the fulfillment of the Committees’ charters.

Pay Governance has not provided actuarial or other services relating to pension and post-retirement plans or services related to other benefits to us or our affiliates, and generally all of its services are those that it provides to the Committees. Pay Governance has provided market data for positions below the senior executive level as requested by management, but its fees for this work historically are modest relative to its overall fees.

In assessing competitive compensation, we referenced market data provided to us in Fiscal 2011 by Pay Governance. Pay Governance provided us with two reports: the “2011 Executive Cash Compensation Review” and the “2011 Executive Long-Term Incentive Review.” We do not benchmark against specific companies in the databases utilized by Pay Governance in preparing its reports. Our Committees do benchmark, however, by using Pay Governance’s analysis of compensation databases that include numerous companies as a reference point to provide a framework for compensation decisions. Our Committees exercise discretion and also review other factors, such as internal equity (both within and among our business units) and sustained individual and company performance, when setting our executives’ compensation.

In order to provide the Committee with data reflecting the relative sizes of UGI’s nonutility and utility businesses, Pay Governance first referenced compensation data for comparable executive positions in each of the Towers Watson 2011 General Industry Executive Compensation Database (“General Industry Database”) and the Towers Watson 2011 Energy Services Executive Compensation Database (“Energy Services Database”). Towers Watson’s General Industry Database is comprised of approximately 435 companies from a broad range of industries, including oil and gas, aerospace, automotive and transportation, chemicals, computer, consumer products, electronics, food and beverages, metals and mining, pharmaceutical and telecommunications. The Towers Watson Energy Services Database is comprised of approximately 110 companies, primarily utilities. For Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi, Pay Governance weighted the General

Industry Database survey data 75 percent and the Energy Services Database survey data 25 percent and added the two. For example, if the relevant market rate for a particular executive position derived from information in the General Industry Database was $100,000 and the relevant market rate derived from information in the Energy Services Database was $90,000, Pay Governance would provide us with a market rate of $97,500 for that position ($100,000 x 75 percent = $75,000) plus ($90,000 x 25 percent = $22,500). The impact of weighting information derived from the two databases is to obtain a market rate designed to approximate the relative sizes of our nonutility and utility businesses. For Messrs. Bissell and Sheridan, we referenced Towers Watson’s 2011 General Industry Database. The identities of the companies that comprise the databases utilized by Pay Governance have not been disclosed to us by Pay Governance.

We generally seek to position a named executive officer’s salary grade so that the midpoint of the salary range for his or her salary grade approximates the 50th percentile of “going rate” for comparable executives included in the executive compensation database material referenced by Pay Governance. By comparable executive, we mean an executive having a similar range of responsibilities and the experience to fully perform these responsibilities. Pay Governance size-adjusted the survey data to account for the relative revenues of the survey companies in relation to ours. In other words, the adjustment reflects the expectation that a larger company would be more likely to pay a higher amount of compensation for the same position than a smaller company. Using this adjustment, Pay Governance developed going rates for positions comparable to those of our executives, as if the companies included in the respective databases had revenues similar to ours. We believe that Pay Governance’s application of size adjustments to applicable positions in these databases is an appropriate method for establishing market rates. After consultation with Pay Governance, we considered salary grade midpoints that were within 15 percent of the median going rate developed by Pay Governance to be competitive.

Elements of Compensation

•	Salary

Salary is designed to compensate executives for their level of responsibility and sustained individual performance. We pay our executive officers a salary that is competitive with that of other executive officers providing comparable services, taking into account the size and nature of the business of UGI Corporation, AmeriGas Partners or UGI Energy Services, as the case may be.

As noted above, we seek to establish the midpoint of the salary grade for the positions held by our named executive officers at approximately the 50th percentile of the going rate for executives in comparable positions. Based on the data provided by Pay Governance in July 2011, we increased the range of salary in each salary grade for each named executive officer, other than Mr. Greenberg, by 1.5 percent. The Committee established Mr. Greenberg’s Fiscal 2012 salary grade midpoint at the market median of comparable executives as identified by Pay Governance based on its analysis of the executive compensation databases. For

Mr. Greenberg, this resulted in an increase of the range of salary in his salary grade from the prior year of less than 1.5 percent.

For Fiscal 2012, the merit increases were targeted at 2.5 percent, but individual increases varied based on performance evaluations and the individual’s position within the salary range. Performance evaluations were based on qualitative and subjective assessments of each individual’s contribution to the achievement of our business strategies, including the development of growth opportunities and leadership in carrying out our talent development program. Messrs. Greenberg and Bissell, in their capacities as chief executive officers of UGI and AmeriGas Propane, respectively, had additional goals and objectives for Fiscal 2012. Mr. Greenberg’s annual goals and objectives included the achievement of annual financial goals, collaboration with the President and Chief Operating Officer of the Company on a succession plan for senior leadership of the Company and its subsidiaries, and leadership in uncovering investment opportunities for the Company and its subsidiaries. Mr. Bissell’s annual goals and objectives for Fiscal 2012 included achievement of annual financial goals, development and execution of an integration plan for Heritage Operating, L.P. and Titan Propane LLC (collectively, “Heritage Propane”), businesses which were acquired by AmeriGas Partners in January of 2012, the implementation of a new Order-to-Cash information system and implementation of AmeriGas Propane’s growth strategies. All named executive officers received a salary in Fiscal 2012 that was within 88 percent to 113 percent of the midpoint for his or her salary range.

The following table sets forth each named executive officer’s Fiscal 2012 salary.

			Percentage Increase
Name	Salary		over Fiscal 2011 Salary
Lon R. Greenberg	$1,132,560		3.0%
John L. Walsh	$702,000		4.1%
Bradley C. Hall	$330,044		4.5%(1)
Jerry E. Sheridan	$410,220	(2)	N/A
Monica M. Gaudiosi	$400,036	(3)	N/A
Eugene V.N. Bissell	$512,356	(4)	2.0%

(1)	Mr. Hall received a merit salary increase of 4.5% in Fiscal 2012, plus an equity adjustment of $6,025 to better align Mr. Hall’s salary with the market data provided by Pay Governance.
(2)	Mr. Sheridan’s salary reflects the portion of Fiscal 2012 that he served as Vice President and Chief Operating Officer (through March 2, 2012) as well as his promotion to President and Chief Executive Officer of the AmeriGas Propane (effective March 3, 2012). Following his promotion, Mr. Sheridan’s Fiscal 2012 salary compared to his Fiscal 2011 salary was approximately 17% higher.
(3)	Ms. Gaudiosi received a prorated salary of $169,246 in Fiscal 2012 based on her employment commencement date of April 23, 2012.
(4)	Mr. Bissell received a prorated salary of $240,713 in Fiscal 2012 based on his retirement date of March 2, 2012.

•	Annual Bonus Awards

Our annual bonus plans provide our named executive officers with the opportunity to earn annual cash incentives provided that certain performance goals are satisfied. Our annual cash incentives are intended to motivate our executives to focus on the achievement of our annual business objectives by providing competitive incentive opportunities to those executives who have the ability to significantly impact our financial performance. We believe that basing a meaningful portion of an executive’s compensation on financial performance emphasizes our pay for performance philosophy and will result in the enhancement of shareholder or unitholder value.

In determining each executive position’s target award level under our annual bonus plans, we considered database information derived by Pay Governance regarding the percentage of salary payable upon achievement of target goals for executives in similar positions at other companies as described above. In establishing the target award level, we generally position the amount within the 50th to 75th percentiles for comparable positions. We determined that the 50th to 75th percentile range was appropriate because we believe that the annual bonus opportunities should have a significant reward potential to recognize the difficulty of achieving the annual goals and the significant beneficial impact to the Company of such achievement. For Fiscal 2012, Mr. Greenberg’s opportunity was set at the 38th percentile and the other participating named executive officers’ opportunities were set between the 50th and 63rd percentiles.

Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi participate in the UGI Corporation Executive Annual Bonus Plan (the “UGI Bonus Plan”), while Messrs. Sheridan and Bissell participate in the AmeriGas Propane, Inc. Executive Annual Bonus Plan (the “AmeriGas Bonus Plan”). For Messrs. Greenberg and Walsh, the entire target award opportunity was based on the Company’s earnings per share (“EPS”). We believe that annual bonus payments to our most senior executives should reflect our overall financial results for the fiscal year, and EPS provides a straightforward, “bottom line” measure of the performance of an executive in a large, well-established corporation. For similar reasons, Messrs. Sheridan’s and Bissell’s target award opportunity was principally based on earnings per common unit (“EPU”) of AmeriGas Partners, with the bonus achieved based on EPU, subject to adjustment based on achievement of AmeriGas Partners’ customer growth goal, as described below. We believe that customer growth for AmeriGas Partners is an important component of the bonus calculation because we foresee no or minimal growth in total demand for propane in the next several years, and, therefore, customer growth is an important factor in our ability to improve the long-term financial performance of AmeriGas Partners. Additionally, the customer growth adjustment serves to balance the risk of AmeriGas Partners’ achieving short-term annual financial goals at the expense of AmeriGas Partners’ long-term goal to increase its customer base. Mr. Hall’s target award opportunity was based on the net income of the Company’s Midstream and Marketing business conducted through its subsidiaries, UGI Energy Services, Inc. and UGI Development Company. Specifically, Mr. Hall’s target award opportunity was based (i) 80 percent on the targeted net income of UGI Energy Services, Inc. (excluding UGI Development Company) and (ii) 20 percent on the targeted net income of UGI Development Company.

As a result of Mr. Bissell’s retirement on March 2, 2012, Mr. Bissell received a prorated bonus for Fiscal 2012 based solely on his target award opportunity. As noted above and in accordance with her employment arrangement, Ms. Gaudiosi’s Fiscal 2012 bonus was prorated for the number of months she was employed by the Company and was based solely on her target award opportunity. Due to Mr. Varagne’s resignation on October 12, 2011, he did not receive a bonus payout for Fiscal 2012.

The bonus award opportunity for each of Messrs. Greenberg and Walsh was structured so that no amounts would be paid unless the Company’s EPS was at least 80 percent of the target amount, with the target bonus award being paid out if the Company’s EPS was 100 percent of the targeted EPS. The maximum award, equal to 200 percent of the target award, would be payable if EPS equaled or exceeded 120 percent of the EPS target. The targeted EPS for bonus purposes for Fiscal 2012 was established to be in the range of $2.35 to $2.45 per share. For Fiscal 2012, in calculating the EPS for bonus purposes, the Committee exercised its discretion under the bonus plan and excluded from the calculation of EPS the impact of the Heritage Propane acquisition, including acquisition and transition costs and early extinguishments of debt. As a result, Messrs. Greenberg and Walsh each received a bonus payout equal to 62 percent of his target award for Fiscal 2012. As previously discussed, Ms. Gaudiosi received a prorated bonus based on her target award opportunity and the number of months she was employed by the Company in Fiscal 2012.

For Mr. Hall, the 80 percent component of the bonus award opportunity based on UGI Energy Services’ net income (excluding UGI Development Company) was structured so that no amounts would be paid unless UGI Energy Services’ net income was at least 80 percent of the target amount, with the target bonus award being paid out if UGI Energy Services’ net income was 100 percent of the targeted net income. The maximum award, equal to 200 percent of the target award, would be payable if net income equaled or exceeded 150 percent of the net income target. The targeted net income for bonus purposes for Fiscal 2012 was established to be in the range of $51 million to $62 million. The 20 percent component of the bonus award opportunity based on UGI Development Company’s net income was structured so that no amounts would be paid unless UGI Development Company’s net income was at least 50 percent of the target amount, with the target bonus award being paid out if UGI Development Company’s net income was 100 percent of the targeted net income. The maximum award, equal to 150 percent of the target award, would be payable if net income equaled or exceeded 150 percent of the net income target. UGI Development Company’s targeted net income for bonus purposes for Fiscal 2012 was established to be in the range of $5 million to $6 million. For Fiscal 2012, Mr. Hall did not receive a bonus payout.

As noted above, Messrs. Sheridan’s and Bissell’s target award opportunity was based on EPU of AmeriGas Partners, subject to modification based on customer growth. The targeted EPU for bonus purposes for Fiscal 2012 was established to be in the range of $2.97 to $3.13 per common unit. Under the target bonus criteria applicable to Messrs. Sheridan and Bissell, no bonus would be paid if the EPU amount was less than approximately 80 percent of the EPU target, while 200 percent of the target bonus might be payable if EPU was approximately 120 percent or more of the target. The percentage of target bonus payable based on various levels of EPU is referred to as the “EPU Leverage Factor.” The amount of the award determined by applying the EPU Leverage Factor is then adjusted to reflect the degree of achievement of a predetermined customer growth objective (“Customer Growth Leverage Factor”). For Fiscal 2012, the adjustment ranged from 90 percent if the growth target was not achieved, to a maximum of 110 percent if actual growth exceeded approximately 40 percent of the growth target. We believe the Customer Growth Leverage Factor for Fiscal 2012 represented an achievable but challenging growth target. Once the EPU Leverage Factor and Customer Growth Leverage Factor are determined, the EPU Leverage Factor is multiplied by the Customer Growth Leverage Factor to obtain an adjusted leverage factor. This adjusted leverage factor is then multiplied by the target bonus opportunity to arrive at the bonus award payable for the fiscal year.

For Fiscal 2012, targeted EPU was not achieved and Mr. Sheridan did not receive a bonus payout. As previously discussed, Mr. Bissell received a bonus payout equal to 100 percent of his target award prorated for the number of months he was employed by the Company in Fiscal 2012.

The following annual bonus payments were made for Fiscal 2012:

Name	Percent of Target Bonus Paid	Amount of Bonus
Lon R. Greenberg	62%	$772,406
John L. Walsh	62%	$413,478
Bradley C. Hall	0%	$0
Jerry E. Sheridan	0%	$0
Monica M. Gaudiosi(1)	100%	$120,011
Eugene V. N. Bissell(2)	100%	$204,942

(1)	As noted above, Ms. Gaudiosi received a bonus payout equal to 100 percent of her target award prorated for the number of months she was employed by the Company in Fiscal 2012.
(2)	As noted above, Mr. Bissell received a bonus payout equal to 100 percent of his target award prorated for the number of months he was employed by the Company in Fiscal 2012.

•	Discretionary Equity Award

On November 15, 2012, the Compensation/Pension Committee of AmeriGas Propane and the independent members of the AmeriGas Propane Board of Directors approved a discretionary grant of AmeriGas Partners phantom units with distribution equivalents to Mr. Sheridan in recognition of his contributions and leadership with respect to the acquisition and integration of Heritage Propane during Fiscal 2012 to support the long-term best interests of the Company. The phantom units have a grant date of December 3, 2012 and the grant date fair value of the award will be $73,155, which is approximately 25 percent of Mr. Sheridan’s target bonus award opportunity for Fiscal 2012. The phantom units represent time-restricted AmeriGas Partners common units which will vest on December 3, 2014, subject to continued employment. In the event of Mr. Sheridan’s termination of employment for any reason, other than retirement, death or disability, the unvested phantom units and dividend equivalents will be forfeited. In the event of Mr. Sheridan’s retirement, death or disability during the initial year following the grant, one half of the number of units granted would immediately vest.

•	Long-Term Compensation — Fiscal 2012 Equity Awards

Our long-term incentive compensation is intended to create a strong financial incentive for achieving or exceeding long-term performance goals and to encourage executives to hold a significant equity stake in our Company in order to align the executives’ interests with shareholder interests. Additionally, we believe our long-term incentives provide us the ability to attract and retain talented executives in a competitive market. We awarded our long-term compensation effective January 1, 2012 for Messrs. Greenberg, Walsh, Hall, Sheridan and Bissell under the 2004 Plan. Ms. Gaudiosi also received long-term compensation, effective April 23, 2012 under the 2004 Plan. In addition, Messrs. Sheridan and Bissell received long-term compensation awards effective January 1, 2012 under the 2010 AmeriGas Propane, Inc. Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P. (“AmeriGas 2010 Plan”). Mr. Sheridan received additional awards under the 2004 Plan and the AmeriGas 2010 Plan in connection with his promotion, effective March 3, 2012. Mr. Varagne did not receive long-term compensation awards in Fiscal 2012.

Our long-term compensation for Fiscal 2012 included UGI Corporation stock option grants and either UGI Corporation or AmeriGas Partners performance unit awards. Messrs. Greenberg, Walsh, and Hall and Ms. Gaudiosi were each awarded UGI Corporation performance units tied to the three-year total return performance of the Company’s common stock relative to that of the companies in the Adjusted Russell MidCap Utilities Index. Messrs. Sheridan and Bissell were awarded AmeriGas Partners performance unit awards tied to the three-year total return performance of AmeriGas Partners common units relative to that of the entities in the Alerian MLP Index. Each performance unit represents the right of the recipient to receive a share of common stock or a common unit if specified performance goals and other conditions are met.

As is the case with cash compensation and annual bonus awards, we referenced Pay Governance’s analysis of executive compensation database information in establishing equity compensation for the named executive officers. In determining the total dollar value of the long-term compensation opportunity to be provided in Fiscal 2012, we initially referenced (i) median salary information and (ii) the percentage of the market median base salary for each position to be delivered as a long-term compensation opportunity, both as calculated by Pay Governance. Pay Governance developed the percentages of base salary used to determine the amount of equity compensation based on the applicable executive compensation databases and such percentages were targeted to produce a long-term compensation opportunity at the 50th percentile level.

We initially applied approximately 50 percent of the amount of the long-term incentive opportunity to stock options and approximately 50 percent to performance units. We have bifurcated long-term compensation in this manner since 2000 and believe it provides a good balance between two related, but discrete goals. Stock options are designed to align the executive’s interests with shareholder interests, because the value of stock options is a function of the appreciation or depreciation of our stock price. As explained in more detail below, the performance units are designed to encourage total shareholder return that compares favorably relative to a competitive peer group.

For Fiscal 2012 equity awards, our compensation consultant provided the competitive market incentive levels based on its assessment of accounting values. The consultant then provided data for our long-term incentive values by utilizing similar accounting values. Accounting values are reported directly by companies to the survey databases and are determined in accordance with GAAP.

In providing award calculations, Pay Governance valued our stock options using UGI’s accounting value approach. Using this value, Pay Governance provided the total number of UGI stock options calibrating to 50 percent of the total market median long-term incentive value. As discussed below and consistent with past practice, management uses the Pay Governance calculations as a starting point and recommends adjustments to the Committee.

The remaining approximately 50 percent of the long-term compensation opportunity is awarded as performance units. In calculating the number of UGI Corporation performance units to be awarded to each named executive officer, other than Messrs. Sheridan and Bissell, who received AmeriGas Partners performance units, Pay Governance established a value of $28.84 per performance unit using the accounting values approach. The number of AmeriGas Partners performance unit awards was computed in a similar fashion. Pay Governance valued the AmeriGas Partners performance unit awards at $43.90 per underlying unit using an accounting values approach. Pay Governance determined the number of UGI Corporation and AmeriGas Partners performance units calibrating to 50 percent of the total market median long-term incentive value.

While management used the Pay Governance calculations as a starting point, in accordance with past practice, management recommended adjustments to the aggregate number of the Company’s stock options and the Company’s and AmeriGas Partners’ performance units calculated by Pay Governance. The adjustments were designed to address historic grant practices, internal pay equity (both within and among our business units) and the policy of the Company that the three-year average of the annual number of equity awards made under the Company’s 2004 Plan for the fiscal years 2010 through 2012, expressed as a percentage of common shares outstanding at fiscal year-end, will not exceed 2 percent. For purposes of calculating the annual number of equity awards used in this calculation: (i) each stock option granted is deemed to equal one share, and (ii) each performance unit earned and paid in shares of stock and each stock unit granted and expected to be paid in shares of stock is deemed to equal four shares. The adjustments generally resulted in a significant decrease in the number of shares underlying options and a modest increase in the number of performance units awarded, in each case as compared to amounts calculated by Pay Governance using accounting values. In all cases, however, the overall value that was delivered to management was less than the total value recommended by Pay Governance.

As a result of the Committee’s acceptance of management’s recommendations, the named executive officers, excluding Mr. Sheridan and Ms. Gaudiosi, received between approximately 90 percent and 95 percent of the total dollar value of long-term compensation opportunity recommended by Pay Governance using the accounting values. The actual grant amounts are set forth below:

Name	Shares Underlying Stock Options # Granted	Performance Units # Granted
Lon R. Greenberg	300,000	65,000
John L. Walsh	125,000	26,000
Bradley C. Hall	42,000	7,000
Jerry E. Sheridan (1)	30,000	4,500(2)
Monica M. Gaudiosi(3)	50,000	10,000
Eugene V. N. Bissell	80,000	14,000(2)(4)

(1)	Mr. Sheridan was awarded an additional 42,000 UGI stock options and 8,000 AmeriGas Partners performance units in connection with his promotion to President and Chief Executive Officer of AmeriGas Propane in March 2012.
(2)	Constitutes AmeriGas Partners performance units.
(3)	In connection with the commencement of her employment, in addition to the awards shown above, Ms. Gaudiosi was awarded a transition award of 10,000 performance units with dividend equivalents, 3,333 of which were tied to the Company’s TSR relative to the performance during the 2010-2012 period, and 6,667 of which were tied to the Company’s relative TSR performance during the 2011-2013 period.
(4)	Mr. Bissell forfeited 9,334 performance units granted in Fiscal 2012 due to his retirement.

While the number of performance units awarded to the named executive officers was determined as described above, the actual number of shares or units underlying performance units that are paid out at the expiration of the three-year performance period will be based upon the Company’s comparative total shareholder return (“TSR”) or AmeriGas Partners’ total unitholder return (“TUR”) over the period from January 1, 2012 to December 31, 2014. Specifically, with respect to the Company’s performance units, we will compare the TSR of the Company’s common stock relative to the TSR performance of those companies comprising the Adjusted Russell MidCap Utilities Index as of the beginning of the performance period. In computing TSR, the Company uses the average of the daily closing prices for its common stock and the common stock of each company in the Adjusted Russell MidCap Utilities Index for the 90 calendar days prior to January 1 of the beginning and end of a given three-year performance period. In addition, TSR gives effect to all dividends throughout the three-year performance period as if they had been reinvested. If a company is added to the Adjusted Russell MidCap Utilities Index during a three-year performance period, we do not include that company in our TSR analysis. We will only remove a company that was included in the Adjusted Russell MidCap Utilities Index at the beginning of a performance period if such company ceases to exist during the applicable performance period.

Those companies in the Adjusted Russell MidCap Utilities Index as of January 1, 2012 were as follows:

AGL Resources Inc.	Genon Energy Inc.	Pinnacle West Capital Corp.
Alliant Energy Corporation	Great Plains Energy Inc.	PPL Corporation
Ameren Corporation	Hawaiian Electric Industries, Inc.	Progress Energy, Inc.
American Water Works Company, Inc.	Integrys Energy Group, Inc.	Questar Corporation
Aqua America, Inc.	ITC Holdings Corp.	SCANA Corporation
Atmos Energy Corporation Calpine Corporation	MDU Resources Group, Inc. National Fuel Gas Company	Sempra Energy Southern Union Company
Centerpoint Energy, Inc. CMS Energy Corporation	NiSource Inc. Northeast Utilities	TECO Energy, Inc. The AES Corporation
Consolidated Edison, Inc.	NRG Energy, Inc.	UGI Corporation
Constellation Energy Group, Inc.	NSTAR	Vectren Corporation
DTE Energy Company	NV Energy, Inc.	Westar Energy, Inc.
Edison International	OGE Energy Corp.	Wisconsin Energy Corporation
Energen Corporation	ONEOK, Inc.	Xcel Energy Inc.
Entergy Corporation	Pepco Holdings, Inc.	Xylem Inc.

Beginning in Fiscal 2011, the Company changed the peer group used to measure TSR from the S&P Utilities Index to the Adjusted Russell MidCap Utilities Index. Management recommended, and the Committee approved, this change because the companies included in the Russell MidCap Utilities Index generally are more comparable to the Company in terms of market capitalization than the companies in the S&P Utilities Index. Moreover, the Company is included in the Russell MidCap Utilities Index and is not included in the S&P Utilities Index. Additionally, based on the analysis provided by Pay Governance, there was no significant difference in the Company’s overall TSR ranking resulting from the change in index. The Company, with approval of the Committee, excluded telecommunications companies from the peer group because the nature of the telecommunications business is markedly different from that of other companies in the utilities industry.

With respect to AmeriGas Partners’ performance units, we will compare the TUR of AmeriGas Partners’ common units relative to the TUR performance of those entities comprising the Alerian MLP Index as of the beginning of the performance period. In computing TUR, we use the average of the daily closing prices for AmeriGas Partners’ common units and those of each of the entities in the Alerian MLP Index for the 90 calendar days prior to January 1 of the beginning and end of a given three-year performance period. In addition, TUR gives effect to all distributions throughout the three-year performance period as if they had been reinvested. For the AmeriGas Partners performance units awarded to Messrs. Sheridan and Bissell, we compare the TUR of AmeriGas Partners’ common units to the TUR performance of each of the 49 other entities in the Alerian MLP Index. If an entity is added to the Alerian MLP Index during a three-year performance period, we do not include that entity in our TUR analysis. We will only remove an entity that was included in the Alerian MLP Index at the beginning of a performance period if it ceases to exist during the applicable performance period. The entities comprising the Alerian MLP Index as of January 1, 2012 were as follows:

Alliance Holdings GP, L.P.	EV Energy Partners, L.P.	PAA Natural Gas Storage, L.P.
Alliance Resource Partners, L.P.	Exterran Partners, L.P	Penn Virginia Resource Partners, L.P.
AmeriGas Partners, L.P.	Ferrellgas Partners, L.P.	Pioneer Southwest Energy Partners L.P.
Boardwalk Pipeline Partners, LP	Genesis Energy, L.P.	Plains All American Pipeline, L.P.
Breitburn Energy Partners, L.P. Buckeye Partners, L.P.	Inergy, L.P. Kinder Morgan Energy Partners, L.P.	QR Energy, LP Regency Energy Partners LP
Calumet Specialty Products Partners, L.P.	Kinder Morgan Management, LLC	Spectra Energy Partners, LP
Chesapeake Midstream Partners, L.P. Copano Energy, L.L.C. Crestwood Midstream Partners, L.P. Crosstex Energy, L.P.	Legacy Reserves LP Linn Energy, LLC Magellan Midstream Partners, L.P. Markwest Energy Partners, L.P.	Suburban Propane Partners, L.P. Sunoco Logistics Partners L.P. TC PipeLines, LP Targa Resources Partners LP
DCP Midstream Partners, LP	Martin Midstream Partners L.P.	Teekay LNG Partners L.P.
El Paso Pipeline Partners, L.P.	Natural Resource Partners L.P.	Teekay Offshore Partners L.P.
Enbridge Energy Partners, L.P.	Navios Maritime Partners L.P.	Vanguard Natural Resources LLC
Energy Transfer Equity, L.P.	NuStar Energy L.P.	Western Gas Partners, LP
Energy Transfer Partners, L.P.	Nustar GP Holdings, LLC	Williams Partners L.P.
Enterprise Products Partners L.P.	ONEOK Partners, L.P.

For the Company’s performance units, the minimum award, equivalent to 50 percent of the number of performance units, will be payable if the Company’s TSR rank is at the 40th percentile of the Adjusted Russell MidCap Utilities Index. The target award, equivalent to 100 percent of the number of performance units, will be payable if the TSR rank is at the 50th percentile. The maximum award, equivalent to 200 percent of the number of performance units, will be payable if the Company’s TSR rank is the highest of all Adjusted Russell MidCap Utilities Index. The number of AmeriGas Partners common units underlying performance units that will be paid out to Messrs. Sheridan and Bissell will be based upon AmeriGas Partners’ TUR rank relative to the Alerian MLP Index entities and is computed using a methodology analogous to that described above with regard to the Company’s TSR ranking.

Each award payable to the named executive officers provides a number of the Company’s shares or AmeriGas Partners’ common units equal to the number of performance units earned. After the Committee has determined that the conditions for payment have been satisfied, the Company or AmeriGas Propane, as the case may be, has the authority to provide for a cash payment to the named executives in lieu of a limited number of the shares or common units payable. The cash payment is based on the value of the securities at the end of the performance period and is designed to meet minimum statutory tax withholding requirements. In the event that UGI executives earn shares in excess of the target award, the value of the shares earned in excess of target is paid entirely in cash.

All performance units have dividend or distribution equivalent rights, as applicable. A dividend equivalent is an amount determined by multiplying the number of performance units credited to a recipient’s account by the per-share cash dividend or the per-share fair market value of any non-cash dividend paid by the Company during the performance period on Company shares on a dividend payment date. A distribution equivalent relates to AmeriGas common units and is determined in a similar manner. Accrued dividend and distribution equivalents are payable in cash based on the number of common shares or AmeriGas Partners’ common units, if any, paid out at the end of the performance period.

•	Long-Term Compensation — Payout of Performance Units for 2009-2011 Period

During Fiscal 2012, there was no payout to those executives who received performance units in our 2009 fiscal year covering the period from January 1, 2009 to December 31, 2011. For that period, the Company’s TSR ranked 24th relative to the 34 other companies in the S&P Utilities Index, placing the Company at approximately the 30th percentile ranking, resulting in no payout of the target award. AmeriGas Partners’ TUR ranked 12th relative to its peer group of 19 other partnerships, placing AmeriGas Partners at approximately the 39th percentile ranking, resulting in no payout of the target award.

•	Perquisites and Other Compensation

We provide limited perquisite opportunities to our executive officers. We provide reimbursement for tax preparation services and limited spousal travel. Our named executive officers may also occasionally use the Company’s tickets for sporting events for personal rather than business purposes. We discontinued reimbursement for tax preparation services in Fiscal 2011 for newly hired executives. The aggregate cost of perquisites for all named executive officers in Fiscal 2012 was less than $50,000. In addition, Mr. Varagne was permitted to use his company car through the end of the lease arrangement in February 2012. In connection with the commencement of Ms. Gaudiosi’s employment, she received (a) reimbursement for relocation expenses in accordance with the Company’s relocation policy in the amount of approximately $125,000 and (b) a tax gross-up payment of approximately $30,000 for non-deductible relocation expenses.

•	Other Benefits

Our named executive officers participate in various retirement, pension, deferred compensation and severance plans, which are described in greater detail in the ONGOING PLANS AND POST-EMPLOYMENT AGREEMENTS section of this COMPENSATION DISCUSSION AND ANALYSIS. We also provide employees, including the named executive officers, with a variety of other benefits, including medical and dental benefits, disability benefits, life insurance, and paid time off for holidays and vacations. These benefits generally are available to all of our full-time employees, although AmeriGas Propane provided certain enhanced disability and life insurance benefits to Messrs. Sheridan and Bissell having a total aggregate cost in Fiscal 2012 of less than $10,000.

•	Ongoing Plans and Post-Employment Agreements

We have several plans and agreements (described below) that enable our named executive officers to accrue retirement benefits as the executives continue to work for us, provide severance benefits upon certain types of termination of employment events or provide other forms of deferred compensation. Effective upon Mr. Varagne’s resignation on October 11, 2011, he was no longer eligible to participate in any of the Company’s benefit plans, except as specifically indicated below.

Retirement Income Plan for Employees of UGI Utilities, Inc. (the “UGI Pension Plan”)

This plan is a tax-qualified defined benefit plan available to, among others, employees of the Company and certain of its subsidiaries. The UGI Pension Plan was closed to new participants as of January 1, 2009. The UGI Pension Plan provides an annual retirement benefit based on an employee’s earnings and years of service, subject to maximum benefit limitations. Messrs. Greenberg, Walsh and Hall participate in the UGI Pension Plan; Mr. Bissell has a vested benefit, but he no longer participates. See COMPENSATION OF EXECUTIVE OFFICERS — Pension Benefits Table — Fiscal 2012 and accompanying narrative for additional information.

UGI Utilities, Inc. Savings Plan (the “UGI Savings Plan”)

This plan is a tax-qualified defined contribution plan available to, among others, employees of the Company. Under the plan, an employee may contribute, subject to Internal Revenue Code (the “Code”) limitations (which, among other things, limited annual contributions in 2012 to $17,000, up to a maximum of 50 percent of his or her eligible compensation on a pre-tax basis and up to 20 percent of his or her eligible compensation on an after-tax basis. The combined maximum of pre-tax and after-tax contributions is 50 percent of his or her eligible compensation. The Company provides matching contributions targeted at 50 percent of the first 3 percent of eligible compensation contributed by the employee in any pay period, and 25 percent of the next 3 percent. For participants entering the UGI Savings Plan on or after January 1, 2009, who are not eligible to participate in the UGI Pension Plan, the Company provides matching contributions targeted at 100 percent of the first 5 percent of eligible compensation contributed by the employee in any pay period. Amounts credited to an employee’s account in the plan may be invested among a number of funds, including the Company’s stock fund. Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi are eligible to participate in the UGI Savings Plan.

AmeriGas Propane, Inc. Savings Plan (the “AmeriGas Savings Plan”)

This plan is a tax-qualified defined contribution plan for AmeriGas Propane employees. Subject to Code limits, which are the same as described above with respect to the UGI Savings Plan, an employee may contribute, on a pre-tax basis, up to 50 percent of his or her eligible compensation, and AmeriGas Propane provides a matching contribution equal to 100 percent of the first 5 percent of eligible compensation contributed in any pay period. Like the UGI Savings Plan, participants in the AmeriGas Savings Plan may invest amounts credited to their account among a number of funds, including the Company’s stock fund. Messrs. Sheridan and Bissell are eligible to participate in the AmeriGas Savings Plan.

UGI Corporation Supplemental Executive Retirement Plan and Supplemental Savings Plan

UGI Corporation Supplemental Executive Retirement Plan

This plan is a nonqualified defined benefit plan that provides retirement benefits that would otherwise be provided under the UGI Pension Plan to employees hired prior to

January 1, 2009, but are prohibited from being paid from the UGI Pension Plan by Code limits. The plan also provides additional benefits in the event of certain terminations of employment covered by a change in control agreement. Messrs. Greenberg, Walsh and Hall participate in the UGI Corporation Supplemental Executive Retirement Plan. See COMPENSATION OF EXECUTIVE OFFICERS — Pension Benefits Table — Fiscal 2012 and accompanying narrative for additional information.

UGI Corporation Supplemental Savings Plan

This plan is a nonqualified deferred compensation plan that provides benefits that would be provided under the qualified UGI Savings Plan to employees hired prior to January 1, 2009 in the absence of Code limitations. The Supplemental Savings Plan is intended to pay an amount substantially equal to the difference between the Company matching contribution to the qualified UGI Savings Plan and the matching contribution that would have been made under the qualified UGI Savings Plan if the Code limitations were not in effect. At the end of each plan year, a participant’s account is credited with earnings equal to the weighted average return on two indices: 60 percent on the total return of the Standard and Poor’s 500 Index and 40 percent on the total return of the Barclays Capital U.S. Aggregate Bond Index. The plan also provides additional benefits in the event of certain terminations of employment covered by a change in control agreement. Messrs. Greenberg, Walsh and Hall are each eligible to participate in the UGI Corporation Supplemental Savings Plan. See COMPENSATION OF EXECUTIVE OFFICERS — Nonqualified Deferred Compensation Table — Fiscal 2012 and accompanying narrative for additional information.

2009 UGI Corporation Supplemental Executive Retirement Plan for New Employees

The 2009 UGI Corporation Supplemental Executive Retirement Plan for New Employees (the “2009 UGI SERP”) is a nonqualified deferred compensation plan that is intended to provide retirement benefits to executive officers who are not eligible to participate in the UGI Pension Plan, having commenced employment with UGI on or after January 1, 2009. Under the 2009 UGI SERP, the Company credits to each participant’s account annually an amount equal to 5 percent of the participant’s compensation (salary and annual bonus) up to the Code compensation limit ($245,000 in 2011) and 10 percent of compensation in excess of such limit. In addition, if any portion of the Company’s matching contribution under the UGI Savings Plan is forfeited due to nondiscrimination requirements under the Code, the forfeited amount, adjusted for earnings and losses on the amount, will be credited to a participant’s account. Participants direct the investment of their account balances among a number of mutual funds, which are generally the same funds available to participants in the UGI Savings Plan, other than the UGI stock fund. Ms. Gaudiosi is eligible to participate in the 2009 UGI SERP. See COMPENSATION OF EXECUTIVE OFFICERS — Pension Benefits Table — Fiscal 2012 and accompanying narrative for additional information.

AmeriGas Propane, Inc. Supplemental Executive Retirement Plan

AmeriGas Propane maintains a supplemental executive retirement plan, which is a nonqualified deferred compensation plan for highly compensated employees of AmeriGas Propane. Under the plan, AmeriGas Propane credits to each participant’s account annually an amount equal to 5 percent of the participant’s compensation up to the Code compensation limits and 10 percent of compensation in excess of such limit. In addition, if any portion of AmeriGas Propane’s matching contribution under the AmeriGas Savings Plan is forfeited due to nondiscrimination requirements under the Code, the forfeited amount, adjusted for earnings and losses on the amount, will be credited to a participant’s account. Participants direct the investment of the amounts in their accounts among a number of mutual funds. Messrs. Sheridan and Bissell participate in the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan. See COMPENSATION OF EXECUTIVE OFFICERS — Nonqualified Deferred Compensation Table — Fiscal 2012 and accompanying narrative for additional information.

AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P.

Effective July 30, 2010, this plan succeeded the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P., which expired on December 31, 2009. The plan provides (i) designated employees of AmeriGas Propane and its affiliates and (ii) non-employee members of the Board of Directors of AmeriGas Propane with the opportunity to receive grants of options, phantom units, performance units, unit awards, unit appreciation rights, distribution equivalents and other unit-based awards. The plan also provides that if there is a change in control of AmeriGas Partners or UGI Corporation, then the following will generally occur: (i) AmeriGas Partners will provide the participant with written notification of the change in control, (ii) all outstanding options and unit appreciation rights will automatically vest and become exercisable, (iii) the restrictions and conditions on outstanding unit awards will lapse, (iv) phantom units and performance units will become payable in cash in an amount not less than their target amount or in a larger amount up to the maximum grant value, as determined by the Committee, and (v) distribution equivalents and other unit-based awards will become payable in full in cash, in amounts determined by the Committee. Messrs. Sheridan and Bissell are eligible to participate in the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P.

AmeriGas Propane, Inc. Nonqualified Deferred Compensation Plan

AmeriGas Propane maintains a nonqualified deferred compensation plan under which participants may defer up to $10,000 of their annual compensation. Deferral elections are made annually by eligible participants in respect of compensation to be earned for the following year. Participants may direct the investment of deferred amounts into a number of mutual funds. Payment of amounts accrued for the account of a participant generally is made following the participant’s termination of employment. Messrs. Sheridan and Bissell are eligible to participate in the AmeriGas Propane, Inc. Nonqualified Deferred Compensation Plan. See COMPENSATION OF EXECUTIVE OFFICERS — Nonqualified Deferred Compensation Table — Fiscal 2012 and accompanying narrative for additional information.

UGI Corporation 2009 Deferral Plan, As Amended and Restated Effective June 1, 2010

This plan provides deferral options that comply with the requirements of Section 409A of the Code related to (i) all stock units and phantom units granted to the Company’s and AmeriGas Propane’s non-employee Directors, (ii) benefits payable under the UGI Corporation Supplemental Executive Retirement Plan, (iii) the 2009 UGI Corporation SERP and (iv) benefits payable under the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan. If an eligible participant elects to defer payment under the plan, the participant may receive future benefits after separation from service as (i) a lump sum payment, (ii) annual installment payments over a period between two and ten years or (iii) one to five retirement distribution amounts to be paid in a lump sum in the year specified by the individual. Deferred benefits, other than stock units and phantom units, will be deemed to be invested in investment funds selected by the participant from among a list of available funds. Messrs. Greenberg, Walsh and Bissell elected to defer benefits under this plan. The plan also provides newly eligible participants with a deferral election that must be acted upon promptly.

Severance Pay Plans for Senior Executive Employees

The Company and AmeriGas Propane each maintain a severance pay plan that provides severance compensation to certain senior level employees. The plans are designed to alleviate the financial hardships that may be experienced by executive employee participants whose employment is terminated without just cause, other than in the event of death or disability. The Company’s plan covers Messrs. Greenberg, Walsh, and Hall and Ms. Gaudiosi, and the AmeriGas Propane plan covers Mr. Sheridan. See COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments Upon Termination or Change in Control for further information regarding the severance plans.

Severance Arrangement with Mr. Varagne

Mr. Varagne had an agreement with our French subsidiary, AGZ Holding, providing for severance benefits in the event his employment was terminated without fault on his part (the “2002 Severance Agreement”). The agreement provided for a cash payment equal to one year of compensation, based on compensation received in the 12 months prior to the effective date of termination. Mr. Varagne’s agreement required that he execute a release discharging the Company and its subsidiaries from liability in connection with his termination prior to receipt of severance payments. On October 12, 2011, Mr. Varagne entered into a settlement agreement with Antargaz and AGZ Holding (the “Settlement Agreement”), pursuant to which he resigned as chairman and chief executive officer of Antargaz, as chief executive officer of AGZ Holding and as a director of Antargaz and AGZ Holding, effective October 12, 2011. In consideration for payments made to Mr. Varagne pursuant to the Settlement Agreement, which included all amounts payable under the 2002 Severance Agreement, Mr. Varagne released the Company, Antargaz, AGZ Holding and certain other parties from any and all claims he may have against any of them. See COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments Upon Termination or Change in Control below for further information regarding Mr. Varagne’s severance agreement.

Change in Control Agreements

The Company has change in control agreements with Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi, and AmeriGas Propane has a change in control agreement with Mr. Sheridan. The change in control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disturbing circumstances arising from the possibility of the change in control and to serve as an incentive to their continued employment with us. The agreements provide for payments and other benefits if we terminate an executive’s employment without cause or if the executive terminates employment for good reason within two years following a change in control of the Company (and, in the case of Mr. Sheridan, AmeriGas Propane or AmeriGas Partners). See COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments Upon Termination or Change in Control for further information regarding the change in control agreements.

•	Stock Ownership Guidelines

We seek to align executives’ interests with shareholder and unitholder interests through our equity ownership guidelines. We believe that by encouraging our executives to maintain a meaningful equity interest in the Company or, if applicable, AmeriGas Partners, we will enhance the link between our executives and stockholders or unitholders. Under our guidelines, an executive must meet 10 percent of the ownership requirement within one year from the date of employment or promotion and must use 10 percent of his or her gross annual bonus award to purchase stock (or, in the case of Mr. Sheridan, partnership common units or stock) until his or her share ownership requirement is met. In addition, the guidelines require that 50 percent of the net proceeds from a “cashless exercise” of stock options be used to purchase stock until the ownership requirement is met. The guidelines also require that, until the share ownership requirement is met, the executive retain all shares or common units received in connection with the payout of performance units. Up to 20 percent of the ownership requirement may be satisfied through holdings of UGI common stock in the executive’s account in the relevant savings plan.

Mr. Sheridan is permitted to satisfy his requirements through ownership of UGI common stock, AmeriGas Partners common units, or a combination of UGI common stock and AmeriGas Partners common units, with each AmeriGas Partners common unit equivalent to 1.5 shares of UGI common stock.

The following table provides information regarding our equity ownership guidelines for, and the number of shares and common units held at September 30, 2012 by, our named executive officers:

Name	Required Ownership of UGI Corporation Common Stock (1)	Number of Shares of UGI Corporation Common Stock Held at 9/30/2012	Number of AmeriGas Partners Common Units Held at 9/30/2012
Lon R. Greenberg	250,000	345,060	15,000
John L. Walsh	100,000	144,458	7,000
Bradley C. Hall	30,000	58,608	0
Jerry E. Sheridan	60,000	1,237	19,244
Monica M. Gaudiosi	30,000	3,300	0

(1)	All named executive officers are in compliance with the stock ownership guidelines, which require the accumulation of shares or shares and common units over time.

•	Stock Option Grant Practices

The Committees approve annual stock option grants to executive officers in the last calendar quarter of each year, to be effective the following January 1. The exercise price per share of the options is equal to or greater than the closing share price of the Company’s common stock on the last trading day of December. A grant to a new employee is generally effective on the later of the date the employee commences employment with us or the date the Committee authorizes the grant. In either case the exercise price is equal to or greater than the closing price per share of the Company’s common stock on the effective date of grant. From time to time, management recommends stock option grants for non-executive employees, and the grants, if approved by the Committee, are effective on or after the date of Committee action and have an exercise price equal to or greater than the closing price per share of the Company’s common stock on the effective date of grant. We believe that our stock option grant practices are appropriate and effectively eliminate any question regarding “timing” of grants in anticipation of material events.

•	Role of Executive Officers in Determining Executive Compensation

In connection with Fiscal 2012 compensation, Mr. Greenberg, aided by our human resources personnel, provided statistical data and recommendations to the appropriate Committee to assist it in determining compensation levels. Mr. Greenberg did not make recommendations as to his own compensation and was excused from the Committee meeting when his compensation was discussed by the Committee. While the Committees utilized information provided by Mr. Greenberg, and valued Mr. Greenberg’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the independent members of the appropriate Board of Directors following Committee recommendations.

•	Tax Considerations

In Fiscal 2012, we paid salary and annual bonus compensation to named executive officers that were not fully deductible under U.S. federal tax law because it did not meet the statutory performance criteria. Section 162(m) of the Code precludes us from deducting certain forms of compensation in excess of $1,000,000 paid to the named executive officers in any one year. Our policy generally is to preserve the federal income tax deductibility of equity compensation paid to our executives by making it performance-based. We will continue to consider and evaluate all of our compensation programs in light of federal tax law and regulations. Nevertheless, we believe that, in some circumstances, factors other than tax deductibility take precedence in determining the forms and amount of compensation, and we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our Company.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narrative and footnotes provide information regarding the compensation of our Chief Executive Officer, Principal Financial Officer, our three other most highly compensated executive officers in Fiscal 2012 and two former executive officers.

SUMMARY COMPENSATION TABLE – FISCAL 2012
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

L. R. Greenberg Chairman and Chief Executive Officer	2012 2011 2010	1,131,924 1,099,047 1,067,500	0 0 0	1,901,250 2,479,400 1,590,400	1,303,355 1,629,000 1,347,000	772,406 1,072,821 1,145,428	2,883,824 3,258,787 1,971,422	67,459 62,162 69,853	8,060,218 9,601,217 7,191,603

J. L. Walsh President, Chief Operating Officer and Principal Financial Officer	2012 2011 2010	701,470 647,040 648,440	0 50,000(7) 0	760,500 991,760 636,160	543,065 678,750 561,250	413,478 508,494 591,410	651,008 376,855 377,873	27,985 28,023 33,081	3,097,506 3,307,922 2,848,214

J. E. Sheridan President and Chief Executive Officer of AmeriGas Propane, Inc.	2012	410,220	0	603,500	305,110	0	0	48,587	1,367,417

B. C. Hall President of UGI Enterprises, Inc.	2012	329,659	0	204,750	182,470	0	341,177	10,443	1,068,499

M. M. Gaudiosi Vice President, General Counsel and Secretary(6)	2012	169,246	0	244,167	193,206	120,011	0	172,503	899,133

E. V. N. Bissell Former President and Chief Executive Officer of AmeriGas Propane, Inc. (8)	2012 2011 2010	240,713 520,936 490,006	0 0 0	225,323 763,140 715,700	347,561 434,400 359,200	204,942 290,000 349,664	6,745 451 3,778	38,449 81,094 85,475	1,063,733 2,090,021 2,003,823

F. Varagne Former Chairman and Chief Executive Officer Antargaz(9)	2012 2011 2010	0 469,000 455,600	0 0 0	0 240,450 189,440	0 271,500 255,930	0 300,957 324,661	0 48,063 159,952	1,409,281 49,483 48,936	1,409,281 1,379,453 1,434,519
(1)	The amounts shown in column (c) represent salary payments actually received during the fiscal year shown based on the number of pay periods within such fiscal year.

(2)	The amounts shown in columns (e) and (f) above represent the aggregate fair value of awards of performance units and stock options on the date of grant. The assumptions used in the calculation of the amounts shown are included in Note 2 and Note 13 to our audited consolidated financial statements for Fiscal 2012, which are included in our Annual Report on Form 10-K. See the Grants of Plan-Based Awards Table – Fiscal 2012 for information on awards of performance units and stock options made in Fiscal 2012.

(3)	The amounts shown in this column represent payments made under the applicable performance-based annual bonus plan.

(4)	The amounts shown in column (h) of the Summary Compensation Table – Fiscal 2012 reflect (i) the change from September 30, 2011 to September 30, 2012 in the actuarial present value of the named executive officer’s accumulated benefit under the Company’s defined benefit and actuarial pension plans, including the UGI Corporation Supplemental Executive Retirement Plan, and (ii) the above-market portion of earnings, if any, on nonqualified deferred compensation accounts. The change in pension value from year to year as reported in this column is subject to market volatility and may not represent the value that a named executive officer will actually accrue under the Company’s pension plans during any given year. Mr. Bissell has a vested annual benefit of approximately $3,300 under the Company’s defined benefit pension plan, based on prior credited service. Mr. Bissell is not a current participant in the Company’s defined benefit retirement plan or in the UGI Corporation Supplemental Executive Retirement Plan. The material terms of the Company’s pension plans and deferred compensation plans are described in the Pension Benefits Table – Fiscal 2012 and the Nonqualified Deferred Compensation Table – Fiscal 2012, and the related narratives to each. Earnings on deferred compensation are considered above-market to the extent that the rate of interest exceeds 120 percent of the applicable federal long-term rate. For purposes of the Summary Compensation Table – Fiscal 2012, the market rate on deferred compensation most analogous to the rate at the time the interest rate is set under the Company’s plan for Fiscal 2012 was 3.37 percent, which is 120 percent of the federal long-term rate for December 2011. Earnings on deferred compensation for Messrs. Sheridan and Mr. Bissell and Ms. Gaudiosi are market-based, and calculated in the same manner and at the same rate as earnings on externally managed investments available in a broad-based qualified plan. The amounts included in column (h) of the Summary Compensation Table – Fiscal 2012 are itemized below.

Name	Change in Pension Value ($)	Above-Market Earnings on Deferred Compensation ($)
L.R. Greenberg	2,874,925	8,899
J.L. Walsh	649,306	1,702
J.E. Sheridan	0	0
B.C. Hall	340,604	573
M.M. Gaudiosi	0	0
E.V.N. Bissell	6,745	0
F. Varagne	0	0

(5)	The table below shows the components of the amounts included for each named executive officer under column (i), All Other Compensation, in the Summary Compensation Table – Fiscal 2012. Other than as set forth below, the named executive officers did not receive perquisites with an aggregate value of $10,000 or more.

Name	Employer Contribution to 401(k) Savings Plan ($)	Employer Contribution To UGI Supplemental Savings Plan; AmeriGas Propane, Inc. Supplemental Executive Retirement Plan; Antargaz Defined Contribution Plan ($)	Perquisites ($)	Relocation Expense Reimbursement ($)	Total ($)
L. R. Greenberg(a)	5,625	41,759	20,075	0	67,459
J. L. Walsh	5,625	22,360	0	0	27,985
J. E. Sheridan	12,500	36,087	0	0	48,587
B. C. Hall	5,485	4,958	0	0	10,443
M. M. Gaudiosi(b)	0	16,676	0	155,827	172,503
E. V. N. Bissell	6,133	32,316	0	0	38,449
F. Varagne	0	0	15,481	0	15,481

(a)	The perquisites shown for Mr. Greenberg include spousal travel expenses when attending Company or industry-related events where it is customary that officers attend with their spouses, tax preparation fees and occasional use of the Company’s tickets for sporting events for personal rather than business purposes. The perquisites for Mr. Varagne are for the use of a company vehicle. The incremental cost to the Company for these benefits is based on the actual costs or charges incurred by the Company for the benefits.

(b)	In connection with the commencement of Ms. Gaudiosi’s employment, she received (a) reimbursement for relocation expenses in accordance with the Company’s relocation policy in the amount of $125,305 and (b) a tax gross-up payment of $30,522 for non-deductible relocation expenses.

(6)	Ms. Gaudiosi received a prorated salary in Fiscal 2012 based on her employment commencement date of April 23, 2012. Ms. Gaudiosi received a non-equity incentive compensation payout equal to 100% of her target award prorated for the number of months for which she was employed by the Company in Fiscal 2012.

(7)	Discretionary bonus awarded in recognition of Mr. Walsh’s overall exceptional leadership, including serving as President and Chief Executive Officer of UGI Utilities, Inc.

(8)	Mr. Bissell received a prorated salary in Fiscal 2012 based on his retirement date of March 3, 2012. Mr. Bissell received a non-equity incentive compensation payout equal to 100% of his target award prorated for the number of months for which he was employed by the Company in Fiscal 2012.

(9)	Mr. Varagne resigned as Chairman and Chief Executive Officer of our French subsidiary, Antargaz, effective October 12, 2011. Mr. Varagne received no salary, bonus or non-equity incentive compensation in Fiscal 2012. Because Mr. Varagne resigned in October 2011, he does not meet the requirements for payment of any benefit under the Antargaz Supplemental Executive Retirement Plan. Mr. Varagne’s other compensation for Fiscal 2012 included: (1) a lump sum payment of €1,000,000, (2) reimbursement of legal fees in the amount of €10,000, and (3) use of a company vehicle until the expiration of the lease in February 2012. Mr. Varagne was paid in euros. In calculating the dollar equivalent for disclosure purposes, the Company converted the costs associated with Mr. Varagne’s use of the company car into dollars based on the monthly average exchange rate of $1.33 per euro during the period of his usage (October 2011 - February 2012). Mr. Varagne’s lump sum payment and legal fees were converted into dollars based on the currency exchange rate of $1.38 per euro on October 12, 2011, the effective date of his resignation.

Grants of Plan-Based Awards In Fiscal 2012

The following table and footnotes provide information regarding equity and non-equity plan grants to the named executive officers in Fiscal 2012.

Grants of Plan-Based Awards Table – Fiscal 2012
	Grant Date	Board Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name (5)			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

L.R. Greenberg	10/01/11	11/18/11	747,490	1,245,816	2,491,632

	01/01/12	11/18/11								300,000	29.40	1,303,355

	01/01/12	11/18/11				32,500	65,000	130,000				1,901,250

J.L. Walsh	10/01/11	11/18/11	400,140	666,900	1,333,800

	01/01/12	11/18/11								125,000	29.40	543,065

	01/01/12	11/18/11				13,000	26,000	52,000				760,500

J.E. Sheridan	10/01/11	11/17/11	158,014	292,618	585,236

	01/01/12	11/18/11								30,000	29.40	130,336

	01/01/12	11/17/11				2,250	4,500	9,000				217,260

	03/03/12	01/17/12				4,000	8,000	16,000				386,240
	03/03/12	01/17/12								42,000	28.04	174,775

B.C. Hall	10/01/11	11/18/11	114,856	198,026	376,250

	01/01/12	11/18/11								42,000	29.40	182,470
	01/01/12	11/18/11				3,500	7,000	14,000				204,750

M.M. Gaudiosi	04/23/12	03/21/12	0	120,011	0

	04/23/12	03/21/12								50,000	26.62	193,205

	04/23/12	03/21/12				5,000	10,000	20,000				202,000

	04/23/12	03/21/12				3,334	6,667	13,334				30,068

	04/23/12	03/21/12				1,667	3,333	6,666				12,099

Grants of Plan-Based Awards Table – Fiscal 2012
	Grant Date	Board Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name (5)			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

E. V. N. Bissell	10/01/11	11/17/11		204,942
	01/01/12	11/18/11								80,000	29.40	347,561
	01/01/12	11/17/11				2,333	4,666	9,332				225,323

(1)	The amounts shown under this heading relate to bonus opportunities under the relevant company’s annual bonus plan for Fiscal 2012. See COMPENSATION DISCUSSION AND ANALYSIS for a description of the annual bonus plans. Payments for these awards have already been determined and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the Summary Compensation Table. For Fiscal 2012, there were no payouts to Mr. Sheridan under the AmeriGas Propane annual bonus plan. The threshold amount shown for Messrs. Greenberg and Walsh is based on achievement of 80 percent of the financial goal. The threshold amount shown for Mr. Sheridan is based on achievement of 80 percent of the financial goal with the resulting amount reduced to the maximum extent provided for below-target achievement of the customer growth goal. The threshold amount shown for Mr. Hall is based on achievement of (i) 75 percent of the Energy Services, Inc. financial goal and (ii) 50 percent of the UGI Development Company financial goal. The threshold amount shown for Ms. Gaudiosi is equal to 100 percent of her target award, prorated for Fiscal 2012 based on her date of hire. The threshold amount shown for Mr. Bissell is equal to his actual payout based on his target award, prorated for Fiscal 2012 based on his retirement date.

(2)	The awards shown for all officers except Messrs. Sheridan and Bissell are performance units under the Company’s 2004 Plan, as described in COMPENSATION DISCUSSION AND ANALYSIS. Performance units are forfeitable until the end of the performance period in the event of termination of employment, with pro-rated forfeitures in the case of termination of employment or service as a Director due to retirement, death or disability. In the case of a change in control of the Company, outstanding performance units and dividend or distribution equivalents will be paid in cash in an amount equal to the greater of (i) the target award, or (ii) the award amount that would be paid as if the performance period ended on the date of the change in control, based on the Company’s achievement of the performance goal as of the date of the change in control, as determined by the Compensation and Management Development Committee.

For Messrs. Sheridan and Bissell, the awards shown are performance units under the AmeriGas 2010 Plan, as described in COMPENSATION DISCUSSION AND ANALYSIS. Terms of these awards with respect to forfeitures and change in control, as defined in the AmeriGas 2010 Plan, are fashioned in a similar manner to the terms of the performance units granted under the Company’s 2004 Plan. The awards shown for Mr. Bissell reflect the performance units forfeited by Mr. Bissell as a result of his retirement.

For Ms. Gaudiosi, the aggregate targeted number of performance units shown is 20,000. Of those, 10,000 were granted as a transition award, with performance periods ending December 31, 2012 (3,333), and December 31, 2013 (6,667).

(3)	On November 15, 2012, the Compensation/Pension Committee of AmeriGas Propane and the independent members of the AmeriGas Propane Board of Directors approved discretionary grants of AmeriGas Partners phantom units with distribution equivalents to Mr. Sheridan in recognition of his contributions and leadership with respect to the acquisition and integration of Heritage Propane during Fiscal 2012 to support the long-term best interests of the Company. See COMPENSATION DISCUSSION AND ANALYSIS – DISCRETIONARY EQUITY AWARDS for additional information on the awards.

(4)	Options are granted under the Company’s 2004 Plan. Under this Plan, the option exercise price is not less than 100 percent of the fair market value of the Company’s common stock on the effective date of the grant, which is either the date of the grant or a specified future date. The term of each option is generally ten years, which is the maximum allowable term. The options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. All options are nontransferable and generally exercisable only while the optionee is employed by the Company or an affiliate, with exceptions for exercise following termination without cause, retirement, disability or death. For purposes of the 2004 Plan, “employee” includes a chief executive officer or other officer or person who performs management and policymaking functions with respect to a subsidiary of the Company located outside the United States, but who is not an employee of the subsidiary. In the case of termination without cause, the option will be exercisable only to the extent that it has vested as of the date of termination of employment and the option will terminate upon the earlier of the expiration date of the option or the expiration of the 13-month period commencing on the date of termination of employment. If termination of employment occurs due to retirement, the option will thereafter become exercisable as if the optionee had continued to be employed by, or continued to provide service to, the Company, and the option will terminate upon the original expiration date of the option. If termination of employment occurs due to disability, the option term is shortened to the earlier of the third anniversary of the date of such termination of employment, or the original expiration date, and vesting continues in accordance with the original vesting schedule. In the event of death of the optionee while an employee, the option will become fully vested and the option term will be shortened to the earlier of the expiration of the 12-month period following the optionee’s death, or the original expiration date. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting the Company’s common stock. In the event of a change in control, unvested options become exercisable.

(5)	Due to Mr. Varagne’s resignation effective October 12, 2011, Mr. Varagne did not receive any equity or non-equity grants in Fiscal 2012.

Outstanding Equity Awards at Year-End

The following table shows the outstanding stock option and performance unit awards held by the named executive officers at September 30, 2012.

Outstanding Equity Awards at Year-End Table – Fiscal 2012
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(e)	(f)	(g)	(h)	(i)		(j)
L. R. Greenberg	215,000 250,000 280,000 300,000 300,000 200,000 100,000	(1) (2) (3) (4) (5) (6) (7)	100,000 200,000 300,000	(6) (7) (8)	20.47 20.48 27.28 27.25 24.42 24.19 31.58 29.40	12/31/2014 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 12/31/2021	0	0	70,000 70,000 65,000	(15) (16)	0 2,222,500 2,063,750	(14)
J. L. Walsh	70,000 120,000 120,000 125,000 83,334 41,666	(9) (3) (4) (5) (6) (7)	41,666 83,334 125,000	(6) (7) (8)	22.92 27.28 27.25 24.42 24.19 31.58 29.40	03/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 12/31/2021	0	0	28,000 28,000 26,000	(15) (16)	0 889,000 825,500	(14)
J. E. Sheridan	15,000 18,000 18,000 17,000 21,000 14,666 7,334 1,778	(10) (2) (3) (4) (5) (6) (7) (11)	7,334 14,666 3,555 30,000 42,000	(6) (7) (11) (8) (12)	27.57 20.48 27.28 27.25 24.42 24.19 31.58 32.52 29.40 28.04	08/14/2015 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 05/08/2021 12/31/2021 03/02/2022	0	0	3,800 3,200 1,584 4,500 8,000	(17) (18) (19) (20) (21)	0 208,869 196,470	(14)
B. C. Hall	23,000 20,000 30,000 24,667 14,000	(3) (4) (5) (6) (7)	12,333 28,000 42,000	(6) (7) (8)	27.28 27.25 24.42 24.19 31.58 29.40	12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 12/31/2021	0	0	7,000 7,000 7,000	(15) (16)	0 222,250 222,250	(14)
M. M. Gaudiosi			50,000	(13)	26.62	04/22/2022	0	0	3,333 6,667 10,000	(14) (15) (16)	0 211,677 317,500	(14)
E. V. N. Bissell	65,000 75,000 53,334 26,666	(4) (5) (6) (7)	26,666 53,334 80,000	(6) (7) (8)	27.25 24.42 24.19 31.58 29.40	03/02/2015 12/31/2018 12/31/2019 12/31/2020 12/31/2021	0	0	17,000 14,000 4,666	(18) (22)	0 611,240 611,240	(17)
F. Varagne(23)	0		0		0	N/A	0	0	0		0

Note:	Column (d) was intentionally omitted.
(1)	These options were granted effective January 1, 2005 and were fully vested on January 1, 2008.
(2)	These options were granted effective January 1, 2006 and were fully vested on January 1, 2009.

(3)	These options were granted effective January 1, 2007 and were fully vested on January 1, 2010.
(4)	These options were granted effective January 1, 2008 and were fully vested on January 1, 2011.
(5)	These options were granted effective January 1, 2009 and were fully vested on January 1, 2012.
(6)	These options were granted effective January 1, 2010. These options vest 33 1/3 percent on each anniversary of the grant date and will be fully vested on January 1, 2013.
(7)	These options were granted effective January 1, 2011. These options vest 33 1/3 percent on each anniversary of the grant date and will be fully vested on January 1, 2014.
(8)	These options were granted effective January 1, 2012. These options vest 33 1/3 percent on each anniversary of the grant date and will be fully vested on January 1, 2015.
(9)	These options were granted effective April 1, 2005 and were fully vested on April 1, 2008.
(10)	These options were granted effective August 15, 2005 and were fully vested on August 15, 2008.
(11)	These options were granted effective May 9, 2011. These options vest 33 1/3 percent on each anniversary of the grant date and will be fully vested on May 9, 2014.
(12)	These options were granted effective March 3, 2012. These options vest 33 1/3 percent on each anniversary of the grant date and will be fully vested on March 3, 2015.
(13)	These options were granted effective April 23, 2012. These options vest 33 1/3 percent on each anniversary of the grant date and will be fully vested on April 23, 2015.
(14)	The amount shown relates to a target award of performance units granted effective January 1, 2010. The performance measurement period for these performance units is January 1, 2010 through December 31, 2012. The value of the number of performance units which may be earned at the end of the performance period is based on the Company’s TSR relative to that of each of the companies in the S&P Utilities Index as of the first day of the performance measurement period. The actual number of performance units and accompanying dividend equivalents earned may be higher (up to 200% of the target award) or lower than the amount shown, based on TSR performance through the end of the performance period. The performance units will be payable, if at all, on January 1, 2013. As of September 30, 2012, the Company’s TSR ranking qualified for no payout of the target number of performance units originally granted. See COMPENSATION DISCUSSION AND ANALYSIS – Long-Term Compensation – Fiscal 2012 Equity Awards for more information on the TSR performance goal measurements.
(15)	These performance units were awarded January 1, 2011. The measurement period for the performance goal is January 1, 2011 through December 31, 2013. The performance goal is the same as described in footnote 14, but it is measured for a different three-year period and the Company’s TSR is measured relative to the group of companies that comprise the Russell Midcap Utility Index, excluding telecommunications companies, as of the first day of the performance measurement period. The performance units will be payable, if at all, on January 1, 2014.
(16)	These performance units were awarded January 1, 2012. The measurement period for the performance goal is January 1, 2012 through December 31, 2014. The performance goal is the same as described in footnote 15, but it is measured for a different three-year period. The performance units will be payable, if at all, on January 1, 2015.
(17)	The amount shown relates to a target award of AmeriGas Partners, L.P. restricted units granted effective December 31, 2009. The performance measurement period for these restricted units is January 1, 2010 through December 31, 2012. The value of the number of restricted units which may be earned at the end of the performance period is based on the AmeriGas Partners’ TUR relative to that of each of the master limited partnerships in the Alerian MLP Index as of the first day of the performance measurement period. The actual number of restricted units and accompanying distribution equivalents earned may be higher (up to 200% of the target award) or lower than the amount shown, based on TUR performance through the end of the performance period. The restricted units will be payable, if at all, on January 1, 2013. As of September 30, 2012, the AmeriGas Partners’ TUR ranking qualified for no payout of the target number of restricted units originally granted. See COMPENSATION DISCUSSION AND ANALYSIS – Long-Term Compensation – Fiscal 2012 Equity Awards for more information on the TUR performance goal measurements.
(18)	These performance units were awarded January 1, 2011. The measurement period for the performance goal is January 1, 2011 through December 31, 2013. The performance goal is the same as described in footnote 17, but it is measured for a different three-year period. The performance units will be payable, if at all, on January 1, 2014.
(19)	These performance units were awarded May 9, 2011 in connection with Mr. Sheridan’s promotion to Chief Operating Officer in 2011. The measurement period is the same as described in footnote 18 and the performance goal is the same as described in footnote 17. The performance units will be payable, if at all, on January 1, 2014.
(20)	These performance units were awarded January 1, 2012. The measurement period for the performance goal is January 1, 2012 through December 31, 2014. The performance goal is the same as described in footnote 17, but it is measured for a different three-year period. The performance units will be payable, if at all, on January 1, 2015.
(21)	These performance units were awarded March 3, 2012 in connection with Mr. Sheridan’s promotion to Chief Executive Officer in 2012. The measurement period is the same as described in footnote 20 and the performance goal is the same as described in footnote 17. The performance units will be payable, if at all, on January 1, 2015.
(22)	Mr. Bissell was awarded 14,000 performance units on January 1, 2012, of which 9,334 performance units were forfeited due to his retirement effective March 3, 2012.
(23)	Mr. Varagne forfeited (i) all unvested stock options effective upon his resignation, (ii) all performance units effective upon his resignation, and (iii) all vested stock options effective thirteen months following his resignation.

Option Exercises and Stock Vested in Fiscal 2012

The following table sets forth (i) the number of shares of UGI Corporation common stock acquired by the named executive officers in Fiscal 2012 from the exercise of stock options, (ii) the value realized by those officers upon the exercise of stock options based on the difference between the market price for our common stock on the date of exercise and the exercise price for the options, (iii) the number of performance units and stock units previously granted to the named executive officers that vested in Fiscal 2012, and (iv) the value realized by those officers upon the vesting of such units based on the closing market price for shares of our common stock, or for Messrs. Sheridan and Bissell, common units of AmeriGas Partners, on the vesting date.

Option Exercises and Stock Vested Table – Fiscal 2012
	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
L.R. Greenberg	150,000	1,700,700	0	0
J. L. Walsh	100,000	815,000	0	0
J. E. Sheridan	0	0	0	0
B. C. Hall	53,000	508,980	0	0
M. M. Gaudiosi	0	0	0	0
E.V.N. Bissell	70,000	273,000	0	0
F. Varagne	109,000	507,332	0	0

(1)	During Fiscal 2012, there was no payout to those executives who received performance units for the performance period from January 1, 2009 to December 31, 2011.

Pension Benefits

The following table shows (i) the number of years of credited service for the named executive officers under the Company’s defined benefit retirement plan (which we refer to below as the “UGI Utilities, Inc. Retirement Plan”), its supplemental executive retirement plan (which we refer to below as the “UGI SERP”), and the Antargaz Supplemental Executive Retirement Plan, (ii) the actuarial present value of accumulated benefits under those plans as of September 30, 2012, and (iii) any payments made to the named executive officers in Fiscal 2012 under those plans.

Pension Benefits Table – Fiscal 2012
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
L. R. Greenberg	UGI SERP	32	20,003,980	0
	UGI Utilities, Inc. Retirement Plan	32	1,894,143	0
J. L. Walsh	UGI SERP	7	1,871,500	0
	UGI Utilities, Inc. Retirement Plan	7	354,065	0
J. E. Sheridan	None	0	0	0
B. C. Hall	UGI SERP	30	1,308,950	0
	UGI Utilities, Inc. Retirement Plan	30	1,454,757	0
M. M. Gaudiosi	None	0	0	0
E. V.N. Bissell(1)	UGI Utilities, Inc. Retirement Plan	6	40,031	0
F. Varagne(2)	Antargaz Supplemental Executive Retirement Plan	0	0	0

(1)	Mr. Bissell has a vested annual benefit of approximately $3,300 under the UGI Utilities, Inc. Retirement Plan based on prior credited service. Mr. Bissell is not a current participant in that plan.
(2)	Mr. Varagne forfeited all benefits under the Antargaz Supplemental Executive Retirement Plan upon his resignation in October 2011.

The Company participates in the UGI Utilities, Inc. Retirement Income Plan, a qualified defined benefit retirement plan (“Pension Plan”) to provide retirement income to its employees hired prior to January 1, 2009. The Pension Plan pays benefits based upon final average earnings, consisting of base salary or wages and annual bonuses and years of credited service. Benefits vest after the participant completes five years of vesting service.

The Pension Plan provides normal annual retirement benefits at age 65, unreduced early retirement benefits at age 62 with ten years of service and reduced, but subsidized, early retirement benefits at age 55 with ten years of service. Employees terminating prior to early retirement eligibility are eligible to receive a benefit under the plan formula commencing at age 65 or an unsubsidized benefit as early as age 55, provided they had 10 years of service at termination. Employees who have attained age 50 with 15 years of service and are involuntarily terminated by the Company prior to age 55 are also eligible for subsidized early retirement benefits, beginning at age 55.

The Pension Plan’s normal retirement benefit formula is (A) – (B) and is shown below:

A. = The minimum of (1) and (2), where

(1) = 1.9% of five-year final average earnings (as defined in the Pension Plan) multiplied by years of service;

(2) = 60% of the highest year of year of earnings; and

B. = 1% of the estimated primary Social Security benefit multiplied by years of service

The amount of the benefit produced by the formula will be reduced by an early retirement factor based on the employee’s actual age in years and months as of his early retirement date. The reduction factors range from 65 percent at age 55 to 100 percent (no reduction) at age 62.

The normal form of benefit under the Pension Plan for a married employee is a 50 percent joint and survivor lifetime annuity. Regardless of marital status, a participant may choose from a number of lifetime annuity payments.

The Pension Plan is subject to qualified-plan Code limits on the amount of annual benefit that may be paid, and on the amount of compensation that may be taken into account in calculating retirement benefits under the plan. For 2012, the limit on the compensation that may be used is $250,000 and the limit on annual benefits payable for an employee retiring at age 65 in 2012 is $200,000. Benefits in excess of those permitted under the statutory limits are paid from the Company’s Supplemental Executive Retirement Plan, described below.

Messrs. Greenberg, Walsh and Hall are currently eligible for early retirement benefits under the Pension Plan.

UGI Corporation Supplemental Executive Retirement Plan

The Company’s Supplemental Executive Retirement Plan (“SERP”) is a non-qualified defined benefit plan that provides retirement benefits that would otherwise be provided under the Pension Plan to employees hired prior to January 1, 2009, but are prohibited from being paid from the Pension Plan by Code limits. The benefit paid by the SERP is approximately equal to the difference between the benefits provided under the Pension Plan to eligible participants and benefits that would have been provided by the Pension Plan if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Code. Benefits vest after the participant completes 5 years of vesting service. The benefits earned under the SERP are payable in the form of a lump sum payment or rolled over to the Company’s nonqualified deferred compensation plan. For participants who attained age 50 prior to January 1, 2004, the lump sum payment is calculated using two interest rates. One rate is for the service prior to January 1, 2004 and the other is for service after January 1, 2004. The rate for pre-January 1, 2004 service is the daily average of Moody’s Aaa bond yields for the month in which the participant’s termination date occurs, plus 50 basis points, and tax-adjusted using the highest marginal federal tax rate. The interest rate for post-January 1, 2004 service is the daily average of ten-year Treasury Bond yields in effect for the month in which the participant’s termination date occurs. The latter rate is used for calculating the lump sum payment for participants attaining age 50 on or after January 1, 2004. Payment is due within 60 days after the termination of employment, except as required by Section 409A of the Code. If payment is required to be delayed by Section 409A of the Code, payment is made within 15 days after expiration of a six-month postponement period following “separation from service” as defined in the Code.

Actuarial assumptions used to determine values in the Pension Benefits Table – Fiscal 2012

The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through September 30, 2012. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each named executive is age 62, which is the earliest age at which the executive could retire without any benefit reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	September 30, 2012	September 30, 2011
Discount rate for Pension Plan for all purposes and for SERP, for pre-commencement calculations	4.20%	5.30%
SERP lump sum rate	2.60%	2.90%
Retirement age:	62	62
Postretirement mortality for Pension Plan	RP-2000, combined, healthy table projected to 2019 using Scale AA without collar adjustments	RP-2000, combined, healthy table projected to 2019 using Scale AA without collar adjustments
Postretirement Mortality for SERP	1994 GAR Unisex	1994 GAR Unisex
Preretirement Mortality	None	none
Termination and disability rates	None	none
Form of payment – qualified plan	Single life annuity	Single life annuity
Form of payment – nonqualified plan	Lump sum	Lump sum

Antargaz Supplemental Executive Retirement Plan

Defined Benefit Plan

This plan provides supplemental retirement income to certain management-level individuals of Antargaz who have at least five years of service with Antargaz. Antargaz is obligated to purchase an annuity annually on behalf of eligible employees based on the employee’s length of service with Antargaz (up to a maximum of ten years). The annuity paid may not exceed 15 percent of an eligible employee’s final average remuneration for the thirty-six month period immediately preceding retirement. The annuity amount is also reduced by any other supplemental retirement income, other than statutory retirement schemes, payable to an eligible employee. As a result of Mr. Varagne’s resignation effective October 12, 2011, he is not entitled to receive benefits under this plan.

Nonqualified Deferred Compensation

The following table shows the contributions, earnings, withdrawals and account balances for each of the named executive officers who participate in the Company’s Supplemental Savings Plan, the 2009 UGI Corporation Supplemental Executive Retirement Plan for New Employees, the AmeriGas Propane, Inc. Supplemental Executive Retirement

Plan (“AmeriGas SERP”), the AmeriGas Propane, Inc. Nonqualified Deferred Compensation Plan and the Antargaz Defined Contribution Plan.

Nonqualified Deferred Compensation Table – Fiscal 2012
Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Employer Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
	(a)	(b)	(c)	(d)	(e)	(f)
L. R. Greenberg	UGI Supplemental Savings Plan	0	41,759(1)	34,655	0	864,028
J. L. Walsh	UGI Supplemental Savings Plan	0	22,360(1)	6,024	0	165,287
J. E. Sheridan	AmeriGas SERP	0	36,087(1)	40,854	0	238,022
B. C. Hall	UGI Supplemental Savings Plan	0	4,958	2,137	0	55,669
M. M. Gaudiosi	2009 UGI SERP for New Employees	0	16,676	0	0	0
E. V. N. Bissell	AmeriGas SERP	0	32,316(2)	123,982	1,035,869	0
	AmeriGas Nonqualified Deferred Compensation Plan	0	0	2,954	0	37,398
	UGI 2009 Deferral Plan	1,035,869	0	22,683	261,245	797,307
F. Varagne(3)	Antargaz Defined Contribution Plan	0	0	0	0	0

(1)	This amount represents the employer contribution to the Company’s Supplemental Savings Plan, which is also reported in the Summary Compensation Table – Fiscal 2012 in the “All Other Compensation” column.
(2)	This amount represents the employer contribution to the AmeriGas SERP, which is also reported in the Summary Compensation Table – Fiscal 2012 in the “All Other Compensation” column.
(3)	As a result of Mr. Varagne’s resignation in October 2011, Mr. Varagne forfeited all benefits under the Antargaz Defined Contribution Plan.
(4)	The aggregate balances include the following aggregate amounts previously reported in the Summary Compensation Table in prior years: Mr. Greenberg, $737,236; Mr. Walsh, $141,748; Mr. Bissell, $738,560 and Mr. Varagne, $14,498.

The UGI Corporation Supplemental Savings Plan (“SSP”) is a nonqualified deferred compensation plan that provides benefits to certain employees that would be provided under the Company’s 401(k) Savings Plan in the absence of Code limitations. Benefits vest after the participant completes five years of service. The SSP is intended to pay an amount substantially equal to the difference between the Company matching contribution that would have been made under the 401(k) Savings Plan if the Code limitations were not in effect, and the Company match actually made under the 401(k) Savings Plan. The Code compensation limit for fiscal years 2010, 2011 and 2012 was $245,000. The Code contribution limit for fiscal years 2010, 2011 and 2012 was $49,000. Under the SSP, the participant is credited with a Company match on compensation in excess of Code limits using the same formula applicable to contributions to the Company’s 401(k) Savings Plan, which is a match of 50 percent on the first 3 percent of eligible compensation, and a match of 25 percent on the next 3 percent, assuming that the employee contributed to the 401(k) Savings Plan the lesser of 6 percent of eligible compensation or the maximum amount permissible under the Code. Amounts credited to the participant’s account are credited with interest. The rate of interest currently in effect is the rate produced by blending the annual return on the Standard and Poor’s 500 Index (60 percent weighting) and the annual return on the Barclays Capital U.S. Aggregate Bond Index (40 percent weighting). Account balances are payable in a lump sum within 60 days after termination of employment, except as required by Section 409A of the Code. If payment is required to be delayed by Section 409A of the Code, payment is made within 15 days after expiration of a six-month postponement period following “separation from service” as defined in the Code.

The AmeriGas SERP is a nonqualified deferred compensation plan that is intended to provide retirement benefits to certain AmeriGas Propane employees. Under the plan, AmeriGas Propane credits to each participant’s account annually an amount equal to 5 percent of the participant’s compensation (salary and annual bonus) up to the Code compensation limit ($245,000 in 2012) and 10 percent of compensation in excess of such limit. In addition, if any portion of AmeriGas Propane’s matching contribution under the AmeriGas Propane, Inc. 401(k) Savings Plan (“AmeriGas 401(k) Savings Plan”) is forfeited due to nondiscrimination requirements under the Code, the forfeited amount, adjusted for earnings and losses on the amount, will be credited to a participant’s account. Benefits vest on the fifth anniversary of a participant’s employment commencement date. Participants direct the investment of their account balances among a number of funds, which are generally the same funds available to participants in the AmeriGas 401(k) Savings Plan, other than the Company’s stock fund. Account balances are payable in a lump sum within 60 days after termination of employment, except as required by Section 409A of the Code. If payment is required to be delayed by Section 409A of the Code, payment is made within 15 days after expiration of a six-month postponement period following “separation from service” as defined in the Code. Amounts payable under the AmeriGas SERP may be deferred in accordance with the Company’s 2009 Deferral Plan. See COMPENSATION DISCUSSION AND ANALYSIS – UGI Corporation 2009 Deferral Plan.

The AmeriGas Propane, Inc. Nonqualified Deferred Compensation Plan is a nonqualified deferred compensation plan that provides benefits to certain employees that would otherwise be provided under the AmeriGas 401(k) Savings Plan. The plan is intended to permit participants to defer up to $10,000 of annual compensation that would generally not be eligible for contribution to the AmeriGas 401(k) Savings Plan due to Code limitations and nondiscrimination requirements. Participants may direct the investment of deferred amounts into a number of funds. The funds available are the same funds available under the AmeriGas 401(k) Savings Plan, other than the UGI Corporation stock fund. Account balances are payable in a lump sum within 60 days after termination of employment, except as required by Section 409A of the Code. If payment is required to be delayed by Section 409A of the Code, payment is made within 15 days after expiration of a six-month postponement period following “separation from service” as defined in the Code.

The 2009 UGI Corporation Supplemental Executive Retirement Plan for New Employees (the “2009 UGI SERP”) is a nonqualified deferred compensation plan that is intended to provide retirement benefits to executive officers who are not eligible to participate in the Pension Plan, having been hired on or after January 1, 2009. Under the 2009 UGI SERP, the Company credits to each participant’s account annually an amount equal to 5 percent of the participant’s compensation (salary and annual bonus) up to the Code compensation limit ($245,000 in 2012) and 10 percent of compensation in excess of such limit. In addition, if any portion of the Company’s matching contribution under the UGI Utilities, Inc. 401(k) Savings Plan is forfeited due to nondiscrimination requirements under the Code, the forfeited amount, adjusted for earnings and losses on the amount, will be credited to a participant’s account. Benefits vest on the fifth anniversary of a participant’s employment commencement date. Participants direct the investment of their account balances among a number of mutual funds, which are generally the same funds available to participants in the UGI Utilities, Inc. 401(k) Savings Plan, other than the UGI stock fund. Account balances are payable in a lump sum within 60 days after termination of employment, except as required by Section 409A of the Code. If payment is required to be delayed by Section 409A of the Code, payment is made within 15 days after expiration of a six-month postponement period following “separation from service” as defined in the Code. Amounts payable under the 2009 UGI SERP may be deferred in accordance with the UGI Corporation 2009 Deferral Plan. See COMPENSATION DISCUSSION AND ANALYSIS – UGI Corporation 2009 Deferral Plan.

The Antargaz Supplemental Retirement Plan is a defined contribution plan which provides supplemental retirement income to certain management-level individuals of Antargaz who have at least one year of service with Antargaz. Under the plan, prior to Mr. Varagne’s resignation, Antargaz was obligated to contribute to Mr. Varagne’s account 5 percent of his total remuneration that was subject to social security contributions; provided that Antargaz’ 5 percent contribution would only apply to Mr. Varagne’s remuneration that was less than or equal to six times the government mandated retirement plan ceiling in France. Investment of contributions to the plan is managed by an insurance company. Upon Mr. Varagne’s retirement, payment would have been made by the insurance company to Mr. Varagne in the form of a life annuity based on the contributions to Mr. Varagne’s account. Due to Mr. Varagne’s resignation effective October 12, 2011, he is not entitled to receive benefits under the plan.

Potential Payments Upon Termination or Change in Control

Severance Pay Plan for Senior Executive Employees

Named Executive Officers Employed by UGI Corporation.  The UGI Corporation Senior Executive Employee Severance Plan (the “UGI Severance Plan”) provides for payment to certain senior level employees of UGI, including Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi, in the event their employment is terminated without fault on their part. Benefits are payable to a senior executive covered by the UGI Severance Plan if the senior executive’s employment is involuntarily terminated for any reason other than for just cause or as a result of the senior executive’s death or disability. Under the UGI Severance Plan, “just cause” generally means (i) dismissal of an executive due to misappropriation of funds, (ii) substance abuse or habitual insobriety that adversely affects the executive’s ability to perform his or her job, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties.

Except as provided herein, the UGI Severance Plan provides for cash payments equal to a participant’s compensation for a period of time ranging from six months to 18 months, depending on length of service (the “Continuation Period”). In the case of Mr. Greenberg, the Continuation Period is 30 months; for Mr. Walsh, the Continuation Period ranges from 12 months to 24 months, depending on length of service. In addition, a participant receives the cash equivalent of his or her target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year prior to termination. However, if the termination occurs in the last two months of the fiscal year, we have the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, assuming that the participant’s entire bonus was contingent on meeting the applicable financial performance goal, pro-rated for the number of months served. The levels of severance payments were established by the Committee based on competitive practice and are reviewed by management and the Committee from time to time.

Under the UGI Severance Plan, a participant also receives a payment equal to the cost the participant would have incurred to continue medical and dental coverage under the Company’s plans for the Continuation Period (less the amount the participant would be required to contribute for such coverage if the participant were an active employee). The maximum period for calculating the payment of such benefits is 18 months (30 months in the case of Mr. Greenberg and 24 months in the case of Mr. Walsh). The UGI Severance Plan also provides for outplacement services for a period of 12 months following a participant’s termination of employment, and reimbursement for tax preparation services for the final year of employment. Provided that the participant is eligible to retire, all payments under the UGI Severance Plan may be reduced by an amount equal to the fair market value of certain equity-based awards, other than stock options, payable to the participant after the termination of employment.

In order to receive benefits under the UGI Severance Plan, a participant is required to execute a release which discharges UGI and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due to the executive under any plan, program or contract provided by or entered into with UGI or its subsidiaries. The UGI Severance Plan also requires a senior executive to ratify any existing post-employment activities agreement (which restricts the senior executive from competing with UGI and its affiliates following termination of employment) and to cooperate in attending to matters pending at the time of termination of employment.

Named Executive Officers Employed by AmeriGas Propane.  The AmeriGas Propane, Inc. Senior Executive Employee Severance Plan (the “AmeriGas Severance Plan”) provides for payment to certain senior level employees of AmeriGas Propane, including Mr. Sheridan, in the event their employment is terminated without fault on their part. Specified benefits are payable to a senior executive covered by the AmeriGas Severance Plan if the senior executive’s employment is involuntarily terminated for any reason other than for just cause or as a result of the senior executive’s death or disability. Under the AmeriGas Severance Plan, “just cause” generally means (i) dismissal of an executive due to misappropriation of funds, (ii) substance abuse or habitual insobriety that adversely affects the executive’s ability to perform his job, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties.

Except as provided herein, the AmeriGas Severance Plan provides for cash payments equal to a participant’s compensation for a period of time ranging from six months to 18 months, depending on length of service (the “Continuation Period”). In the case of Mr. Sheridan, the Continuation Period ranges from 12 months to 24 months, depending on length of service. In addition, a participant receives the cash equivalent of his target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, AmeriGas Propane has the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, provided that the weighting to be applied to the participant’s business/financial goals under the AmeriGas Propane Annual Bonus Plan will be deemed to be 100 percent, pro-rated for the number of months served. The levels of severance payments were established by the Committee based on competitive practice and are reviewed by management and the Committee from time to time.

Under the AmeriGas Severance Plan, a participant also receives a payment equal to the cost the participant would have incurred to continue medical and dental coverage under AmeriGas Propane’s plans for the Continuation Period (less the amount the participant would be required to contribute for such coverage if the participant were an active employee). The AmeriGas Severance Plan also provides for outplacement services for a period of 12 months following a participant’s termination of employment, and reimbursement for tax preparation services for the final year of employment. Provided that the participant is eligible to retire, all payments under the AmeriGas Severance Plan may be reduced by an amount equal to the fair market value of certain equity-based awards, other than stock options, payable to the participant after the termination of employment.

In order to receive benefits under the AmeriGas Severance Plan, a participant is required to execute a release which discharges AmeriGas Propane and its affiliates from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due to the executive under any plan, program or contract provided by or entered into with AmeriGas Propane or its affiliates. Each senior executive is also required to ratify any existing post-employment activities agreement (which restricts the senior executive from competing with AmeriGas Partners and its affiliates following termination of employment) and to cooperate in attending to matters pending at the time of termination of employment.

Severance Arrangement for Mr. Varagne

Mr. Varagne had an agreement with our French subsidiary, AGZ Holding, providing for severance benefits in the event his employment was terminated without cause on his part

(the “2002 Severance Agreement”). “Cause” in this context is severe or gross negligence in the performance of his duties as Chairman of the Board and General Director of Antargaz. The agreement provided for a cash payment equal to one year of compensation, based on compensation received in the twelve months prior to the effective date of termination. Like the UGI Corporation and AmeriGas Propane, Inc. Executive Severance Plans, Mr. Varagne’s agreement required that he execute a release discharging the Company and its subsidiaries from liability in connection with the termination of his employment prior to receipt of severance payments. On October 12, 2011, Mr. Varagne entered into a settlement agreement with Antargaz and AGZ Holding (the “Settlement Agreement”), pursuant to which he resigned as chairman and chief executive officer of Antargaz, as chief executive officer of AGZ Holding and as a director of Antargaz and AGZ Holding, effective October 12, 2011. In consideration for payments made to Mr. Varagne pursuant to the Settlement Agreement, which included all amounts payable under the 2002 Severance Agreement, Mr. Varagne released the Company, Antargaz, AGZ Holding and certain other parties from any and all claims he may have against each of them.

Change in Control Arrangements

Named Executive Officers Employed by UGI Corporation.  Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi each have an agreement with the Company which provides benefits in the event of a change in control. Messrs. Greenberg’s, Walsh’s and Hall’s agreements have a term of one year with automatic one-year extensions each year, unless in each case, prior to a change in control, the Company terminates an agreement with required advance notice. Ms. Gaudiosi’s agreement has a term of three years with automatic one-year extensions in April of each year, unless, prior to a change in control, the Company terminates her agreement with required advance notice. In the absence of a change in control or termination by the Company, each agreement will terminate when, for any reason, the executive terminates his or her employment with the Company. A change in control is generally deemed to occur in the following instances:

•

Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20 percent or more of either (i) the then outstanding shares of common stock, or (ii) the combined voting power of the Company’s then outstanding voting securities;

•

Individuals, who at the beginning of any 24-month period constitute the Board of Directors (the “Incumbent Board”) and any new Director whose election by the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority;

•

The Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the Company do not own more than 50 percent of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation; or

•	The Company is liquidated or dissolved.

The Company will provide each of Messrs. Greenberg and Walsh and Ms. Gaudiosi with cash benefits (“Benefits”) if we terminate his or her employment without “cause” or if he or she terminates employment for “good reason” at any time within two years following a change in control of the Company. “Cause” generally includes (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company. “Good reason” generally includes a material diminution in authority, duties, responsibilities or base compensation; a material breach by the Company of the terms of the agreement; and substantial relocation requirements. If the events trigger a payment following a change in control, the Benefits payable to each of Messrs. Greenberg and Walsh and Ms. Gaudiosi will be as specified under his or her change in control agreement unless payments under the UGI Severance Plan described above would be greater, in which case Benefits would be provided under the UGI Severance Plan.

Benefits under this arrangement would be equal to three times the executive officer’s base salary and annual bonus. Each would also receive the cash equivalent of his target bonus, prorated for the number of months served in the fiscal year. In addition, Messrs. Greenberg and Walsh and Ms. Gaudiosi are each entitled to receive a payment equal to the cost he or she would incur if he or she enrolled in the Company’s medical and dental plans for three years (less the amount he or she would be required to contribute for such coverage if he or she were an active employee). Messrs. Greenberg and Walsh and Ms. Gaudiosi would also have benefits under the Company’s Supplemental Executive Retirement Plan and Ms. Gaudiosi would also have benefits under the Company’s 2009 UGI SERP, calculated as if each of them had continued in employment for three years. In addition, outstanding performance units, stock units and dividend equivalents will be paid in cash based on the fair market value of the Company’s common stock in an amount equal to the greater of (i) the target award, or (ii) the award amount that would have been paid if the performance unit measurement period ended on the date of the change in control, as determined by the Compensation and Management Development Committee. For treatment of stock options, see the Grants of Plan - Based Awards Table - Fiscal 2012.

The Benefits for Messrs. Greenberg and Walsh are subject to a “conditional gross-up” for excise and related taxes in the event they would constitute “excess parachute payments,” as defined in Section 280G of the Code. The Company will provide the tax gross-up if the aggregate parachute value of Benefits is greater than 110 percent of the maximum amount that may be paid under Section 280G of the Code without imposition of an excise tax. If the parachute value does not exceed the 110 percent threshold, the Benefits for each of Messrs. Greenberg and Walsh will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.” The Company discontinued the use of a tax gross-up in

July of 2010 for executives who enter into change in control agreements subsequent thereto. As a result, Ms. Gaudiosi’s Benefits are not subject to a “conditional gross-up” for excise and related taxes in the event they would constitute “excess parachute payments,” as defined in Section 280G of the Code.

In order to receive benefits under his change in control agreement, each of Messrs. Greenberg and Walsh and Ms. Gaudiosi is required to execute a release which discharges the Company and its subsidiaries from liability for any claims he or she may have against any of them, other than claims for amounts or benefits due under any plan, program or contract provided by or entered into with the Company or its subsidiaries.

Named Executive Officers Employed by AmeriGas Propane, Inc.    Mr. Sheridan has an agreement with AmeriGas Propane that provides benefits in the event of a change in control. His agreement has a term of one year and is automatically extended for one-year terms each year unless, prior to a change in control, AmeriGas Propane terminates his agreement with required advance notice. In the absence of a change in control or termination by AmeriGas Propane, his agreement will terminate when, for any reason, he terminates his employment with AmeriGas Propane. A change in control is generally deemed to occur in the following instances:

•

Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20 percent or more of either (i) the then outstanding shares of common stock, or (ii) the combined voting power of the Company’s then outstanding voting securities;

•

Individuals, who at the beginning of any 24-month period constitute the Company’s Board of Directors (the “Incumbent Board”) and any new Director whose election by the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority;

•

The Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the Company do not own more than 50 percent of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation;

•

AmeriGas Propane, AmeriGas Partners or AmeriGas Propane, L.P. is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another entity in a transaction with respect to which all of the individuals and entities who were owners of AmeriGas Propane’s voting securities or of the outstanding units of the Partnership immediately prior to such transaction do not, following such transaction, own more than 50 percent of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation, or if the resulting entity is a partnership, the former unitholders do not own more than 50 percent of the outstanding common units in substantially the same proportion as their ownership immediately prior to the transaction;

•	The Company, AmeriGas Propane, AmeriGas Partners or AmeriGas Propane, L.P. (the “Operating Partnership”) is liquidated or dissolved;

•	The Company fails to own more than 50 percent of the general partnership interests of AmeriGas Partners or the Operating Partnership;

•	The Company fails to own more than 50 percent of the outstanding shares of common stock of AmeriGas Propane; or

•	AmeriGas Propane is removed as the General Partner of AmeriGas Partners or the Operating Partnership.

AmeriGas Propane will provide Mr. Sheridan with cash benefits (“Benefits”) if there is a termination of his employment without “cause” or if he terminates employment for “good reason” at any time within two years following a change in control. “Cause” generally includes (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of AmeriGas Propane. “Good reason” generally includes a material diminution in authority, duties, responsibilities or base compensation; a material breach by AmeriGas Propane of the terms of the agreement; and substantial relocation requirements. If the events trigger a payment following a change in control, the benefits payable to Mr. Sheridan will be as specified under his change in control agreement unless payments under the AmeriGas Severance Plan described above would be greater, in which case Benefits would be provided under the AmeriGas Severance Plan.

Benefits under this arrangement would be equal to three times Mr. Sheridan’s base salary and annual bonus. Mr. Sheridan would also receive the cash equivalent of his target bonus, prorated for the number of months served in the fiscal year. In addition, he is entitled to receive a payment equal to the cost he would incur if he enrolled in AmeriGas Propane’s medical and dental plans for three years (less the amount he would be required to contribute for such coverage if he were an active employee). Mr. Sheridan would also receive his benefits under the AmeriGas SERP calculated as if he had continued in employment for three years. In addition, outstanding performance units and distribution equivalents will be paid in cash based on the fair market value of AmeriGas Partners common units in an amount equal to the greater of (i) the target award, or (ii) the award amount that would have been paid if the measurement period ended on the date of the change in control, as determined by the AmeriGas Propane Compensation/Pension Committee. For treatment of stock options, see the Grants of Plan-Based Awards Table – Fiscal 2012.

AmeriGas Propane discontinued the use of a tax gross-up in November of 2010 and, as a result, Mr. Sheridan’s Benefits are not subject to a “conditional gross-up” for excise and related taxes in the event they would constitute “excess parachute payments,” as defined in Section 280G of the Code.

In order to receive benefits under his change in control agreement, Mr. Sheridan is required to execute a release which discharges AmeriGas Propane and its affiliates from liability for any claims he may have against any of them, other than claims for amounts or benefits due under any plan, program or contract provided by or entered into with AmeriGas Propane or its affiliates.

Potential Payments Upon Termination or Change in Control

The amounts shown in the table below are merely estimates of the incremental amounts that would be paid out to the named executive officers if their termination had occurred on the last day of Fiscal 2012. The actual amounts to be paid out can only be determined at the time of such named executive officer’s termination of employment. The amounts set forth in the table below do not include compensation to which each named executive officer would be entitled without regard to his termination of employment, including (i) base salary and short-term incentives that have been earned but not yet paid, and (ii) amounts that have been earned, but not yet paid, under the terms of the plans reflected in the Pension Benefits Table – Fiscal 2012 and the Nonqualified Deferred Compensation Table – Fiscal 2012. There are no incremental payments in the event of voluntary resignation, termination for cause, disability or upon retirement. Therefore, Mr. Bissell is not included in the table below because he retired during Fiscal 2012.

Potential Payments Upon Termination or Change in Control Table – Fiscal 2012
Name & Triggering Event	Severance Pay($)	Equity Awards with Accelerated Vesting($)(3)	Nonqualified Retirement Benefits($)(4)	Welfare & Other Benefits($)(5)	Total($)
L. R. Greenberg
Death	0	5,887,083	0	0	5,887,083
Involuntary Termination Without Cause	7,191,756(1)	0	0	70,115	7,261,871
Termination Following Change in Control	8,453,388(2)	8,690,979	3,486,313	56,537	20,687,217
J. L. Walsh
Death	0	2,379,750	0	0	2,379,750
Involuntary Termination Without Cause	2,509,650(1)	0	0	48,442	2,558,092
Termination Following Change in Control	4,773,600(2)	3,501,309	2,279,930	3,503,362	14,058,201
J. E. Sheridan
Death	0	771,324	0	0	771,324
Involuntary Termination Without Cause	1,280,871	0	0	48,074	1,328,945
Termination Following Change in Control	2,520,472	1,204,780	115,890	90,266	3,931,408
B. C. Hall
Death	0	641,200	0	0	641,200
Involuntary Termination Without Cause	990,131(1)	0	0	63,082	1,053,213
Termination Following Change in Control	1,782,236(2)	937,459	2,149,087	1,841,288	6,710,070
M. M. Gaudiosi
Death	0	468,167	0	0	468,167
Involuntary Termination Without Cause	454,810(1)	0	0	25,261	480,071
Termination Following Change in Control	2,040,183(2)	997,228	40,507	30,065	3,107,983
F. Varagne(6)
Involuntary Termination Without Cause	1,380,000	0	0	13,800	1,393,800

(1)	Amounts shown under “Severance Pay” in the case of involuntary termination without cause are calculated under the terms of the UGI Severance Plan for Messrs. Greenberg, Walsh and Hall and Ms. Gaudiosi and the AmeriGas Severance Plan for Messrs. Bissell and Iannarelli. We assumed that 100 percent of the target annual bonus was paid. See footnote 6 for Mr. Varagne.
(2)	Amounts shown under “Severance Pay” in the case of termination following a change in control are calculated under the officer’s change in control agreement.
(3)	In calculating the amounts shown under “Equity Awards with Accelerated Vesting” we assumed (i) the continuation of the Company’s dividend (and AmeriGas Partners’ distribution, as applicable) at the rate in effect on September 30, 2012; and (ii) performance at the greater of actual through September 30, 2012 or at target levels with respect to performance units.
(4)	Amounts shown under “Nonqualified Retirement Benefits” are in addition to amounts shown in the Pension Benefits Table – Fiscal 2012 and the Nonqualified Deferred Compensation Table – Fiscal 2012.
(5)	Amounts shown under “Welfare and Other Benefits” include estimated payments for (i) medical and dental insurance premiums, (ii) outplacement services, (iii) tax preparation services, (iv) only in the case of Mr. Varagne, legal services, and (v) an estimated Code Section 280G tax gross-up payment of $3,446,825 for Mr. Walsh and $1,761,123 for Mr. Hall in the event of a change in control.
(6)

On October 12, 2011, Mr. Varagne entered into the Settlement Agreement, pursuant to which he resigned as chairman and chief executive officer of Antargaz, as chief executive officer of AGZ Holding and as a director of Antargaz and AGZ Holding, effective October 12, 2011. In consideration for payments made to

Mr. Varagne pursuant to the Settlement Agreement, which included all amounts payable under the 2002 Severance Agreement, Mr. Varagne released the Company, Antargaz, AGZ Holding and certain other parties from any and all claims he may have against each of them. The Company converted Mr. Varagne’s payments into U.S. dollars based on an exchange rate of $1.38 per euro on October 12, 2011.

Director and Officer Stock Ownership Policies

The following policies are designed to encourage growth in shareholder value by closely linking Directors’ and executives’ risks and rewards with the Company’s total Shareholder return.

The Board of Directors has a policy requiring Directors to own Company common stock, together with stock units, in an aggregate amount equal to three times the Director’s annual cash retainer, and to achieve the target level of common stock ownership within five years after joining the Board.

The Company has a policy, approved by the Board of Directors, that requires individuals in key management positions with the Company and its subsidiaries to own significant amounts of common stock. See COMPENSATION DISCUSSION AND ANALYSIS – Stock Ownership Guidelines.

Market Price of Shares

The closing price of our Stock, as reported on the New York Stock Exchange Composite Tape on November 13, 2012, was $31.18.

ITEM 2 — ADVISORY VOTE ON UGI CORPORATION’S EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to cast an advisory, non-binding vote to approve the compensation of our named executive officers. The compensation of our named executive officers is disclosed under the headings COMPENSATION DISCUSSION AND ANALYSIS and COMPENSATION OF EXECUTIVE OFFICERS, beginning on pages 27 and 54 of this proxy statement, respectively.

We believe that we closely align the interests of our named executive officers and our shareholders. As described in our COMPENSATION DISCUSSION AND ANALYSIS, our compensation program for our named executive officers is designed to provide a competitive level of total compensation, to motivate and encourage our executive officers to contribute to the Company’s success and to effectively link our executives’ compensation to our financial performance and sustainable growth in shareholder value. Our COMPENSATION DISCUSSION AND ANALYSIS also describes in detail the components of our executive compensation program and the process by which, and the reasons why, the independent members of our Board of Directors and our Compensation and Management Development Committee make executive compensation decisions.

In making executive compensation decisions, our Compensation and Management Development Committee seeks to implement and maintain sound compensation and corporate governance practices, which include the following:

•	Our Compensation and Management Development Committee is composed entirely of directors who are independent, as defined in the corporate governance listing standards of the New York Stock Exchange.

•	Our Compensation and Management Development Committee utilizes the services of Pay Governance LLC (“Pay Governance”), an independent outside compensation consultant.

•

The Company allocates a substantial portion of compensation to performance-based compensation. In Fiscal 2012, 80% of the principal compensation components, in the case of Mr. Greenberg, and 63% to 74% of the principal compensation components, in the case of all other named executive officers, were variable and tied to financial performance or total shareholder return.

•

The Company awards a substantial portion of compensation in the form of long-term awards, namely, stock options and performance units, so that executive officers’ interests are aligned with shareholders’ interests and long-term Company performance.

•	Annual bonus opportunities for the named executive officers are based on key financial metrics. Similarly, long-term incentives are based on UGI Corporation common stock values and relative stock price performance (or, in the case of Messrs. Sheridan and Bissell, performance relative to AmeriGas Partners common units).

•

We require termination of employment for payment under our change in control agreements (referred to as a “double trigger”). We also have not entered into change in control agreements providing for tax gross-up payments under Section 280G of the Internal Revenue Code since 2010. See COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments Upon Termination or Change in Control.

•	We have meaningful stock ownership guidelines. See COMPENSATION OF EXECUTIVE OFFICERS — Stock Ownership Guidelines.

•

During Fiscal 2012, we implemented a recoupment policy for incentive-based compensation paid or awarded to current and former executive officers in the event of a significant restatement of the Company’s financial results.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation and Management Development Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers. The Board of Directors and the Compensation and Management Development Committee expect to take into account the outcome of this vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address shareholders’ concerns, to the extent a significant number of our shareholders vote against our compensation program.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including our COMPENSATION DISCUSSION AND ANALYSIS, compensation tables, and the related narrative discussion, is hereby APPROVED.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR the approval of the compensation paid to our named executive officers, as disclosed in the COMPENSATION DISCUSSION AND ANALYSIS, the compensation tables and the related narrative discussion in this Proxy Statement.

ITEM 3 — APPROVAL OF UGI CORPORATION

2013 OMNIBUS INCENTIVE COMPENSATION PLAN

General

Our Board has approved the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the “Plan”), subject to shareholder approval, and is submitting the Plan to the shareholders for approval at the Annual Meeting. A copy of the Plan is attached to this Proxy Statement as Appendix A.

Description of the Plan

Purpose.  The purpose of the Plan is to provide an incentive to our employees and directors to contribute to our economic success by continuing to align their interests with the interests of the shareholders through grants of equity-based awards and cash awards.

2004 Omnibus Equity Compensation Plan.    As of November 30, 2012, there were 1,436,388 shares of our common stock available for grants under the UGI Corporation 2004 Omnibus Equity Compensation Plan (2004 Plan). The 2004 Plan will continue in effect. The committee described below intends to grant approximately 31,050 performance units, 22,400 stock units, and 1,305,550 stock options under the 2004 Plan effective January 2013. If the 2013 Plan is approved by the shareholders, all other future grants under the 2004 Plan will be in the form of stock options.

Administration.    The Plan is administered by the Compensation and Management Development Committee of the Board of Directors (Board) with respect to grants to employees. The Plan is administered by the Board, or a committee to whom the Board delegates authority, with respect to grants to non-employee directors. The term “committee” as used below refers to the Board or its delegate, or the Compensation and Management Development Committee, depending on the identity of the grant recipient. The committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant.

Eligibility.  Our employees and directors, and employees of our subsidiaries, are eligible to participate in the Plan, as selected by the committee. If the Plan were in effect as of November 30, 2012, approximately 13,500 employees and 8 non-employee Directors would be eligible to participate in the Plan.

Grants.  The committee may make the following types of grants under the Plan, with terms to be established by the committee:

•	Stock options
•	Stock appreciation rights
•	Stock units or performance units whose value is based on the value of our common stock

•	Stock awards, which are awards of shares of our common stock
•	Dividend equivalents in connection with grants of stock units or performance units
•	Other stock-based awards, which are other awards based on, measured by or payable in shares of our common stock
•	Cash awards, which are awards that are settled solely in cash

Shares.    The total aggregate number of shares of our common stock that may be issued under the Plan is 14,500,000 shares. This share limit will be adjusted by the committee as appropriate in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. Shares will be issued under the Plan with respect to dividend equivalents that are credited after the effective date of the Plan on stock units or performance units granted under the 2004 Plan before January 24, 2013.

The number of shares of our common stock reserved for grants under this Plan will be reduced on a one-for-one basis for each share of stock subject to an option or stock appreciation right and shall be reduced by a fixed ratio of 4.67 shares for each share of stock subject to a stock unit, performance unit, stock award, dividend equivalent or other stock-based award granted under the Plan.

If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, performance units or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not be available for re-issuance under the Plan. If stock appreciation rights are exercised, the full number of shares subject to the stock appreciation rights will be considered issued under the Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that grants other than stock appreciation rights are designated to be paid in cash, and not in shares of common stock, such grants will not count against the share limits set forth above. The preceding sentences shall apply only for purposes of determining the aggregate number of shares of stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Stock with respect to which Grants may be granted to any Participant under the Plan. If shares of stock are repurchased by the Company on the open market with the proceeds of the exercise price of options, such shares may not again be made available for issuance under the Plan.

Individual Limits.    All grants other than cash awards and dividend equivalents will be expressed in shares. The maximum number of shares of our common stock with respect to which all grants may be made under the Plan to any individual employee during any calendar year is 1,500,000 shares. The maximum number of shares of our common stock with respect to which stock options and stock appreciation rights may be granted under the plan to any individual employee during any calendar years shall be 1,000,000 shares. The maximum number of shares of our common stock with respect to which stock units, performance units, stock awards and other stock-based awards may be made under the Plan to any individual employee during any calendar year shall be 1,000,000 shares. The foregoing share limits will be adjusted by the committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. An employee may not accrue dividend equivalents during any calendar year having a value in excess of $1,000,000. The maximum amount that may be paid to an individual employee under a cash award for each 12 months in a performance period shall be $5,000,000. The individual limits will apply without regard to whether the grants are to be paid in stock or cash. Cash payments, other than for cash awards and dividend equivalents, will equal the fair market value of the shares to which the cash payment relates.

Acquisitions.  In connection with our acquisition of any business, outstanding equity grants of the acquired company may be assumed or replaced by grants under the Plan upon such terms as the committee deems appropriate. The substitute grants shall not reduce the Plan’s share reserves, consistent with applicable stock exchange requirements, and shall not be limited by the individual limits described above.

Options.    The committee will select the employees and directors who will receive stock options, the number of shares that will be subject to each grant of stock options, and the terms of the options. All stock options will be nonqualified stock options, which are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code. Unless the committee determines otherwise, if a vested option would terminate at a time when trading in stock is prohibited by law or by our insider trading policy, the vested option may be exercised until the 30th day after expiration of such prohibition (but not beyond the end of the term of the option).

The exercise price of an option will be equal to or greater than the fair market value of our common stock on the date of grant. The Plan defines fair market value as the last sale price of our common stock on the New York Stock Exchange on the day on which fair market value is being determined. In the event that there are no transactions on the New York Stock Exchange on such day, the fair market value will be determined as of the immediately preceding day on which there were transactions. The exercise price may be paid, as permitted by the committee, in cash, by net exercise, by a broker-assisted exercise, or by any other method permitted by the committee.

The term of a stock option will not exceed ten years. The committee will determine when options may be exercised and under what circumstances a participant may exercise an option after termination of employment or service.

Performance Units.    The committee may grant performance units to employees and directors. Each performance unit represents the right of the participant to receive a share of our stock or an amount based on the value of a share of our stock, if specified performance goals and other conditions are met. The committee will determine the number of performance units to be granted and will establish the performance goals and other conditions for payment of performance units. The committee will determine under what circumstances a participant may retain performance units after termination of the participant’s employment or service.

Performance units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the committee. Payment for performance units may be deferred to a date authorized by the committee consistent with section 409A of the Internal Revenue Code. The committee will establish a target amount for each performance unit, which is the amount payable if the performance goals are achieved at the 100% level, and a maximum number of shares that can be paid under the performance unit. Unless the committee determines otherwise, payment of a performance unit in excess of the target amount will be made in cash.

The Committee will establish the vesting conditions for performance units. Performance units will vest over a period of not less than one year; provided that the grant letter may provide that (i) performance units may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a change of control, and (ii) up to 5% of the shares of stock initially authorized for issuance under the Plan may be granted as stock units, performance units, stock awards and other stock-based awards free of the limitations on vesting set forth in the Plan.

Stock Units.  The committee may grant stock units to employees and directors. Each stock unit represents the right of the participant to receive a share of our common stock or an amount based on the value of a share of our common stock. The committee will determine the number of stock units to be granted and the terms applicable to each grant. The committee will determine under what circumstances a participant may retain stock units after termination of the participant’s employment or service. Stock units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the committee.

The committee will establish the vesting conditions for stock units. If neither the grant nor the vesting of stock units is subject to performance conditions, the stock units will vest over a period of not less than three years and if the grant or vesting of stock units is subject to performance conditions, the stock units will vest over a period of not less than one year. However, the grant letter may provide that (i) stock units may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a change of control, and (ii) up to 5% of the shares of stock initially authorized for issuance under the Plan may be granted as stock units, performance units, stock awards and other stock-based awards free of the limitations on vesting set forth in the Plan.

Stock Awards.  The committee may grant stock awards to employees and directors, upon terms and conditions that the committee deems appropriate. As determined by the Committee, shares of stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and may or may not be subject to restrictions or other conditions such as the achievement of specific performance goals or the passage of time.

The committee will establish the vesting conditions for stock awards. If neither the grant nor the vesting of stock awards is subject to performance conditions, the stock awards will vest over a period of not less than three years and if the grant or vesting of stock awards is subject to performance conditions, the stock awards will vest over a period of not less than one year. The grant letter may provide that (i) stock awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a change of control, and (ii) up to 5% of the shares of stock initially authorized for issuance under the Plan may be granted as stock awards, stock units, performance units or other stock-based awards free of the limitations on vesting set forth in the Plan. Any right to receive dividends with respect to performance-based stock awards shall vest only if and to the extent that the underlying stock awards vest, as determined by the committee.

Stock Appreciation Rights.    The committee may grant stock appreciation rights to an employee or director separately or in tandem with any option grant. The committee will establish the number of shares, the terms, and the base amount of the stock appreciation right at the time it is granted. The base amount will not be less than the fair market value of our stock on the date of grant. The term of any stock appreciation right will not exceed ten years.

When a participant exercises a stock appreciation right, the participant will receive in settlement the amount by which the fair market value of the underlying shares of stock on the date of exercise exceeds the base amount of the stock appreciation right. Stock appreciation rights will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the committee. Unless the committee determines otherwise, if a vested stock appreciation right would terminate at a time when trading in stock is prohibited by law or by our insider trading policy, the vested stock appreciation right may be exercised until the 30th day after expiration of such prohibition (but not beyond the end of the term of the stock appreciation rights).

Dividend Equivalents.  The committee may grant dividend equivalents in connection with grants of stock units or performance units. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a stock unit or performance unit by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred, as authorized by the committee consistent with section 409A of the Internal Revenue Code. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, as determined by the committee. Unless otherwise specified in the grant letter, deferred dividend equivalents will not accrue interest.

The committee may provide that dividend equivalents will be payable based on the achievement of performance goals. Dividend equivalents with respect to grants that are subject to performance conditions shall vest and be paid only if and to the extent the underlying grants vest and are paid, as determined by the committee. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, as determined by the committee.

Other Stock-Based Awards.  The committee may grant other stock-based awards that are based on, measured by or payable in shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, as determined by the committee.

The committee will establish the vesting conditions for other stock-based awards. If neither the grant nor the vesting of other stock-based awards is subject to performance conditions, the other stock-based awards will vest over a period of not less than three years and if the grant or vesting of other stock-based awards is subject to performance conditions, the other stock-based awards will vest over a period of not less than one year. However, the grant letter may provide that (i) other stock-based awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a change of control, and (ii) up to 5% of the shares of stock initially authorized for issuance under the Plan may be granted as stock units, performance units, stock awards and other stock-based awards free of the limitations on vesting set forth in the Plan.

Cash Awards.  The committee may grant cash awards, which are awards that are settled solely in cash, to an employee or director. The committee will establish the terms and conditions for cash awards. Cash awards may be granted subject to achievement of performance goals or other conditions as the committee deems appropriate.

Transferability of Grants.  Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution.

Qualified Performance-Based Compensation.  The committee may determine that stock units, performance units, stock awards, dividend equivalents, other stock-based awards or cash awards granted to an employee will be considered “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code (see discussion of section 162(m) under “Federal Income Tax Consequences” below). For such grants, the committee will establish in writing, at the beginning of the performance period, (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, consistent with the limits set forth in the Plan, and (4) other conditions as the committee deems appropriate and consistent with section 162(m). The committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The committee will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, return on net capital employed, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, other operational targets or goals relating to acquisitions or divestitures. The performance goals may relate to the participant’s business unit or the performance of our company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among participants.

To the extent applicable, unless the committee determines otherwise, the determination of the achievement of performance goals will be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in our audited financial statements. To the extent permitted by section 162(m), in setting the performance goals for “qualified performance-based compensation” within the period prescribed above, the committee may provide for adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or in management’s discussion and analysis of financial condition and results of operation appearing in our annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the committee in setting performance goals.

Change of Control.    Unless the grant letter provides otherwise or the committee determines otherwise, if a change of control occurs in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding grants that are not exercised or paid at the time of the change of control will be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the committee may take any of the following actions with respect to any or all outstanding grants, without the consent of any participant: (i) the committee may determine that outstanding options and stock appreciation rights shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards shall immediately lapse; (ii) the committee may determine that participants shall receive a payment in settlement of outstanding stock units, performance units, dividend equivalents, other stock-based awards or cash awards, in such amount and form as may be determined by the committee; (iii) the committee may require that participants surrender their outstanding options and stock appreciation rights in exchange for a payment, in cash or stock as determined by the committee, and (iv) the committee may terminate outstanding options and stock appreciation rights after giving participants an opportunity to exercise the outstanding options and stock appreciation rights. Such surrender, termination or payment shall take place as of the date of the change of control or such other date as the committee may specify. Without limiting the foregoing, if the per share fair market value of the stock does not exceed the per share option price or base amount, as applicable, we shall not be required to make any payment to the participant upon surrender of the option or stock appreciation right.

A change of control is defined as any one or more of the following:

•	Any person, other than us or an affiliate, becomes the beneficial owner of 20% or more of our outstanding stock.
•

Individuals who, at the beginning of any 24-month period, constitute our Board (referred to as the incumbent board) cease to constitute at least a majority of our Board. Any individual who becomes a director after the beginning of the 24-month period and whose election or nomination was approved by at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board in connection with an actual or threatened election contest will be considered to be a member of the incumbent board.

•

Completion of a reorganization, merger or consolidation in which our shareholders immediately before the transaction do not, immediately after the transaction, own more than 50% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of our stock.

•	Completion of a complete liquidation or dissolution of our company.
•

Sale of all or substantially all of our assets, other than to a corporation with respect to which, following the sale, more than 50% of the stock is owned by persons who were our shareholders immediately before the sale, in substantially the same proportions as their prior ownership of our stock.

The committee may provide that a sale or other transaction involving a subsidiary or other business unit shall be considered a change of control for purposes of a grant, or the committee may establish other provisions that shall be applicable in the event of a specified transaction.

Amendment and Termination of the Plan.  The Plan will terminate on January 23, 2023. The Board may terminate or amend the Plan earlier at any time. However, the Board will not amend the Plan without shareholder approval if shareholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements.

Except in connection with a corporate transaction, including a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, the terms of outstanding grants may not be amended to reduce the exercise price of outstanding options or the base amount of outstanding stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original options or stock appreciation rights without shareholder approval.

The Plan must be reapproved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the “qualified performance-based compensation” provisions of the Plan (as described above under “Qualified Performance-Based Compensation”) if additional grants are to be made as “qualified performance-based compensation” and if required by section 162(m) of the Internal Revenue Code.

Company Policies.    All grants made under the Plan will be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

Federal Income Tax Consequences

The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

Nonqualified Stock Options.  A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units and Performance Units.    A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the stock paid to the participant. We generally will be entitled to a business expense deduction in the same amount.

Stock Awards.  A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights, Dividend Equivalents and Other Stock-Based Awards.  A participant will recognize ordinary income when stock appreciation rights are exercised and when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. We generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Cash Awards.  A participant will recognize ordinary income when a cash award is paid to the participant equal to the amount of the cash paid. We generally will be entitled to a business expense deduction in the same amount.

Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and therefore remains fully deductible by the company that pays it. Stock options, stock appreciation rights and grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will generally not be subject to the section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.

Tax Withholding.  We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to the grants. We may withhold from other amounts payable to the Participant an amount necessary to satisfy these obligations. The committee has the authority to require a participant to satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities. The committee may allow participants to elect to have such share withholding applied to particular grants.

Market Price of Shares

The closing price of our stock, as reported on the New York Stock Exchange Composite Tape on November 28, 2012, was $32.92.

Grants Not Determinable

The grants to be made under the Plan are discretionary, so it is not possible at this time to determine the amounts that will be granted under the Plan to particular participants in the future.

Vote Required

To be adopted, this proposal must be approved by the affirmative vote of a majority of the votes cast.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR this proposal.

Equity Compensation Table

The following table sets forth information as of the end of Fiscal 2012 with respect to compensation plans under which our equity securities are authorized for issuance. The table does not include information about the proposed UGI Corporation 2013 Omnibus Incentive Compensation Plan, which is not yet in effect.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	8,036,772	(1)	$26.66		1,436,672

	885,338	(2)	$0

Equity compensation plans not approved by security holders	21,000	(3)	$12.64		0

Total	8,943,110		$26.62	(4)	1,436,672

(1)	Represents 8,036,772 stock options under the 2000 Directors’ Stock Incentive Plan and the UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006.
(2)	Represents 885,338 phantom share units under the UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006.
(3)	Column (a) represents 21,000 stock options under the 2002 Non-Qualified Stock Option Plan. Under the 2002 Non-Qualified Stock Option Plan, the option exercise price is not less than 100% of the fair market value of the Company’s common stock on the date of grant. Generally, options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. All options are non-transferable and generally exercisable only while the holder is employed by the Company or an affiliate, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalization, stock splits, mergers and other similar corporate transactions affecting the Company’s common stock.
(4)	Weighted-average exercise price of outstanding options; excludes phantom share units.

ITEM 4 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report on the consolidated financial statements of the Company for Fiscal 2013 and recommends that shareholders ratify the appointment. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR this proposal.

ITEM 5 — OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

APPENDIX A

UGI CORPORATION

2013 OMNIBUS INCENTIVE COMPENSATION PLAN

Effective as of January 24, 2013

UGI CORPORATION

2013 OMNIBUS INCENTIVE COMPENSATION PLAN

Effective as of January 24, 2013

1.	Purpose

The purpose of the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the “Plan”) is to provide (i) designated employees of UGI Corporation (“UGI”) and its subsidiaries, and (ii) non-employee members of the board of directors of UGI with the opportunity to receive grants of stock options, stock units, performance units, stock awards, stock appreciation rights, dividend equivalents, other stock-based awards and cash awards. UGI believes that by providing equity based and cash based incentive compensation, the Plan will encourage the participants to contribute materially to the growth of UGI, thereby benefiting UGI’s shareholders, and will more closely align the economic interests of the participants with those of the shareholders.

The Plan was adopted by the Board, subject to shareholder approval of the Plan.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)        “Base Amount” means the base amount for a Stock Appreciation Right, as described in Section 11.

(b)        “Board” means UGI’s Board of Directors as constituted from time to time.

(c)        “Cash Award” means awards to be settled in cash as described in Section 14.

(d)        “Certificate” means a certificate, or electronic book entry equivalent, for a share of Stock.

(e)        “Change of Control” means a change of control of UGI as described on the attached Exhibit A, or as modified by the Board from time to time. The Committee may provide for a more limited definition of “Change of Control” in a Grant Letter if necessary or appropriate to comply with the requirements of Section 409A of the Code.

(f)        “Code” means the Internal Revenue Code of 1986, as amended.

(g)        “Committee” means (i) with respect to Grants to Employees, the Compensation and Management Development Committee of the Board or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate.

(h)        “Company” means UGI and any Subsidiary.

(i)        “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

(j)        “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by UGI on its Stock.

(k)        “Employee” means an employee of the Company (including an officer or director who is also an employee). For purposes of the Plan, the term “Employee” shall also include a chief executive officer or other officer or person who performs management and policymaking functions with respect to a Subsidiary of UGI located outside the United States. In no event shall any of the following persons be considered an Employee for purposes of the Plan: (i) independent contractors, (ii) persons performing services pursuant to an arrangement with a third party leasing organization or (iii) any person whom the Company determines, in its sole discretion, is not a common law employee, whether or not any such person is later determined to have been a common law employee of the Company.

(l)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)        “Fair Market Value” of Stock means, unless the Committee determines otherwise with respect to a particular Grant, the last reported sale price of a share of Stock on the New York Stock Exchange during regular trading hours on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a broker-assisted exercise pursuant to Section 7(f), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.

(n)        “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, Stock Appreciation Right, Dividend Equivalent, Other Stock-Based Award or Cash Award granted under the Plan.

(o)        “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p)        “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(q)        “Option” means an option to purchase shares of Stock, as described in Section 7.

(r)        “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(s)        “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12 of the Plan) as described in Section 13.

(t)        “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(u)        “Performance Unit” means an award of a phantom unit representing a share of Stock, as described in Section 9.

(v)        “Plan” means this 2013 Omnibus Incentive Compensation Plan, as in effect from time to time.

(w)        “Stock” means the common stock of UGI or such other securities of UGI as may be substituted for Stock pursuant to Section 5(e) or Section 18.

(x)        “Stock Appreciation Right” means a stock appreciation right with respect to a share of Stock as described in Section 11.

(y)        “Stock Award” means an award of Stock as described in Section 10.

(z)        “Stock Unit” means an award of a phantom unit representing a share of Stock, as described in Section 8.

(aa)      “Subsidiary” means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned, directly or indirectly, by UGI.

(bb)      “Target Amount” means a target number of shares of Stock to be issued based on achievement of the performance goals and satisfaction of all conditions for payment of Performance Units at the 100% level.

(cc)      “UGI” means UGI Corporation, a Pennsylvania corporation or any successor thereto.

3.	Administration

(a)        Committee.  The Plan shall be administered and interpreted by the Compensation and Management Development Committee of the Board or its successor with respect to grants to Employees. The Compensation and Management Development Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, and (iii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Stock is at the time primarily traded. The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility, with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant. Ministerial functions may be performed by Company employees as appropriate.

(b)        Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 20 below, and (v) deal with any other matters arising under the Plan.

(c)        Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a)        Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Performance Units as described in Section 9, Stock Awards as described in Section 10, Stock Appreciation Rights as described in Section 11, Dividend Equivalents as described in Section 12, Other Stock-Based Awards as described in Section 13 and Cash Awards as described in Section 14. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Letter.

(b)        All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(c)        The Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5.	Shares Subject to the Plan

(a)        Shares Authorized.  The total aggregate number of shares of Stock that may be issued under the Plan is 14,500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock for purposes of the Plan. Shares of Stock will be issued under this Plan with respect to Dividend Equivalents that are credited after the effective date of this Plan on Stock Units or Performance Units granted under the 2004 Plan before January 24, 2013.

(b)        Share Counting.  The number of shares of Stock reserved for Grants under this Plan shall be reduced on a one-for-one basis for each share of Stock subject to an Option or Stock Appreciation Right and shall be reduced by a fixed ratio of 4.67 shares of Stock for each share of Stock subject to a Stock Unit, Performance Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve, and count against the share limit, shares equal to the maximum number of shares that may be issued under the Grant. If and to the extent Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Performance Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are exercised, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the Stock Appreciation Rights and without regard to any cash settlement of the Stock Appreciation Rights. To the extent that other Grants are designated in the Grant Letter to be paid in cash, and not in shares of Stock, such Grants shall not count against the share limits in subsection (a). The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Stock with respect to which Grants may be granted to any Participant under the Plan. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c)        Individual Limits.  All Grants under the Plan, other than Cash Awards and Dividend Equivalents, shall be expressed in shares of Stock. The individual share limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or cash. All cash payments (other than with respect to Cash Awards and Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates. The maximum aggregate number of shares of Stock with respect to which all Grants may be made under the Plan to any individual Employee during any calendar year shall be 1,500,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Stock with respect to which Options and Stock Appreciation Rights may be granted under the Plan to any individual Employee during any calendar year shall be 1,000,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Stock with respect to which Stock Units, Performance Units, Stock Awards and Other Stock-Based Awards may be made under the Plan to any individual Employee during any calendar year shall be 1,000,000 shares, subject to adjustment as described below. An Employee may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The maximum amount that may be paid to an Employee under a Cash Award for each 12 months in a performance period shall be $5,000,000.

(d)        Adjustments.  If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares to be issued or issuable under the Plan, and the price per share or the applicable market value of such Grants shall be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, than any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Grants shall be consistent with Sections 409A and 162(m) of the Code, to the extent applicable. The adjustments of Grants under this Section 5(d) shall include adjustment of shares, Option Price, Base Amount, performance goals or other terms and conditions, as the Committee deems appropriate. Any adjustments determined by the Committee shall be final, binding and conclusive.

(e)        Acquisitions.  In connection with the acquisition of any business by the Company or its affiliates, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Grants under the Plan upon such terms and conditions as the Committee deems appropriate, which may include terms, including Option Price and Base Amount, different from those described herein. Such substitute Grants shall not reduce the Plan’s share reserve as described above in Section 5(a), consistent with applicable stock exchange requirements, and shall not be limited by the individual limits in Section 5(c).

6.	Eligibility for Participation

(a)        Eligible Persons.  All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b)        Selection of Participants.  The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the terms of each Grant.

7.	Options

(a)        General Requirements.  The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. Dividend Equivalents may not be granted with respect to Options.

(b)        Number of Shares.  The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(c)        Type of Option, Price and Term.

(i)        The Committee may grant Options that are nonqualified stock options and are not considered incentive stock options under Section 422 of the Code.

(ii)        The Option Price of Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the Date of Grant.

(iii)        The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant.

(iv)        Notwithstanding any provision in the Plan or Grant Letter to the contrary, unless the Committee determines otherwise, if a vested Option would terminate at a time when trading in Stock is prohibited by law or by the Company’s insider trading policy, the vested Option may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the end of the term of the Option).

(d)        Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)        Termination of Employment or Service.  Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(f)        Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Option Price for the Option in any of the following methods, as permitted by the Committee with respect to the Option: (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iii) by “net exercise,” which is the surrender of shares for which the Option is exercisable to the Company in exchange for a distribution of shares of Company Stock equal to the amount by which the then Fair Market Value of the shares subject to the exercised Option exceeds the applicable Option Price, or (iv) by such other method as the Committee may approve. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Stock.

8.	Stock Units

(a)        General Requirements.  The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)        Vesting of Stock Units.  The Committee shall establish the vesting conditions for Stock Units. If neither the grant nor the vesting of Stock Units is subject to performance conditions, the Stock Units shall vest over a period of not less than three (3) years and if the grant or vesting of Stock Units is subject to performance conditions, the Stock Units shall vest over a period of not less than one (1) year; provided that the Grant Letter may provide that (i) Stock Units may vest on an accelerated basis in the event of a Participant’s death, disability, retirement or involuntary termination without cause, or in the event of a Change of Control, and (ii) up to five percent (5%) of the shares of Stock initially authorized for issuance under the Plan may be granted as Stock Units, Performance Units, Stock Awards and Other Stock-Based Awards free of the limitations on vesting set forth herein and in Sections 9(b) and 10(b) below.

(c)        Terms of Stock Units.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee consistent with Section 409A of the Code. The Committee may grant Dividend Equivalents with respect to Stock Units, subject to Section 12 below.

(d)        Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee in the Grant Letter. The Grant Letter shall specify the maximum number of shares that can be issued under the Stock Units.

(e)        Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Performance Units

(a)        General Requirements.  The Committee may grant Performance Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)        Vesting of Performance Units.  The Committee shall establish the vesting conditions for Performance Units. Performance Units shall vest over a period of not less than one (1) year; provided that the Grant Letter may provide that (i) Performance Units may vest on an accelerated basis in the event of a Participant’s death, disability, retirement or involuntary termination without cause, or in the event of a Change of Control, and (ii) up to five percent (5%) of the shares of Stock initially authorized for issuance under the Plan may be granted as Stock Units, Performance Units, Stock Awards and Other Stock-Based Awards free of the limitations on vesting set forth herein and in Sections 8(b) and 10(b).

(c)        Terms of Performance Units.  The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units, including the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee, consistent with Section 409A of the Code. The Committee may grant Dividend Equivalents with respect to Performance Units subject to Section 12 below.

(d)        Payment With Respect to Performance Units.  Payment with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee in the Grant Letter. The Committee shall establish a Target Amount for Performance Units in the Grant Letter. Unless the Committee determines otherwise, payment of Performance Units in excess of the Target Amount shall be made in cash.

(e)        Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Units after termination of the Participant’s employment or service, and the circumstances under which Performance Units may be forfeited.

10.	Stock Awards

(a)        General Requirements.  The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b)        Vesting of Stock Awards.  The Committee shall establish the vesting conditions for Stock Awards. If neither the grant nor the vesting of Stock Awards is subject to performance conditions, the Stock Awards shall vest over a period of not less than three (3) years and if the grant or vesting of Stock Awards is subject to performance conditions, the Stock Awards shall vest over a period of not less than one (1) year; provided that the Grant Letter may provide that (x) Stock Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement or involuntary termination without cause, or in the event of a Change of Control, and (y) up to five percent 5% of the shares of Stock initially authorized for issuance under the Plan may be granted as Stock Awards, Stock Units, Performance Units or Other Stock-Based Awards free of the limitations on vesting set forth herein and in Sections 8(b) and 9(b).

(c)        Number of Shares.  The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award and any restrictions applicable to such shares.

(d)        Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(e)        Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each Certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any Certificates for Stock Awards until all restrictions on such shares have lapsed.

(f)        Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period; provided that any right to receive dividends with respect to performance-based Stock Awards shall vest only if and to the extent that the underlying Stock Awards vest, as determined by the Committee.

11.	Stock Appreciation Rights

(a)        General Requirements.  The Committee may grant Stock Appreciation Rights to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option) upon such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may not be granted with respect to Stock Appreciation Rights.

(b)        Number of Shares, Term and Base Amount.  The Committee shall establish the number of shares, the term and the Base Amount of the Stock Appreciation Right at the time the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the Date of Grant. The Base Amount of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the Date of Grant of the Stock Appreciation Right.

(c)        Exercisability.  Stock Appreciation Rights shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Stock Appreciation Rights at any time for any reason. A tandem Stock Appreciation Right shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)        Termination of Employment or Service.  Except as provided in the Grant Letter, a Stock Appreciation Right may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise a Stock Appreciation Right after termination of employment or service.

(e)        Exercise of Stock Appreciation Rights.  When a Participant exercises a Stock Appreciation Right, the Participant shall receive in settlement of such Stock Appreciation Right an amount equal to the value of the Stock appreciation for the number of Stock Appreciation Rights exercised. The Stock appreciation is the amount by which the Fair Market Value of the underlying shares of Stock on the date of exercise of the Stock Appreciation Right exceeds the Base Amount of the Stock Appreciation Right as specified in the Grant Letter. The Stock appreciation amount shall be paid in shares of Company Stock, cash or any combination of the two, as the Committee shall determine in the Grant Letter. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right. Notwithstanding any provision in the Plan or Grant Letter to the contrary, unless the Committee determines otherwise, if a vested Stock Appreciation Right would terminate at a time when trading in Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Appreciation Right may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the end of the term of the Stock Appreciation Right).

12.	Dividend Equivalents.

(a)        General Requirements.  When the Committee grants Stock Units or Performance Units under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants under such terms and conditions as the Committee deems appropriate under this Section 12; provided that Dividend Equivalents with respect to Grants that are subject to performance conditions shall vest and be paid only if and to the extent the underlying Grants vest and are paid, as determined by the Committee. Dividend Equivalents may be paid to Participants currently or may be deferred, consistent with Section 409A of the Code, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Letter, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(b)        Payment with Respect to Dividend Equivalents.  Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee in the Grant Letter.

13.	Other Stock-Based Awards

The Committee may grant other awards that are based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Vesting of Other Stock-Based Awards shall be subject to the requirements described in Section 8(b). Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

14.	Cash Awards

The Committee may grant Cash Awards, which are awards that are to be settled solely in cash to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Cash Awards may be granted subject to achievement of performance goals or other conditions as the Committee deems appropriate.

15.	Qualified Performance-Based Compensation

(a)        Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards or Cash Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 15 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(b)        Performance Goals.  When Stock Units, Performance Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards or Cash Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, consistent with the limits of Section 5(d)(i) above, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)        Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, other operational targets, or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d)        Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e)        Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period expires. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.

(f)        Impact of Extraordinary Items or Changes in Accounting.  To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Section 162(m) of the Code, in setting the performance goals for “qualified performance-based compensation” within the period prescribed in subsection (d), the Committee may provide for adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.

(g)        Death, Disability or Other Circumstances.  The Committee may provide in the Grant Letter that Grants identified as “qualified performance-based compensation” shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

16.	Withholding of Taxes

(a)        Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)        Withholding of Shares.  The Committee may determine that the Company’s tax withholding obligation with respect to Grants paid in Stock shall be satisfied by having shares of Stock withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities, or the Committee may allow Participants to elect to have such share withholding applied to particular Grants.

17.	Transferability of Grants

Only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

18.	Consequences of a Change of Control

(a)        Assumption of Grants.  Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Grant Letter provides otherwise, or the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)        Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Stock Awards shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Performance Units, Dividend Equivalents, Other Stock-Based Awards or Cash Awards, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the Option Price or Base Amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Stock does not exceed the per share Option Price or Base Amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or Stock Appreciation Right.

(c)        Other Transactions.  The Committee may provide in a Grant Letter that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

19.	Requirements for Issuance of Shares

No Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and Certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Stock covered by a Grant until shares have been issued to the Participant.

20.	Amendment and Termination of the Plan

(a)        Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of UGI if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 21(d) below.

(b)        No Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Grants may not be amended to reduce the Option Price of outstanding Options or the Base Amount of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price or Base Amount, as applicable, that is less than the Option Price or Base Amount, as applicable, of the original Options or Stock Appreciation Rights without shareholder approval.

(c)        Shareholder Approval for “Qualified Performance-Based Compensation.”  If Stock Units, Performance Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards or Cash Awards are granted as “qualified performance-based compensation” under Section 15 above, the Plan must be reapproved by the UGI shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 15, if additional Grants are to be made under Section 15 and if required by Section 162(m) of the Code or the regulations thereunder.

(d)        Termination of Plan.  The Plan shall terminate on January 23, 2023, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant, nor shall it adversely affect outstanding Grants.

21.	Miscellaneous

(a)        Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b)        Reduction of Responsibilities.  The Committee shall have discretion to adjust an Employee’s outstanding Grants if the Employee’s authority, duties or responsibilities are significantly reduced.

(c)        Company Policies.  All Grants made under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(d)        Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Grants made under Section 15 of the Plan comply with the applicable provisions of Section 162(m) of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(e)        Section 409A.  The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a Grant is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with

Section 409A of the Code. Any Grant granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

(f)        Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(g)        Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)        Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(i)        No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)        Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(k)        Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Exhibit A

UGI CORPORATION

2013 OMNIBUS INCENTIVE COMPENSATION PLAN

EFFECTIVE AS OF JANUARY 24, 2013

For purposes of the Plan, the term “Change of Control,” and other defined terms used in the definition of “Change of Control,” shall have the following meanings:

1.        “Change of Control” shall mean:

(i)        Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or

(ii)        Individuals who, as of the beginning of any 24-month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii)        Consummation by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or

(iv)        Consummation of (a) a complete liquidation or dissolution of UGI or (b) a sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition.

2.        “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

3.        A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 3 shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

4.        “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

5.        “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

DIRECTIONS TO THE DESMOND HOTEL AND CONFERENCE CENTER

Directions from Philadelphia.  Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from South Jersey.  Take I-95 South to Route 322 West. Take 322 West to Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. At the end of the ramp, turn right onto Matthews Road. Turn right at the next light onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from Philadelphia Airport.  Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Wilmington and Points South (Delaware and Maryland).  Take I-95 North to Route 202 North to the Great Valley/Route 29 North Exit. At the end of the ramp, turn right onto Matthews Road. Turn right at the next light onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from New York and Points North.  Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Harrisburg and Points West.  Take the Pennsylvania Turnpike East to Exit 326, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

B-1

. MMMMMMMMMMMM MMMMMMMMM IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Standard Time, on January 24, 2013. Vote by Internet • Go to www.envisionreports.com/UGI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED OVER THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends that you vote FOR Numbers 1, 2, 3, and 4. 1. Election of Directors: 01—L.R. Greenberg 02—M.O. Schlanger 03—A. Pol 04—E.E. Jones 05—J.L. Walsh 06—R.B. Vincent 07—M.S. Puccio 08—R.W. Gochnauer 09—F.S. Hermance + Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 08 09 For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. Proposal to approve resolution on executive compensation. 3. Proposal to approve 2013 Omnibus Incentive Compensation Plan. For Against Abstain 4. Ratification of Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 1477281 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + 01JGDA

. q IF YOU HAVE NOT VOTED OVER THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — UGI CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UGI CORPORATION The undersigned hereby appoints Marvin O. Schlanger, Lon R. Greenberg and Stephen D. Ban, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of UGI Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held January 24, 2013 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. For the participants in the UGI Utilities, Inc. Savings Plan, AmeriGas Propane, Inc. Savings Plan, and the UGI HVAC Enterprises, Inc. Savings Plan (together, the “Plans”), this Proxy Card will constitute voting instructions to the Trustee under the Plans, as indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the Meeting. The Trustee will keep my vote completely confidential. If the Trustee does not receive my executed Proxy by January 18, 2013, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy. (Continued, and to be marked, dated and signed, on the other side)

. . NNNNNNNNNNNN + C 1234567890 NNNNNNNNN IMPORTANT ANNUAL MEETING INFORMATION 000004 NNNNNN ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/UGI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Notice of Annual Meeting of Shareholders 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the UGI Corporation Shareholder Meeting to be Held on January 24, 2013 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/UGI Easy Online Access — A Convenient Way to View Proxy Materials and Vote : When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/UGI to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 14, 2013 to facilitate timely delivery. 1477283 + 01JGFD

. . Shareholder Meeting Notice UGI Corporation’s Annual Meeting of Shareholders will be held on January 24, 2013 at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania 19355, at 10:00 a.m. Eastern Standard Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR Numbers 1, 2, 3, and 4. 1. Election of Directors: 01—L.R. Greenberg 02—M.O. Schlanger 03 -A. Pol 04—E.E. Jones 05—J.L. Walsh 06—R.B. Vincent 07—M.S. Puccio 08—R.W. Gochnauer 09—F.S. Hermance 2. Proposal to approve resolution on executive compensation. 3. Proposal to approve 2013 Omnibus Incentive Compensation Plan. 4. Ratification of Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. DIRECTIONS TO THE DESMOND HOTEL AND CONFERENCE CENTER Directions from Philadelphia. Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right. Directions from South Jersey. Take I-95 South to Route 322 West. Take 322 West to Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. At the end of the ramp, turn right onto Matthews Road. Turn right at the next light onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The Desmond will be on the left. Directions from Philadelphia Airport. Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right. Directions from Wilmington and Points South (Delaware and Maryland). Take I-95 North to Route 202 North to the Great Valley/Route 29 North Exit. At the end of the ramp, turn right onto Matthews Road. Turn right at the next light onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The Desmond will be on the left. Directions from New York and Points North. Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right. Directions from Harrisburg and Points West. Take the Pennsylvania Turnpike East to Exit 326, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted using the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted over the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/UGI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send an email to investorvote@computershare.com with “Proxy Materials UGI Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials should be made by January 14, 2013. 01JGFD